As filed with the Securities and Exchange Commission on January 8, 2020
Registration No. 333-235656

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ARMATA PHARMACEUTICALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Washington	2836	91-1549568
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
4503 Glencoe Avenue
Marina del Rey, California 90292
(310) 665-2928
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Todd R. Patrick
Chief Executive Officer
Armata Pharmaceuticals, Inc.
4503 Glencoe Avenue
Marina del Rey, California 90292
(310) 665-2928
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Faith L. Charles, Esq. Jennifer A. Val, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, New York 10017-4611 (212) 344-5680	Ivan K. Blumenthal, Esq. Daniel Bagliebter, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center, 666 Third Avenue New York, NY 10017 (212) 935-3000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(4)
Common stock, $0.01 par value per share	$15,012,000(3)	$1,949
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, calculated on the basis of the last reported sale price of the registrant’s common stock on the NYSE American exchange on January 7, 2020.

(3)
Includes the offering price of additional securities that the underwriter has an option to purchase.

(4)
A registration fee of  $3,731.75 was previously paid in connection with the initial filing of this Registration Statement on December 20, 2019.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUSSUBJECT TO COMPLETION, DATED JANUARY 8, 2020
5,400,000 Shares of Common Stock
We are offering 5,400,000 shares of our common stock. Our common stock is listed on the NYSE American exchange under the symbol “ARMP.” On January 7, 2020, the last reported sale price of our common stock on the NYSE American exchange was $2.78 per share. The actual public offering price per share of common stock will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
In addition, we have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional 810,000 shares of our common stock to cover over-allotments, if any.
Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or delivery of accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The delivery of the shares of common stock to purchasers is expected to be made on or about           , 2020.
Sole Book-Running Manager
Ladenburg Thalmann
Co-Managers
Maxim Group LLC	Arcadia Securities
The date of this prospectus is            , 2020.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.
In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained these statistical, market, and other industry data and forecasts from publicly available information.
This prospectus contains references to our trademarks and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
i

Unless the context requires otherwise, references in this prospectus to “Armata,” “we,” “us”, “our”, the “Registrant” and the “Company” refer to Armata Pharmaceuticals, Inc. (formerly known as AmpliPhi Biosciences Corporation), together with its wholly-owned subsidiaries.
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included elsewhere in this prospectus and the information set forth under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Company
We are a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using our proprietary bacteriophage-based technology. Bacteriophages or “phages” have a powerful and highly differentiated mechanism of action that enables binding to and killing specific bacteria, in contrast to traditional broad-spectrum antibiotics. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current standard of care therapies, including the so-called multidrug-resistant or “superbug” strains of bacteria. We are a leading developer of phage therapeutics, which are uniquely positioned to address the growing worldwide threat of antibiotic-resistant bacterial infections.
We are combining our proprietary approach and expertise in identifying, characterizing and developing both naturally-occurring and engineered (synthetic) bacteriophages with our proprietary phage-specific Good Manufacturing Practice compliance (“cGMP”) manufacturing capabilities to advance a broad pipeline of high-quality bacteriophage product candidates. We believe that synthetic phage, engineered using advances in sequencing and synthetic biology techniques, represent a promising means to advance phage therapy, including phage-based diagnostics and improving upon the ability of natural phage to treat bacterial infections, especially those that have developed resistance to current antibiotic therapies, including the multidrug-resistant or “superbug” bacterial pathogens. Our phage product candidates aim to address areas of significant unmet clinical need, by targeting key antibiotic-resistant bacteria including those on the World Health Organization’s global priority pathogens list.
We are developing and advancing our second generation phage product candidate for Pseudomonas aeruginosa (“P. aeruginosa”), known as AP-PA02. We anticipate initiating a Phase 1b/2, multi-center, double-blind, randomized, placebo-controlled, single and multiple ascending dose study to evaluate the safety, tolerability, and preliminary efficacy of AP-PA02 in subjects with cystic fibrosis (“CF”) and chronic pulmonary P. aeruginosa infection in the first half of 2020.
We are also developing a second generation phage product candidate for Staphylococcus aureus (“S. aureus”), known as AP-SA02, for the treatment of S. aureus bacteremia. We intend to file an IND Application with the FDA to initiate a Phase 1/2, multi-center, randomized, double-blind, placebo-controlled dose escalation study that will assess the safety, tolerability, and efficacy of AP-SA02 in the second half of 2020.
In partnership with Merck & Co., known as Merck Sharp & Dohme outside of the United States and Canada (“Merck”), we are developing proprietary synthetic phage candidates to target undisclosed infectious disease agents. Our proprietary phage engineering platform serves to enhance the clinical and commercial prospects of phage therapy. These attributes include expanded host range, improved potency which is a fundamental drug property that can translate into improved clinical efficacy, and importantly, biofilm disruption, which is a critical aspect of serious infections that needs to be addressed.
In addition to our more advanced pipeline programs, we have phage discovery efforts underway to target other major pathogens of infectious disease (including the ESKAPE pathogens: Enterococcus faecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, and Enterobacter species) and preventable infectious disease of the microbiome.
We are committed to conducting formal randomized clinical trials required for FDA approval in order to move toward commercialization of alternatives to traditional antibiotics and provide a potential method of treating patients suffering from drug-resistant bacterial infections.

Pipeline
The following chart summarizes the status of our phage product candidate development programs:
Corporate History and Reorganization
We are a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using our proprietary bacteriophage-based technology. We were created as a result of a business combination between C3J Therapeutics, Inc. (“C3J”) and AmpliPhi Biosciences Corporation (“AmpliPhi”) that closed on May 9, 2019, where Ceres Merger Sub, Inc., a wholly owned subsidiary of AmpliPhi, merged with and into C3J (the “Merger”), with C3J surviving the Merger as a wholly owned subsidiary of AmpliPhi.
Immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc. Armata’s common stock is traded on the NYSE American exchange under the ticker symbol “ARMP.”
C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.
Our principal executive offices are located at 4503 Glencoe Avenue, Marina del Rey, CA 90292, and our telephone number is (310) 665-2928. Our website address is www.armatapharma.com.
Risks Associated with Our Business and this Offering
Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:
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There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.

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We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

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Our product candidates must undergo rigorous clinical testing. Such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.

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We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.

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If our competitors are able to develop and market products that are more effective, safer or more affordable than ours are, or obtain marketing approval before we do, our commercial opportunities may be limited.

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We may not be able to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials.

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We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

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If you purchase our securities in this offering, you may incur dilution.

•
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

The Offering
Common stock offered by us in this offering
5,400,000 shares of common stock.
Public offering price
$2.78 per share, based upon the last reported sale price on the NYSE American exchange on January 7, 2020.
Option to purchase additional shares
The underwriter has a 30-day option to purchase up to an additional 810,000 shares of our common stock from us at the public offering price less underwriting discounts and commissions.
Common stock to be outstanding after this offering
15,334,299 shares of common stock (or 16,144,299 shares of common stock if the underwriter exercises in full its option to purchase additional shares of common stock).
Use of proceeds
We intend to use the net proceeds from this offering for manufacturing expenses, research and development expenses including clinical development of our second-generation Pseudomonas product, AP-PA02, for the treatment of cystic fibrosis patients with Pseudomonas lung infections, and general corporate purposes. See “Use of Proceeds.”
Risk factors
You should read the “Risk Factors” section of this prospectus beginning on page 5 for a discussion of certain factors to consider carefully before deciding to purchase our securities in this offering.
NYSE American symbol
Our common stock is traded on the NYSE American exchange under the ticker symbol “ARMP.”
The number of shares of our common stock to be outstanding after this offering is based on 9,934,299 shares of common stock outstanding as of September 30, 2019 and assumes the sale and issuance by us of 15,334,299 shares of common stock, and excludes:
•
1,311,496 shares of common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of  $8.32 per share;

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38,974 shares of common stock reserved for future grant under our 2016 Equity Incentive Plan, as amended (the “2016 Plan”);

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5,462 shares of common stock reserved for future issuance under our 2016 Employee Stock Purchase Plan, as amended (the “ESPP”); and

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1,854,262 shares of common stock issuable upon the exercise of outstanding warrants having a weighted-average exercise price of  $14.74 per share.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise by the underwriter of its option to purchase additional shares. In addition, unless the context otherwise requires, all share numbers have been adjusted to account for a reverse split of Armata’s common stock at a ratio of 1-for-14, effective immediately prior to the consummation of the Merger, and the exchange of C3J common stock for Armata common stock in connection with the Merger.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus. The risks described below are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to Our Financial Condition and Need for Additional Capital
There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.
Without the proceeds from this offering, our history of recurring losses and anticipated expenditures for clinical development raises substantial doubt about our ability to continue as a going concern. In addition, the audited financial statements and accompanying notes thereto as of and for the year ended December 31, 2018 included in this prospectus contain disclosures and an opinion from our independent registered public accounting firm stating that our recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements as of December 31, 2017, December 31, 2018 and September 30, 2019 were prepared under the assumption that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. At September 30, 2019, we had cash and cash equivalents of  $8.7 million, and we have had recurring losses from operations and negative operating cash flows since inception.
Even if this offering is successful, we will need to raise additional capital to support our future operations and product development activities beyond those planned with the use of proceeds from this offering. In the near term, we expect to continue to fund our operations, if at all, primarily through equity and debt financings. In the future, we may also seek funds through arrangements with collaborators, grant agencies or others that may require us to relinquish rights to the product candidates that we might otherwise seek to develop or commercialize independently. If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our development programs or other operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, enter into arrangements that may require us to relinquish rights to certain of our product candidates, technologies or potential markets, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations.
While we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to fund our planned operations through the fourth quarter of 2020, we cannot provide assurances that our estimates are accurate, that our plans will not change or that changed circumstances will not result in the depletion of our capital resources more rapidly than we currently anticipate. Developing drugs and conducting clinical trials is expensive. Our future funding requirements will depend on many factors, including:
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the costs and timing of our research and development activities;

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the progress and cost of our clinical trials and other research and development activities;

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manufacturing costs associated with our targeted phage therapies strategy and other research and development activities;

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the terms and timing of any collaborative, licensing, acquisition or other arrangements that we may establish;

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the terms and timing of any non-dilutive grant funding that we may obtain;

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whether and when we receive future Australian tax rebates, if any;

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the costs and timing of seeking regulatory approvals;

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the costs of filing, prosecuting, defending and enforcing any patent applications, claims, patents and other intellectual property rights; and

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the costs of lawsuits involving us or our product candidates.

In addition, raising additional capital through the sale of securities could cause significant dilution to our stockholders. Any additional fundraising efforts may divert our management from their day to day activities, which may adversely affect our ability to develop and commercialize our product candidates. Our ability to raise additional funds will depend, in part, on the success of our product development activities, including our targeted phage therapies strategy and any clinical trials we initiate, regulatory events, our ability to identify and enter into in-licensing or other strategic arrangements, and other events or conditions that may affect our value or prospects, as well as factors related to financial, economic and market conditions, many of which are beyond our control. There can be no assurances that sufficient funds will be available to us when required or on acceptable terms, if at all.
We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.
As of September 30, 2019, our accumulated deficit was $153.0 million and we expect to incur losses for the foreseeable future. We have devoted, and will continue to devote for the foreseeable future, substantially all of our resources to the research and development of our product candidates. For the years ended December 31, 2018 and 2017, we had losses from operations of  $17.7 million and $15.5 million, respectively. Additional information regarding our results of operations may be found in our consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.
Clinical trials and activities associated with discovery research are costly. We do not expect to generate any revenue from the commercial sales of our product candidates in the near term, and we expect to continue to have significant losses for the foreseeable future.
We have never generated any revenue from product sales and may never be profitable.
Our ability to generate meaningful revenue and achieve profitability depends on successfully completing the development of, and obtaining the regulatory approvals necessary to, commercialize our product candidates. If any of our product candidates fail in clinical trials or if any of our product candidates do not gain regulatory approval, or if any of our product candidates, if approved, fail to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our ability to generate future revenues from product sales depends heavily on our success in:
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completing research and preclinical and clinical development of our product candidates;

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seeking and obtaining regulatory and marketing approvals for product candidates for which we complete clinical trials;

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developing a sustainable, scalable, reproducible, and transferable manufacturing process for our product candidates;

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launching and commercializing product candidates for which we obtain regulatory and marketing approval, either by establishing a sales force, marketing and distribution infrastructure, or by collaborating with a partner;

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obtaining market acceptance of any approved products;

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addressing any competing technological and market developments;

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implementing additional internal systems and infrastructure, as needed;

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identifying and validating new product candidates;

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negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

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maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

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attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product. Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency (“EMA”), or other foreign regulatory authorities to perform clinical trials and other studies in addition to those that we currently anticipate. Even if we are able to generate revenues from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.
The 2017 comprehensive tax reform bill could adversely affect our business and financial condition.
On December 22, 2017, President Trump signed into law new legislation that significantly revises the Internal Revenue Code of 1986, as amended. The newly enacted federal income tax law, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions). Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law is uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax law.
Taxing authorities could reallocate our taxable income among our subsidiaries, which could increase our overall tax liability.
We are organized in the United States, and we currently have subsidiaries in the United Kingdom and Australia. If we succeed in growing our business, we expect to conduct increased operations through our subsidiaries in various tax jurisdictions pursuant to transfer pricing arrangements between us and our subsidiaries. If two or more affiliated companies are located in different countries, the tax laws or regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arm’s length and that appropriate documentation is maintained to support the transfer prices. While we believe that we operate in compliance with applicable transfer pricing laws and intend to continue to do so, our transfer pricing procedures are not binding on applicable tax authorities.
If tax authorities in any of these countries were to successfully challenge our transfer prices as not reflecting arm’s length transactions, they could require us to adjust our transfer prices and thereby reallocate our income to reflect these revised transfer prices, which could result in a higher tax liability to us. In addition, if the country from which the income is reallocated does not agree with the reallocation, both countries could tax the same income, resulting in double taxation. If tax authorities were to allocate income to a higher tax jurisdiction, subject our income to double taxation or assess interest and penalties, it would increase our consolidated tax liability, which could adversely affect our financial condition, results of operations and cash flows.
Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.
As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act and the rules of the NYSE American exchange. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and place strain on our personnel, systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently.
We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud.
In accordance with NYSE American exchange rules, we are required to maintain a majority independent board of directors. The various rules and regulations applicable to public companies make it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified officers and directors will be significantly curtailed.
If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired and our public reporting may be unreliable.
We are required to maintain internal control over financial reporting adequate to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. We do not expect that our internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. Material weaknesses in our internal controls have been identified in the past, and we cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future.
If we are unable to maintain effective controls and procedures, or identify any future material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports and we may experience a loss of public confidence, which could have an adverse effect on our business, financial condition and the market price of our common stock.
Risks Related to Our Business
We have limited operating history, have incurred significant operating losses since inception and expect to incur significant operating losses for the foreseeable future. We may never become profitable or, if achieved, be able to sustain profitability.
To date, we have funded our operations primarily through private placement offerings of equity securities. As of September 30, 2019, we had cash and cash equivalents of  $8.7 million. We have incurred significant operating losses since our inception and expect to incur significant losses for the foreseeable future as we continue our development programs for our product candidates.

We currently generate no revenue from product sales and may never be able to commercialize our product candidates, or other future product candidates. We do not currently have the required approvals to market our product candidates and we may never receive them. We may not be profitable even if we or any of our future development partners succeed in commercializing any of our product candidates. Because of the numerous risks and uncertainties associated with developing and commercializing our product candidates, we are unable to predict the extent of any future losses or when we will become profitable, if at all.
Our single-patient expanded access and clinical development strategy may not be successful, which in turn could adversely affect our business.
In the past, our targeted phage therapies strategy involved providing phage therapy under single-patient expanded access guidelines to patients outside of clinical trials with antibiotic-resistant infections who have few or no other therapeutic options. While we do not currently plan to continue this program, this program was and is subject to numerous risks and uncertainties, including the following:
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We have not established a cost reimbursement structure or otherwise entered into an arrangement that would at least offset our manufacturing costs for our phage therapies that may be administered to patients under single-patient expanded access guidelines. Increasing demand for our phage therapies in single-patient expanded access cases could result in significant costs to us.

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Responding to single-patient expanded access requests could divert attention of our personnel and use manufacturing resources that could otherwise be deployed in other development program activities.

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Single-patient expanded access treatment data may not establish proof-of-concept, and the FDA or other regulatory authorities may not accept single-patient expanded access data as sufficient clinical validation in support of our regulatory approval efforts, which could materially delay and increase the costs of our product development and commercialization activities.

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Patient access to phage therapy has been provided on an individual basis where physicians will make an application or post-treatment notification to the applicable regulatory authorities on a patient-by-patient basis. This can impose a significant administrative burden on participating physicians, who may be resistant to navigating a process with which they are unfamiliar. We may be unable to identify in a timely manner a sufficient number of patients who are eligible for expanded access emergency treatment and we may be unable to identify in a timely manner a sufficient number of physicians who are interested in providing experimental therapy to such patients, which may limit our ability to provide bacteriophage therapeutics under our expanded access program and to collect data from such cases.

In September 2018, we received the official minutes from our August 2018 Type B pre-IND meeting with the FDA regarding our AP-SA01 bacteriophage therapy product candidate. The FDA expressed general agreement with our proposed clinical trial designs and, based on the current FDA feedback, no additional clinical or nonclinical data are required to proceed with two proposed randomized clinical trials of the product candidates discussed at the meeting. The first such clinical trial would be a Phase 1/2 randomized, controlled clinical trial to evaluate the safety and efficacy of AP-SA01, administered intravenously with the best available antibiotic therapy, compared to placebo plus best available antibiotic therapy, in approximately 100 patients with S. aureus bacteremia. The second such clinical trial would be a Phase 1/2 randomized, controlled clinical trial to evaluate the safety and efficacy of AP-SA01, administered by intra-articular injection and then intravenously with the best available antibiotic therapy, compared to placebo plus the best available antibiotic therapy, in approximately 100 patients with a hip or knee prosthetic joint infection due to S. aureus bacteremia as an adjunct to surgical treatment. At this time, we are not certain if we will conduct either study as originally proposed with AP-SA01 as we have developed what we believe to be an improved product, AP-SA02. We are actively seeking and intend to continue to seek non-dilutive financing and explore other opportunities to conduct at least the bacteremia study with AP-SA02. However, there can be no assurance that such non-dilutive financing or other opportunities will be available to us on a timely basis, on favorable terms, or at all. We may also choose to conduct one or more smaller-scale clinical trials of similar design as an alternative to conducting the approximately

100 patient clinical trials described above in an effort to reduce clinical trial expenditures. It is possible that results from such smaller-scale clinical trials may not be viewed by the FDA or other regulatory agencies as sufficient for the advancement of AP-SA01 or AP-SA02 into Phase 2 trials, including potentially registrational Phase 2 trials, due to the smaller trial populations even if the trial results are otherwise positive, which in turn could result in the FDA or other regulatory agencies requiring us to conduct additional studies beyond those that would have been required if we had conducted trials of approximately 100 patients as proposed in our August 2018 Type B pre-IND meeting. Still further, while we believe the FDA will generally view substitution of phage product components, such as those contained in AP-SA02 compared to AP-SA01, to be of little to no regulatory consequence, we cannot be assured that is the position that will ultimately be taken or accepted by the FDA.
Results from preclinical studies and Phase 1 or 2 clinical trials of our product candidates or from single-patient expanded access treatments may not be predictive of the results of later stage clinical trials.
Preclinical studies, including studies of our product candidates in animal disease models, may not accurately predict the result of human clinical trials of those product candidates. In particular, promising animal studies suggesting the efficacy of prototype phage products in the treatment of bacterial infections, such as P. aeruginosa and S. aureus, may not predict the ability of these products to treat similar infections in humans. Despite promising data in our completed Phase 1 clinical trials, our phage technology may not be found to be efficacious in treating bacterial infections alone or in combination with other agents, when studied in later-stage clinical trials.
In addition, we have used our bacteriophage technology in the area of targeted medicine under single-patient expanded access guidelines, which permit the use of phage therapy outside of clinical trials, in the United States and Australia. Despite prior single-patient expanded access successes, no assurance can be given that we will have similar single-patient expanded access treatment successes in the future or that our “second generation” products, such as AP-PA02, which we believe is an improved product for Pseudomonas infections, will be as successful or more successful in patient testing than were the previous generation products. Single-patient expanded access is a term that is used to refer to the use of an investigational drug or therapy outside of a clinical trial to treat a patient with a serious or immediately life-threatening disease or condition who has no comparable or satisfactory alternative treatment options. Regulators often allow single-patient expanded access on a case-by-case basis for an individual patient or for defined groups of patients with similar treatment needs. In some countries, such as Australia, the treating physician can administer treatment under single-patient expanded access guidelines without pre-approval from the applicable regulatory authority.
To satisfy FDA or foreign regulatory approval standards for the commercial sale of our product candidates, we must demonstrate in adequate and controlled clinical trials that our product candidates are safe and effective. Success in early clinical trials, including Phase 1 and Phase 2 trials, or in our single-patient expanded access program does not ensure that later clinical trials will be successful. Our initial results from early stage clinical trials or our single-patient expanded access program also may not be confirmed by later analysis or subsequent larger clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials and most product candidates that commence clinical trials are never approved for commercial sale.
We are seeking to develop antibacterial agents using bacteriophage and synthetic phage technology, a novel approach, which makes it difficult to predict the time and cost of development. No bacteriophage products have been approved in the United States or elsewhere.
We are developing our product candidates with bacteriophage and synthetic phage technology. We have not, nor to our knowledge has any other company, received regulatory approval from the FDA or equivalent foreign agencies for a pharmaceutical drug based on this approach. While in vitro studies have characterized the behavior of bacteriophages in cell cultures and there exists a body of literature regarding the use of phage therapy in humans, the safety and efficacy of phage therapy in humans has not been extensively studied in well-controlled modern clinical trials. Most of the prior research on phage-based therapy was conducted in the former Soviet Union prior to and immediately after World War II and lacked appropriate control group design or lacked control groups at all. Furthermore, the standard of care has changed substantially during the ensuing decades since those studies were performed, diminishing the relevance of prior claims of improved cure rates. We cannot be certain that our approach will lead to the development of approvable or marketable drugs.
Developing phage-based therapies on a commercial scale will also require developing new manufacturing processes and techniques. We and our third-party collaborators may experience delays in developing manufacturing capabilities for our product candidates, and may not be able to do so at the scale required to efficiently conduct the clinical trials required to obtain regulatory approval of our product candidates, or to manufacture commercial quantities of our products, if approved.
In addition, the FDA or other regulatory agencies may lack experience in evaluating the safety and efficacy of drugs based on these approaches, which could lengthen the regulatory review process, increase our development costs and delay or prevent commercialization of our product candidates.
Delays in our clinical trials could result in us not achieving anticipated developmental milestones when expected, increased costs and delays in our ability to obtain regulatory approval for and commercialization of our product candidates.
Delays in our ability to commence or enroll patients for our clinical trials could result in us not meeting anticipated clinical milestones and could materially impact our product development costs and delay regulatory approval of our product candidates. Planned clinical trials may not be commenced or completed on schedule, or at all.
Clinical trials can be delayed for a variety of reasons, including:
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delays in the development of manufacturing capabilities for our product candidates to enable their consistent production at clinical trial scale;

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failures in our internal manufacturing operations that result in our inability to consistently and timely produce bacteriophages in sufficient quantities to support our clinical trials;

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the availability of financial resources to commence and complete our planned clinical trials;

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delays in securing sufficient amounts of our product candidates;

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delays in reaching a consensus with clinical investigators on study design;

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delays in reaching a consensus with regulatory agencies on trial design or in obtaining regulatory approval to commence a trial;

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slower than expected patient recruitment for participation in clinical trials;

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failure by clinical trial sites, CROs, other third parties, or us to adhere to clinical trial agreements;

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delays in reaching agreement on acceptable clinical trial agreement terms with prospective sites or obtaining institutional review board approval;

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clinical trial sites may drop out of a clinical trial;

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suspension or termination of a clinical trial for various reasons, including a finding that the subjects are being exposed to unacceptable health risks;

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governmental or regulatory delays and changes in regulatory requirements, policy and guidelines; and

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adverse safety events experienced during our clinical trials.

If we do not successfully commence or complete our clinical trials on schedule, the price of our common stock may decline.
Completion of clinical trials depends, among other things, on our ability to enroll a sufficient number of patients, which is a function of many factors, including:
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the therapeutic endpoints chosen for evaluation;

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the eligibility criteria defined in the protocol;

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the perceived benefit of the product candidate under study;

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the size of the patient population required for analysis of the clinical trial’s therapeutic endpoints;

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our ability to recruit clinical trial investigators and sites with the appropriate competencies and experience;

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our ability to obtain and maintain patient consents; and

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competition for patients from clinical trials for other treatments.

We may experience difficulties in enrolling patients in our clinical trials, which could increase the costs or affect the timing or outcome of these clinical trials. This is particularly true with respect to diseases with relatively small patient populations.
Formulation of our product candidates may change in development.
The development of our bacteriophage product candidates requires that we isolate, select and combine a number of bacteriophages that target the desired bacteria for that product candidate. The selection of bacteriophages for any of our product candidates is based on a variety of factors, including without limitation the ability of the selected phages, in combination, to successfully kill the targeted bacteria, the degree of cross-reactivity of the individual phages with the same part of the bacterial targets, the ability of the combined phages to satisfy regulatory requirements, our ability to manufacture sufficient quantities of the phages, intellectual property rights of third parties, and other factors. While we have selected initial formulations of AP-PA02 and AP-SA02, there can be no assurance that these initial formulations will be the final formulations of AP-PA02 and AP-SA02 for commercialization if approved. If we are required for any reason to change the formulation of our product candidates during clinical development, then our product development timelines, and the regulatory approval of our product candidates, could be delayed.
Our product candidates must undergo rigorous clinical testing. Such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.
Before we can obtain regulatory approval for a product candidate, we must undertake extensive clinical testing in humans to demonstrate safety and efficacy to the satisfaction of the FDA or other regulatory agencies. Clinical trials of new drug candidates sufficient to obtain regulatory marketing approval are expensive and take years to complete.
We cannot be certain of successfully completing clinical testing within the time frame we have planned, or at all. We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent us from receiving regulatory approval or commercializing our product candidates, including the following:
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our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or preclinical testing or to abandon programs;

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the results obtained in earlier stage clinical testing may not be indicative of results in future clinical trials;

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the results may not meet the level of statistical significance required by the FDA or other regulatory agencies;

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we, or regulators, may suspend or terminate our clinical trials if the participating patients are being exposed to unacceptable health risks; and

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our product candidates may have unintended or undesirable effects on patients that may delay or preclude regulatory approval of our product candidates or limit their commercial use, if approved.

Our product candidates may have serious adverse, undesirable or unacceptable side effects that may delay or prevent marketing approval. If any such side effects are identified during the development of our product candidates or following any regulatory approval, we may need to abandon our development of such product candidates, any approved label may be limited, or we may be subject to other significant negative consequences following regulatory approval.
Although all of our product candidates will undergo safety testing to the extent possible and agreed with health authorities, not all adverse effects of drugs can be predicted or anticipated. Unforeseen side effects from any of our product candidates could arise either during clinical development or, if such side effects are more rare, after our product candidates have been approved by regulatory authorities and the approved product has been marketed, resulting in the exposure of additional patients. All of our product candidates are still in clinical or preclinical development. While our bacteriophage product candidates have to date exhibited negligible safety issues when administered to individual patients through our expanded access program, the results of future clinical trials may show that our product candidates cause undesirable or unacceptable side effects, which could interrupt, delay or halt clinical trials, and result in delay of, or failure to obtain, marketing approval from the FDA, the EMA and other regulatory authorities, or result in marketing approval from the FDA, the EMA and other regulatory authorities with restrictive label warnings or potential product liability claims.
If any of our product candidates receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by such products:
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regulatory authorities may require us to take our approved product off the market;

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regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;

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we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product;

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we may be subject to limitations on how we may promote the product;

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sales of the product may decrease significantly;

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we may be subject to litigation or product liability claims; and

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our reputation may suffer.

Any of these events could prevent us or our potential future collaborators from achieving or maintaining market acceptance of the affected product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of our products.
We must continue to develop manufacturing processes for our product candidates and any delay in or our inability to do so would result in delays in our clinical trials.
We are developing novel manufacturing processes for our product candidates at our facility in California. The manufacturing processes for our product candidates, and the scale up of such processes for clinical trials, is novel, and there can be no assurance that we will be able to complete this work in a timely manner, if at all. Any delay in the development or scale up of these manufacturing processes could delay the start of clinical trials and harm our business.
Once FDA approves any of our product candidates for commercialization, our manufacturing facility will be subject to ongoing periodic inspection by the FDA for compliance with U.S. regulations, including cGMPs. Compliance with these regulations and standards is complex and costly, and there can be no assurance that we will be able to comply. Any failure to comply with applicable regulations could result in sanctions being imposed (including fines, injunctions and civil penalties), failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecution.

We may conduct clinical trials for our products or product candidates outside the United States and the FDA may not accept data from such trials.
We completed an investigator-sponsored clinical trial of AP-SA01 at the University of Adelaide in Australia for CRS in December 2016. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of such study data by the FDA is subject to certain conditions. For example, the study must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The study population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical studies conducted outside of the United States must be representative of the population for whom we intend to label the product in the United States. In addition, such studies would be subject to the applicable local laws and FDA acceptance of the data would be dependent upon its determination that the studies also complied with all applicable U.S. laws and regulations. There can be no assurance the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept any such data, it would likely result in the need for additional trials, which would be costly and time consuming and delay aspects of our business plan.
We may need to license additional intellectual property rights.
The development and commercialization of phage-based antibacterial agents may require us to obtain rights to intellectual property from third parties. We may also determine that it is necessary or advisable to license other intellectual property from third parties. There can be no assurance that such intellectual property rights would be available on commercially reasonable terms, if at all.
We are subject to significant regulatory approval requirements, which could delay, prevent or limit our ability to market our product candidates.
Our research and development activities, preclinical studies, clinical trials and the anticipated manufacturing and marketing of our product candidates are subject to extensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in Europe and elsewhere. There can be no assurance that our manufacturing facilities will satisfy the requirements of the FDA or comparable foreign authorities. We require the approval of the relevant regulatory authorities before we may commence commercial sales of our product candidates in a given market. The regulatory approval process is expensive and time-consuming, and the timing of receipt of regulatory approval is difficult to predict. Our product candidates could require a significantly longer time to gain regulatory approval than expected, or may never gain approval. We cannot be certain that, even after expending substantial time and financial resources, we will obtain regulatory approval for any of our product candidates. A delay or denial of regulatory approval could delay or prevent our ability to generate product revenues and to achieve profitability.
Changes in regulatory approval policies during the development period of any of our product candidates, changes in, or the enactment of, additional regulations or statutes, or changes in regulatory review practices for a submitted product application may cause a delay in obtaining approval or result in the rejection of an application for regulatory approval.
Regulatory approval, if obtained, may be made subject to limitations on the indicated uses for which we may market a product. These limitations could adversely affect our potential product revenues. Regulatory approval may also require costly post-marketing follow-up studies. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping related to the product will be subject to extensive ongoing regulatory requirements. Furthermore, for any marketed product, its manufacturer and its manufacturing facilities will be subject to continual review and periodic inspections by the FDA or other regulatory authorities. Failure to comply with applicable regulatory requirements may, among other things, result in fines, suspensions of regulatory approvals, product recalls, product seizures, operating restrictions and criminal prosecution.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business.
We and any potential collaborators may be subject to federal, state and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our collaborators. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under the HIPAA, as amended by HITECH. Depending on the facts and circumstances, we could be subject to criminal penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.
International data protection laws, including Regulation 2016/679, known as the General Data Protection Regulation (“GDPR”) may also apply to health-related and other personal information obtained outside of the United States. The GDPR went into effect on May 25, 2018. The GDPR introduced new data protection requirements in the European Union, as well as potential fines for noncompliant companies of up to the greater of €20 million or 4% of annual global revenue. The regulation imposes numerous new requirements for the collection, use and disclosure of personal information, including more stringent requirements relating to consent and the information that must be shared with data subjects about how their personal information is used, the obligation to notify regulators and affected individuals of personal data breaches, extensive new internal privacy governance obligations and obligations to honor expanded rights of individuals in relation to their personal information (e.g., the right to access, correct and delete their data). In addition, the GDPR includes restrictions on cross-border data transfer. The GDPR will increase our responsibility and liability in relation to personal data that we process, and we may be required to put in place additional mechanisms to ensure compliance with the new EU data protection rules. Further, the United Kingdom’s vote in favor of exiting the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the United Kingdom. In particular, it is unclear whether the United Kingdom will enact data protection legislation equivalent to the GDPR and how data transfers to and from the United Kingdom will be regulated.
In addition, California recently enacted legislation that has been dubbed the first “GDPR-like” law in the United States. Known as the California Consumer Privacy Act (the “CCPA”), it creates new individual privacy rights for consumers (as that word is broadly defined in the law) and places increased privacy and security obligations on entities handling personal data of consumers or households. When it goes into effect on January 1, 2020, the CCPA will require covered companies to provide new disclosures to California consumers, provide such consumers new ways to opt-out of certain sales of personal information, and allow for a new cause of action for data breaches. Legislators have stated that amendments will be proposed to the CCPA before it goes into effect, but it remains unclear what, if any, modifications will be made to this legislation or how it will be interpreted. As currently written, the CCPA may impact (possibly significantly) our business activities and exemplifies the vulnerability of our business to the evolving regulatory environment related to personal data and protected health information.
Compliance with U.S. and international data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm our business.

A variety of risks associated with our international operations could materially adversely affect our business.
In addition to our U.S. operations, we have operations and subsidiaries in the United Kingdom and Australia. We face risks associated with our international operations, including possible unfavorable regulatory, pricing and reimbursement, political, tax and labor conditions, which could harm our business. We are subject to numerous risks associated with international business activities, including:
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compliance with differing or unexpected regulatory requirements for the development, manufacture and, if approved, commercialization of our product candidates;

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difficulties in staffing and managing foreign operations;

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foreign government taxes, regulations and permit requirements;

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U.S. and foreign government tariffs, trade restrictions, price and exchange controls and other regulatory requirements;

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anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”;

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economic weakness, including inflation, natural disasters, war, events of terrorism or political instability in particular foreign countries;

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fluctuations in currency exchange rates, which could result in increased operating expenses and reduced revenues, and other obligations related to doing business in another country;

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compliance with tax, employment, immigration and labor laws, regulations and restrictions for employees living or traveling abroad;

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workforce uncertainty in countries where labor unrest is more common than in the United States;

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production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;

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changes in diplomatic and trade relationships; and

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challenges in enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States.

These and other risks associated with our international operations may materially adversely affect our business, financial condition and results of operations.
We do not have a sales force and do not currently have plans to develop one.
The commercial success of any of our product candidates will depend upon the strength of sales and marketing efforts for them. We do not have a sales force and have no experience in sales, marketing or distribution. To successfully commercialize our product candidates, we will need to develop such a capability ourselves or seek assistance from a third party with a large distribution system and a large direct sales force. We may be unable to put such a plan in place. In addition, if we arrange for others to market and sell our products, our revenues will depend upon the efforts of those parties. Such arrangements may not succeed. Even if one or more of our product candidates is approved for marketing, if we fail to establish adequate sales, marketing and distribution capabilities, independently or with others, our business will be materially harmed.
Our success depends in part on attracting, retaining and motivating our personnel.
Our success depends on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists. Our success will depend on our ability to retain and motivate personnel and hire additional qualified personnel when required. Competition for qualified personnel in the biotechnology field is intense. We face competition for personnel from other biotechnology and pharmaceutical companies, universities, public and private research institutions and other organizations. We also face competition from other more well-funded and well-established businesses and we may also be viewed as a riskier choice from a job stability perspective due to our relative newer status than longer existing biotech and pharmaceutical companies. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel. If we are unsuccessful in our retention, motivation and recruitment efforts, we may be unable to execute our business strategy.
We must manage a geographically dispersed organization.
While we are a small company, we currently have operations in the United States and Australia. In the future, we may also locate facilities in other locations based on proximity to personnel with the expertise needed to research, develop and manufacture phage-based therapeutics, costs of operations or other factors. Managing our organization across multiple locations and multiple time zones may reduce our efficiency, increase our expenses and increase the risk of operational difficulties in the execution of our plans.
Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents.
We depend on the efficient and uninterrupted operation of our computer and communications systems, which we use for, among other things, sensitive company data, including our financial data, intellectual property and other proprietary business information.
While certain of our operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, our IT infrastructure and the IT infrastructure of our consultants, contractors and vendors are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. We could experience failures in our information systems and computer servers, which could result in an interruption of our normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in our operations and can result in a material disruption of our targeted phage therapies, bacteriophage product candidates and other business operations. The loss of data from completed or future studies or clinical trials could result in delays in our research, development or regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the development of our product candidates could be delayed or otherwise adversely affected.
Even though we believe we carry commercially reasonable business interruption and liability insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. For example, we are not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results. Moreover, any such event could delay the development of our product candidates.
The failure to integrate successfully the merged businesses in the expected timeframe could adversely affect the combined company’s future results.
The failure to integrate successfully and to manage successfully the challenges presented by the integration process of the combined businesses may result in the failure to achieve some or all of the anticipated benefits of the Merger.
Potential difficulties that may be encountered in the integration process include the following:
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using the combined company’s cash and other assets efficiently to develop the business of the combined company;

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appropriately managing the liabilities of the combined company;

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potential unknown or currently unquantifiable liabilities associated with the Merger and the operations of the combined company; and

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performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by integrating the companies’ operations.

Because the Merger resulted in an ownership change under Section 382 of the Internal Revenue Code for AmpliPhi, AmpliPhi’s pre-Merger net operating loss carryforwards and certain other tax attributes will be subject to limitations. The net operating loss carryforwards and other tax attributes of C3J may also be subject to limitations as a result of ownership changes.
If a corporation undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, such corporation’s net operating loss carryforwards and certain other tax attributes arising from before the ownership change are subject to limitations on use after the ownership change. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain stockholders that exceeds fifty percentage points over a rolling three-year period. Similar rules may apply under state tax laws. The Merger resulted in an ownership change for AmpliPhi and, accordingly, AmpliPhi’s net operating loss carryforwards and certain other tax attributes may be subject to limitations (or disallowance) on their use after the Merger. C3J’s net operating loss carryforwards may also be subject to limitation as a result of prior shifts in equity ownership and/or the Merger. Additional ownership changes in the future could result in additional limitations on our net operating loss carryforwards. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our net operating loss carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations. As of December 31, 2018, we had federal net operating loss carryforwards of approximately $61.3 million.
Risks Related to Our Reliance on Third Parties
We will rely on third parties to conduct our clinical trials, and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our product candidates.
We expect to use third parties, such as clinical research organizations, to assist in conducting our clinical trials. However, we may face delays outside of our control if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. We depend on our collaborators and on medical institutions and CROs to conduct our clinical trials in compliance with the FDA’s GCP standards. To the extent our collaborators or the CROs fail to enroll participants for our clinical trials, fail to conduct the study to GCP standards, or are delayed for a significant time in the execution of trials, including achieving full enrollment, we may be affected by increased costs, program delays, or both. In addition, clinical trials that are conducted in countries outside the United States may subject us to further delays and expenses as a result of increased shipment costs, additional regulatory requirements and the engagement of non-U.S. CROs, as well as expose us to risks associated with clinical investigators who are unknown to the FDA, and different standards of diagnosis, screening and medical care.
Any third party that we hire to conduct clinical trials may also provide services to our competitors, which could compromise the performance of their obligations to us. If we experience significant delays in the progress of our clinical trials and in our plans to submit Biologics License Applications, the commercial prospects for product candidates could be harmed and our ability to generate product revenue would be delayed or prevented.
Risks Related to Our Intellectual Property
We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.
Our commercial success will depend in part on our ability to obtain and maintain patent protection sufficient to prevent others from marketing our product candidates, as well as to defend and enforce these patents against infringement and to operate without infringing the proprietary rights of others. Protection of our product candidates from unauthorized use by third parties will depend on having valid and enforceable patents cover our product candidates or their manufacture or use, or having effective trade secret protection. If our patent applications do not result in issued patents, or if our patents are found to be invalid, we will lose the ability to exclude others from making, using or selling the inventions claimed therein. We have a limited number of patents and pending patent applications.
The patent positions of biotechnology companies can be uncertain and involve complex legal and factual questions. This is due to inconsistent application of policy and changes in policy relating to examination and enforcement of biotechnology patents to date on a global scale. The laws of some countries may not protect intellectual property rights to the same extent as the laws of countries having well-established patent systems, and those countries may lack adequate rules and procedures for defending our intellectual property rights. Also, changes in either patent laws or in interpretations of patent laws may diminish the value of our intellectual property. We are not able to guarantee that all of our patent applications will result in the issuance of patents and we cannot predict the breadth of claims that may be allowed in our patent applications or in the patent applications we may license from others.
Central provisions of The Leahy-Smith America Invents Act, or the America Invents Act, went into effect on September 16, 2012 and on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. These changes include provisions that affect the way patent applications are being filed, prosecuted and litigated. For example, the America Invents Act enacted proceedings involving post-issuance patent review procedures, such as inter partes review (“IPR”), and post-grant review, that allow third parties to challenge the validity of an issued patent in front of the United States Patent and Trademark Office (“U.S. PTO”) Patent Trial and Appeal Board. Each proceeding has different eligibility criteria and different patentability challenges that can be raised. IPRs permit any person (except a party who has been litigating the patent for more than a year) to challenge the validity of the patent on the grounds that it was anticipated or made obvious by prior art. Patents covering pharmaceutical products have been subject to attack in IPRs from generic drug companies and from hedge funds. If it is within six months of the issuance of the challenged patent, a third party can petition the U.S. PTO for post-grant review, which can be based on any invalidity grounds and is not limited to prior art patents or printed publications.
In post-issuance proceedings, U.S. PTO rules and regulations generally tend to favor patent challengers over patent owners. For example, unlike in district court litigation, claims challenged in post-issuance proceedings are given their broadest reasonable meaning, which increases the chance a claim might be invalidated by prior art or lack support in the patent specification. As another example, unlike in district court litigation, there is no presumption of validity for an issued patent, and thus, a challenger’s burden to prove invalidity is by a preponderance of the evidence, as opposed to the heightened clear and convincing evidence standard. As a result of these rules and others, statistics released by the U.S. PTO show a high percentage of claims being invalidated in post-issuance proceedings. Moreover, with few exceptions, there is no standing requirement to petition the U.S. PTO for IPR review or post-grant review. In other words, companies that have not been charged with infringement or that lack commercial interest in the patented subject matter can still petition the U.S. PTO for review of an issued patent. Thus, even where we have issued patents, our rights under those patents may be challenged and ultimately not provide us with sufficient protection against competitive products or processes.
The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:
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we might not be the first to file patent applications for our inventions;

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others may independently develop similar or alternative product candidates to any of our product candidates that fall outside the scope of our patents;

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our pending patent applications may not result in issued patents;

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our issued patents may not provide a basis for commercially viable products or may not provide us with any competitive advantages or may be challenged by third parties;

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others may design around our patent claims to produce competitive products that fall outside the scope of our patents;

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we may not develop additional patentable proprietary technologies related to our product candidates; and

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we are dependent upon the diligence of our appointed agents in national jurisdictions, acting for and on our behalf, which control the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

An issued patent does not guarantee us the right to practice the patented technology or commercialize the patented product. Third parties may have blocking patents that could be used to prevent us from commercializing our patented products and practicing our patented technology. Our issued patents and those that may be issued in the future may be challenged, invalidated or circumvented, which could limit our ability to prevent competitors from marketing the same or related product candidates or could limit the length of the term of patent protection of our product candidates. Moreover, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of our product candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent. Patent term extensions may not be available for these patents.
We rely on trade secrets and other forms of non-patent intellectual property protection. If we are unable to protect our trade secrets, other companies may be able to compete more effectively against us.
We rely on trade secrets to protect certain aspects of our technology, including our proprietary processes for manufacturing and purifying bacteriophages. Trade secrets are difficult to protect, especially in the pharmaceutical industry, where much of the information about a product must be made public during the regulatory approval process. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using our trade secret information is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to or may not protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.
If we are sued for infringing intellectual property rights of third parties or if we are forced to engage in an interference proceeding, it will be costly and time-consuming, and an unfavorable outcome in that litigation or interference would have a material adverse effect on our business.
Our ability to commercialize our product candidates depends on our ability to develop, manufacture, market and sell our product candidates without infringing the proprietary rights of third parties. Numerous United States and foreign patents and patent applications, which are owned by third parties, exist in the general field of anti-infective products or in fields that otherwise may relate to our product candidates. If we are shown to infringe, we could be enjoined from use or sale of the claimed invention if we are unable to prove that the patent is invalid. In addition, because patent applications can take many years to issue, there may be currently pending patent applications, unknown to us, which may later result in issued patents that our product candidates may infringe, or which may trigger an interference proceeding regarding one of our owned or licensed patents or applications. There could also be existing patents of which we are not aware that our product candidates may inadvertently infringe or which may become involved in an interference proceeding.
The biotechnology and pharmaceutical industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. For so long as our product candidates are in clinical trials, we believe our clinical activities fall within the scope of the exemptions provided by 35 U.S.C. Section 271(e) in the United States, which exempts from patent infringement liability activities reasonably related to the development and submission of information to the FDA. As our clinical investigational drug product candidates progress toward commercialization, the possibility of a patent infringement claim against us increases. While we attempt to ensure that our active clinical investigational drugs and the methods we employ to manufacture them, as well as the methods for their use we intend to promote, do not infringe other parties’ patents and other proprietary rights, we cannot be certain they do not, and competitors or other parties may assert that we infringe their proprietary rights in any event

We may be exposed to future litigation based on claims that our product candidates, or the methods we employ to manufacture them, or the uses for which we intend to promote them, infringe the intellectual property rights of others. Our ability to manufacture and commercialize our product candidates may depend on our ability to demonstrate that the manufacturing processes we employ and the use of our product candidates do not infringe third-party patents. If third-party patents were found to cover our product candidates or their use or manufacture, we could be required to pay damages or be enjoined and therefore unable to commercialize our product candidates, unless we obtained a license. A license may not be available to us on acceptable terms, if at all.
Risks Related to Our Industry
If our competitors are able to develop and market products that are more effective, safer or more affordable than ours, or obtain marketing approval before we do, our commercial opportunities may be limited.
Competition in the biotechnology and pharmaceutical industries is intense and continues to increase. Some companies that are larger and have significantly more resources than we do are aggressively pursuing antibacterial development programs, including traditional therapies and therapies with novel mechanisms of action. In addition, other companies are developing phage-based products for non-therapeutic uses, and may elect to use their expertise in phage development and manufacturing to try to develop products that would compete with ours.
We also face potential competition from academic institutions, government agencies and private and public research institutions engaged in the discovery and development of drugs and therapies. Many of our competitors have significantly greater financial resources and expertise in research and development, preclinical testing, conducting clinical trials, obtaining regulatory approvals, manufacturing, sales and marketing than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established pharmaceutical companies.
Our competitors may succeed in developing products that are more effective, have fewer side effects and are safer or more affordable than our product candidates, which would render our product candidates less competitive or noncompetitive. These competitors also compete with us to recruit and retain qualified scientific and management personnel and establish clinical trial sites and patient registration for clinical trials, as well as to acquire technologies and technology licenses complementary to our programs or advantageous to our business. Moreover, competitors that are able to achieve patent protection, obtain regulatory approvals and commence commercial sales of their products before we do, and competitors that have already done so, may enjoy a significant competitive advantage.
The Generating Antibiotics Incentives Now Act is intended to provide incentives for the development of new, qualified infectious disease products. These incentives may result in more competition in the market for new antibiotics, and may cause pharmaceutical and biotechnology companies with more resources than we have to shift their efforts towards the development of products that could be competitive with our product candidates.
There is a substantial risk of product liability claims in our business. If we do not obtain sufficient liability insurance, a product liability claim could result in substantial liabilities.
Our business exposes us to significant potential product liability risks that are inherent in the development, manufacturing and marketing of human therapeutic products. Regardless of merit or eventual outcome, product liability claims may result in:
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delay or failure to complete our clinical trials;

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withdrawal of clinical trial participants;

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decreased demand for our product candidates;

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injury to our reputation;

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litigation costs;

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substantial monetary awards against us; and

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diversion of management or other resources from key aspects of our operations.

If we succeed in marketing products, product liability claims could result in an FDA investigation of the safety or efficacy of our products, our manufacturing processes and facilities or our marketing programs. An FDA investigation could also potentially lead to a recall of our products or more serious enforcement actions, or limitations on the indications, for which they may be used, or suspension or withdrawal of approval.
We have product liability insurance that covers our clinical trials up to a $10.0 million annual per claim and aggregate limit. We intend to expand our insurance coverage to include the sale of commercial products if marketing approval is obtained for our product candidates or any other compound that we may develop. However, insurance coverage is expensive and we may not be able to maintain insurance coverage at a reasonable cost or at all, and the insurance coverage that we obtain may not be adequate to cover potential claims or losses.
Even if we receive regulatory approval to market our product candidates, the market may not be receptive to our product candidates upon their commercial introduction, which would negatively affect our ability to achieve profitability.
Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any approved products will depend on a number of factors, including:
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the effectiveness of the product;

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the prevalence and severity of any side effects;

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potential advantages or disadvantages over alternative treatments;

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relative convenience and ease of administration;

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the strength of marketing and distribution support;

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the price of the product, both in absolute terms and relative to alternative treatments; and

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sufficient third-party coverage or reimbursement.

If our product candidates receive regulatory approval but do not achieve an adequate level of acceptance by physicians, healthcare payors and patients, we may not generate product revenues sufficient to attain profitability.
Our relationships with customers and payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which, if violated, could expose us to criminal sanctions, civil penalties, exclusion from government healthcare programs, contractual damages, reputational harm and diminished profits and future earnings.
Healthcare providers, physicians and others will play a primary role in the recommendation and prescription of any products for which we obtain marketing approval. Our future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable healthcare laws and regulations, include the following:
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the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal health care program such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;
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the federal False Claims Act imposes civil penalties, and provides for civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any health care benefit program or making false statements relating to health care matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for health care benefits, items or services;

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the federal transparency requirements under the Affordable Care Act require certain manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to payments and other transfers of value to physicians and teaching hospitals and the ownership and investment interests of such physicians or their family members;

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the Physician Payments Sunshine Act, created under the ACA, and its implementing regulations, which requires specified manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to payments or other “transfers of value” made to physicians. All such reported information is publicly available;

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analogous state and non-U.S. laws and regulations, such as certain state anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; and

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regulation by the Centers for Medicare and Medicaid Services and enforcement by the U.S. Department of Health and Human Services (Office of Inspector General) or the U.S. Department of Justice.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our future business activities could be subject to challenge under one or more of such laws.
Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from U.S. government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business with are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.
Foreign governments tend to impose strict price controls, which may adversely affect our future profitability.
In some foreign countries, particularly in the European Union, prescription drug pricing is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our profitability will be negatively affected.
We may incur significant costs complying with environmental laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.
Our research and development activities use biological and hazardous materials that are dangerous to human health and safety or the environment. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes resulting from these materials. We are also subject to regulation by the Occupational Safety and Health Administration (“OSHA”) and state and federal environmental protection agencies and to regulation under the Toxic Substances Control Act. OSHA, state governments or the Environmental Protection Agency, may adopt regulations that may affect our research and development programs. We are unable to predict whether any agency will adopt any regulations that could have a material adverse effect on our operations. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of our business in complying with these laws and regulations.
Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of hazardous materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could significantly exceed our insurance coverage.
The uncertainty associated with pharmaceutical reimbursement and related matters may adversely affect our business.
Market acceptance and sales of any one or more of our product candidates will depend on reimbursement policies and may be affected by future healthcare reform measures in the United States and in foreign jurisdictions. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which drugs they will cover and establish payment levels. We cannot be certain that reimbursement will be available for any of our product candidates. Also, we cannot be certain that reimbursement policies will not reduce the demand for, or the price paid for, our products. If reimbursement is not available or is available on a limited basis, we may not be able to successfully commercialize any product candidates that we develop.
In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the “MMA”), changed the way Medicare covers and pays for pharmaceutical products. The legislation established Medicare Part D, which expanded Medicare coverage for outpatient prescription drug purchases by the elderly but provided authority for limiting the number of drugs that will be covered in any therapeutic class. The MMA also introduced a new reimbursement methodology based on average sales prices for physician-administered drugs.
The United States and several foreign jurisdictions are considering, or have already enacted, a number of legislative and regulatory proposals to change the healthcare system in ways that could affect its ability to sell its products profitably. Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access to healthcare. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. We expect to experience pricing pressures in connection with the sale of any products that we develop due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative proposals.
In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “ACA”), became law in the United States, which substantially changed the way healthcare is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the ACA and any amendments thereto may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of, and the price we may charge for, our products that receive regulatory approval. We also cannot predict the impact of ACA and its amendments on us as many provisions of the ACA, as amended, require the promulgation of detailed regulations implementing the statutory provisions, which have not yet been fully implemented.
Risks Related to Our Common Stock and This Offering
The price of our common stock may be volatile, and you may be unable to resell your shares at or above this follow on offering price.
If you purchase shares of common stock in this offering you may be unable to sell those shares of common stock at or above the public offering price. The trading price of our common stock has fluctuated, and it is likely to continue to be subject to substantial fluctuations in response to various factors, some of which are beyond our control.
As of September 30, 2019, we had outstanding warrants to purchase an aggregate of 1,854,262 shares of our common stock at a weighted-average exercise price of  $14.74 per share. We also have outstanding options to exercise 1,311,496 shares of our common stock at a weighted-average exercise price of  $8.32 per share. Although we cannot determine when these warrants or options will ultimately be exercised, it is reasonable to assume that such warrants and options will be exercised only if the exercise price is below the market price of our common stock. To the extent any of our outstanding warrants or options are exercised, additional shares of our common stock will be issued that will generally be eligible for resale in the public market (subject to limitations under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), for certain of our warrants and with respect to shares held by our affiliates), which will result in dilution to our security holders. The issuance of additional securities could also have an adverse effect on the market price of our common stock.
Provisions of Washington law and our current articles of incorporation and bylaws may discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.
Provisions of Washington law and our current articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:
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authorizing the issuance of  “blank check” preferred stock without any need for action by stockholders;

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requiring supermajority stockholder voting to effect certain amendments to our articles of incorporation and bylaws; and

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establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of stockholders owning 10% or more of our outstanding voting stock from merging or combining with us. These provisions could discourage potential acquisition attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would without these provisions.

Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.
We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.
We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.
If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Two securities analysts currently cover our business but we may never obtain additional research coverage from other securities and industry analysts. If no additional securities or industry analysts commence coverage of our company, the trading price for our stock could be negatively impacted. If we obtain additional securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You may experience dilution if you purchase securities in this offering.
As of September 30, 2019, our net tangible book value was approximately $4.4 million, or $0.44 per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you may be diluted with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of  $2.78 per share of common stock being sold in this offering (the last reported sale price of our common stock on the NYSE American exchange on January 7, 2020), and our net tangible book value per share as of September 30, 2019, if you purchase shares of common stock in this offering, you may suffer dilution of  $1.61 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you may incur if you purchase securities in this offering.

Future sales and issuances of our common stock or rights to purchase common stock by us, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.
We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline because of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or the perception that such sales could occur.
We expect that significant additional capital will be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To the extent we raise additional capital by issuing equity or convertible securities, our stockholders may be diluted. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.
Pursuant to our 2016 Plan, our management is authorized to grant stock options and other equity-based awards to our employees, directors and consultants. The number of shares available for future grant under the 2016 Plan will automatically increase on January 1st of each year by up to 5% of all shares of our capital stock outstanding as of December 31st of the preceding calendar year, subject to the ability of our board of directors to take action to reduce the size of the increase in any given year. In addition, we may grant or provide for the grant of rights to purchase shares of our common stock pursuant to our ESPP. The number of shares of our common stock reserved for issuance under the ESPP will automatically increase on January 1st of each calendar year by the lesser of 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year and 30,000 shares of common stock, subject to the ability of our board of directors to take action to reduce the size of the increase in any given year. Currently, we plan to register the increased number of shares available for issuance under the 2016 Plan and ESPP each year. Increases in the number of shares available for future grant or purchase may result in additional dilution, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

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our ability to raise additional capital when needed and to continue as a going concern;

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our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

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our clinical development and other research and development plans and expectations;

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our second-generation products, such as AP-SA02 and AP-PA02, are superior to AP-SA01 and AP-PA01 product candidates;

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our ability to select combinations of phages to formulate our product candidates;

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the safety and efficacy of our product candidates;

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the anticipated regulatory pathways for our product candidates;

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our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

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the content and timing of submissions to and decisions made by the FDA and other regulatory agencies;

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our ability to leverage the experience of our management team;

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our ability to attract and keep management and other key personnel;

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the capacities and performance of our suppliers, manufacturers, contract research organizations and other third parties over whom we have limited control;

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the actions of our competitors and success of competing drugs that are or may become available;

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our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

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our expectations with respect to our single-patient expanded access strategy, including the ability to demonstrate on the timeframe we anticipate, or at all, proof-of-concept sufficient to support regulatory approval;

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the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

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the benefits of our product candidates;

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market and industry trends;

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the outcome of any litigation in which we or any of our officers or directors may be involved;

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the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

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the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

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our expectations regarding future planned expenditures;

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our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

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our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

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our expected use of the net proceeds from this offering;

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our ability to operate our business without infringing the intellectual property rights of others; and

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statements of belief and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $13.5 million (or approximately $15.6 million if the underwriter’s option to purchase additional securities is exercised in full) from the sale of the securities offered by us in this offering, based on the public offering price of  $2.78 per share of common stock (the last reported sale price of our common stock on the NYSE American exchange on January 7, 2020), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
A $0.50 increase (decrease) in the public offering price of  $2.78 per share would increase (decrease) the expected net proceeds to us from this offering by approximately $2.5 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
Similarly, a one million share increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $2.6 million, assuming the public offering price of  $2.78 per share remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering for manufacturing expenses, research and development expenses including clinical development of our second-generation Pseudomonas product, AP-PA02, for the treatment of cystic fibrosis (“CF”) patients with Pseudomonas lung infections, and general corporate purposes. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.
We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our planned operations through the fourth quarter of 2020. We intend to evaluate various funding sources in the future to fund our operations, including non-dilutive grants and government contracts, research collaborations and other strategic investments, the sale of our equity or convertible debt securities or other arrangements.
We may also use a portion of the net proceeds from this offering to in-license, acquire, or invest in complementary businesses, technologies, products or assets. However, we have no current plans, commitments or obligations to do so.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the progress, cost and results of our preclinical and clinical development programs and single-patient expanded access program, and whether we are able to enter into future licensing or collaboration arrangements. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.
Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK
Our common stock is listed on the NYSE American exchange under the symbol “ARMP.” On January 7, 2020, the closing price for our common stock as reported on the NYSE American exchange was $2.78 per share. As of December 31, 2019, we had 139 holders of record of our common stock.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION
The following table sets forth our cash and capitalization as of September 30, 2019:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our sale in this offering of shares of common stock at the assumed public offering price of  $2.78 per share (the last reported sale price of our common stock on the NYSE American exchange on January 7, 2020) and after deducting underwriting discounts and commissions and estimated offering expenses payable by us for this offering.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, included in this prospectus.
	September 30, 2019
	Actual	As Adjusted(1)
Cash and Cash Equivalents	$8,690,000	$22,226,220
Stockholder’s Equity:
Common stock, $0.01 per share; 217,000,000 shares authorized; 9,934,299 shares issued outstanding	$99,000	$153,000
Additional paid-in capital	170,968,000	184,450,220
Accumulated deficit	(152,935,000)	(152,935,000)
Total stockholder’s equity	$18,132,000	$31,668,220
Total capitalization	$18,132,000	$31,668,220

(1)
Each $0.50 increase or decrease in the assumed public offering price of  $2.78 per share, which is the last reported sale price of our common stock on the NYSE American Exchange on January 7, 2020, would increase or decrease, as applicable, the amount of our pro forma as adjusted cash and cash equivalents, total stockholders’ equity, and total capitalization by approximately $2.5 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions. An increase or decrease of 1.0 million shares in the number of shares offered by us would increase or decrease, as applicable, the amount of our pro forma as adjusted cash and cash equivalents, and total stockholders’ equity, and total capitalization by approximately $2.6 million, assuming the assumed public offering price remains the same, and after deducting underwriting discounts and commissions.

The number of shares of our common stock in the table above is as of September 30, 2019 and excludes as of that date:
•
1,311,496 shares of common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of  $8.32 per share;

•
38,974 shares of common stock reserved for future grant under the 2016 Plan;

•
5,462 shares of common stock reserved for future issuance under the ESPP; and

•
1,854,262 shares of common stock issuable upon the exercise of outstanding warrants having a weighted-average exercise price of  $14.74 per share.

DILUTION
Our historical net tangible book value as of September 30, 2019 was approximately $4.4 million, or $0.44 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2019. All share and per share amounts below have been adjusted to account for a reverse split of our common stock at a ratio of 1-for-14, effective immediately prior to the consummation of the Merger, and the exchange of C3J common stock for Armata common stock in connection with the Merger.
After giving effect to the sale of 5,400,000 shares of our common stock at the public offering price of $2.78 per share (the last reported sale price of our common stock on the NYSE American exchange on January 7, 2020), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $17.9 million, or $1.17 per share of common stock. This represents an increase in as adjusted net tangible book value of  $0.73 per share to our existing stockholders, and dilution of  $1.61 per share to new investors purchasing securities in this offering at the public offering price.
The following table illustrates this dilution on a per share basis:
Public offering price per share		$2.78
Historical net tangible book value per share as of September 30, 2019	$0.44
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.73
As adjusted net tangible book value per share after this offering		$1.17
Dilution per share to investors participating in this offering
		$1.61
A $0.50 increase in the public offering price of  $2.78 per share would increase our as adjusted net tangible book value after this offering by $2.5 million, or $0.16 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $1.95 per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a $0.50 decrease in the public offering price of  $2.78 per share would decrease our as adjusted net tangible book value after this offering by $2.5 million, or $0.16 per share, and the dilution per share to investors purchasing securities in this offering would be $1.28 per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We may also increase or decrease the number of shares of common stock we are offering from the assumed number of shares of common stock set forth above. An increase of 1,000,000 shares of common stock in the number of shares of common stock offered by us from the assumed number of shares of common stock set forth on the cover page of this prospectus would increase our as adjusted net tangible book value after this offering by $2.6 million, or $0.09 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $1.52 per share, assuming that the public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares of common stock in the number of shares of common stock offered by us from the assumed number of shares of common stock set forth on the cover page of this prospectus would decrease our as adjusted net tangible book value after this offering by $2.6 million, or $0.10 per share, and the dilution per share to investors purchasing securities in this offering would be approximately $1.71, assuming that the public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

If the underwriter exercises in full its option to purchase up to 810,000 additional shares of common stock at the public offering price of  $2.78 per share (the last reported sale price of our common stock on the NYSE American exchange on January 7, 2020) less underwriting discounts and commissions, the as adjusted net tangible book value after this offering would be $20.0 million, or $1.24 per share, representing an increase in net tangible book value of  $0.80 per share to existing stockholders and dilution in net tangible book value of  $1.54 per share to investors purchasing our securities in this offering at the public offering price.
The foregoing discussion and table does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering.
The foregoing discussion and table are based on 9,934,299 shares of common stock outstanding as of September 30, 2019, and excludes as of that date:
•
1,311,496 shares of common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of  $8.32 per share;

•
38,974 shares of common stock reserved for future grant under the 2016 Plan;

•
5,462 shares of common stock reserved for future issuance under the ESPP; and

•
1,854,262 shares of common stock issuable upon the exercise of outstanding warrants having a weighted-average exercise price of  $14.74 per share.

To the extent that options or warrants outstanding as of September 30, 2019 have been or may be exercised or other shares issued, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The following management’s discussion and analysis should be read in conjunction with our historical financial statements and the related notes included in this prospectus. Management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, including those we detail under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this prospectus. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.
Overview
We are a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using our proprietary bacteriophage-based technology. We were created as a result of a business combination between C3J and AmpliPhi that closed on May 9, 2019, where Ceres Merger Sub, Inc., a wholly owned subsidiary of AmpliPhi, merged with and into C3J, with C3J surviving the Merger as a wholly owned subsidiary of AmpliPhi. In the Merger, each share of C3J common stock outstanding immediately prior to the Merger was converted into the right to receive approximately .6906 shares of AmpliPhi common stock. The shares were then adjusted further to account for a reverse split of AmpliPhi common stock at a reverse split ratio of 1-for-14. All share and per share amounts have been retrospectively adjusted to give effect to the exchange of C3J common stock and the reverse split of AmpliPhi common stock.
Immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc. Armata’s common stock is traded on the NYSE American exchange under the ticker symbol “ARMP.”
Immediately following the Merger, certain existing C3J shareholders purchased $10.0 million in Armata common stock. After the Merger and such concurrent private placement, the former C3J security holders owned approximately 76% of the aggregate number of shares of Armata’s common stock and the security holders of AmpliPhi as of immediately prior to the Merger owned approximately 24% of the aggregate number of shares of Armata’s common stock. In addition, upon closing of the Merger, five of the seven members of the board of directors were appointed by C3J.
In connection with the Merger, C3J was considered the accounting acquirer of AmpliPhi because C3J’s shareholders retained a majority control of ownership of the Company subsequent to the Merger. In addition, the seven-member board of directors of the combined company include five members established by C3J. Therefore, the historical financial statements presented herein prior to the closing of the Merger include the historical financial statements of C3J.
Results of Operations
Comparison of three and nine months ended September 30, 2019 and 2018
Research and Development
Research and development expenses for the three months ended September 30, 2019 and 2018 were $3.0 million and $2.0 million, respectively. The increase of  $1.0 million was primarily related to a $0.4 million increase in stock-based compensation expense, a $0.2 million increase in personnel expenses resulting from the Merger and a $0.3 million increase in lab supplies and consulting costs.

Research and development expenses for the nine months ended September 30, 2019 and 2018 were $8.2 million and $6.4 million, respectively. The increase of  $1.8 million was primarily related to a $0.6 million increase in stock-based compensation expense, a $0.6 million increase in personnel expenses resulting from the Merger, and a $0.4 million increase in lab supplies.
Acquired In-Process Research and Development
Acquired in-process research and development (“IPR&D”) expense of  $6.8 million for the nine months ended September 30, 2018 consists of the estimated fair value of the assets acquired and consideration given in connection with the acquisition of the synthetic phage assets. As the assets acquired were in the research and development phase and were determined to not have any alternative future use, it was expensed as acquired IPR&D. There was no such expense for the three and nine months ended September 30, 2019.
General and Administrative
General and administrative expenses for the three months ended September 30, 2019 and 2018 were $3.8 million and $0.5 million, respectively. The increase of  $3.3 million was primarily due to a $2.1 million increase in stock-based compensation expense, a $0.6 million increase in professional fees (legal, audit and investment banking) associated with the Merger, a $0.3 million increase in personnel-related expenses, and a $0.2 million increase in insurance costs.
General and administrative expenses for the nine months ended September 30, 2019 and 2018 were $7.2 million and $1.7 million, respectively. The increase of  $5.5 million was primarily due to a $2.5 million increase in stock-based compensation expense, a $2.1 million increase in professional fees (legal, audit and investment banking) associated with the Merger, a $0.4 million increase in personnel-related expenses, and a $0.3 million increase in insurance costs.
Other Income (Expense)
For the nine-month period ended September 30, 2019, we recorded a noncash gain of  $1.2 million upon the settlement of the derivative liability as a result of the issuance of equity in connection with the SGI asset acquisition coinciding with the closing of the Merger. See Note 11 to our consolidated financial statements.
We recorded noncash interest expense of  $726,000 and $676,000 for the nine months ended September 30, 2019 and 2018, respectively, as a result of interest accretion on the time-based cash payments due in connection with the SGI asset acquisition. The increase was due to the obligations being outstanding for a longer time period in 2019 as the obligations began on February 28, 2018. Noncash interest expense for the three-month periods ended September 30, 2019 and 2018 was $190,000 and $307,000, respectively. The decrease was due to $1.0 million of the obligations being paid in January 2019.
Income Taxes
There was no income tax benefit for the three and nine months ended September 30, 2019 or for the three and nine months ended September 30, 2018.
Operating activities
Net cash used in operating activities for the nine months ended September 30, 2019 was $12.9 million, as compared to $7.4 million for the nine months ended September 30, 2018. The increase of  $5.5 million was due to a $3.3 million increase in payments related to general, administrative and research and development expenses as described above as well as a $2.2 million increase in accounts payable and accrued expense payments.

Investing activities
Net cash provided by investing activities was $2.8 million and $9.3 million for the nine months ended September 30, 2019 and 2018, respectively. During the nine months ended September 30, 2018, the cash provided was primarily due to a $9.6 million net maturity and sale of investment securities offset in part by $0.3 million in net capital equipment purchases. During the nine months ended September 30, 2019, the cash provided was primarily due to $3.0 million acquired in connection with the Merger, offset in part by capital equipment purchases of  $0.2 million.
Financing activities
Net cash provided by financing activities for the nine months ended September 30, 2019 was comprised of net cash proceeds of  $10.0 million from a common stock sale coinciding with the Merger, offset in part by a payment of  $1.0 million in deferred consideration related to the time-based payment obligation in connection with the SGI asset acquisition.
Comparison of the Years Ended December 31, 2018 and 2017
Revenue
Prior to 2018, we did not enter into any research collaboration or government grant arrangements or record any revenues. During 2018, we acquired a research collaboration and option to license agreement with Merck. This agreement provides for potential payments upon the achievement of certain milestones. During the year ended December 31, 2018, we did not record any revenue related to this agreement as no milestones had been achieved during this period.
Research and Development
Research and development expenses consist primarily of costs incurred in connection with the development of our product candidates. We expense research and development costs as incurred. These expenses include:
•
personnel expenses, including salaries, benefits and stock-based compensation expense;

•
costs of funding research performed by third parties, including pursuant to agreements with contract research organizations, or CROs, as well as investigative sites and consultants that conduct our preclinical studies and clinical trials;

•
expenses incurred under agreements with contract manufacturing organizations, or CMOs, including the cost of acquiring and manufacturing certain raw materials and components of preclinical study and clinical trial materials;

•
consultant fees and expenses associated with outsourced professional scientific development services;

•
expenses for regulatory activities, including filing fees paid to regulatory agencies; and

•
allocated expenses for facility costs, including rent, utilities, and maintenance.

Research and development expenses for the year ended December 31, 2018 were $8.4 million, compared to $12.7 million for the year ended December 31, 2017. The $4.3 million decrease was primarily due to a $1.9 million reduction in product development and preclinical trial expenses, a $1.7 million reduction in clinical trial related expenses, a $0.5 million reduction in salaries and benefits expenses, offset in part by a $0.5 million increase due to incentive compensation expenses incurred during 2018.
We expect our research and development expenses to increase, possibly significantly, in the future as we seek to advance development of our product candidates. In particular, clinical trial expenses will increase if and when we advance a product candidate into clinical trials. The successful development of product candidates is highly uncertain and at this time we cannot reasonably estimate or know the complete nature, timing and costs of the efforts that will be necessary to complete the remainder of the development of any of our current product candidates.

Acquired In-process Research and Development Expense
Acquired in-process research and development expense of  $6.8 million consists of the estimated fair value of the assets acquired and consideration given in connection with the acquisition of the Synthetic Phage Platform. As the assets acquired were in the research and development phase and were determined to not have any alternative future use, it was expensed as acquired in-process research and development. We incurred no acquired in-process research and development expense in 2017.
General and Administrative
General and administrative expenses for the year ended December 31, 2018 were $2.5 million compared to $2.7 million for the year ended December 31, 2017. The $0.2 million decrease was primarily attributable to a $135,000 decrease in non-cash stock-based compensation, a $208,000 decrease in legal expenses, offset by a $300,000 increase in incentive compensation incurred during 2018.
Other Income/Expense
We recorded $245,000 and $202,000 in interest income from investments of excess cash reserves for the years ended December 31, 2018 and 2017, respectively. During the year ended December 31, 2018, we recorded approximately $1.0 million of noncash interest expense related to the accrual of interest on the future cash payments due in connection with the Synthetic Phage Platform Acquisition. In addition, we recorded net adjustments of approximately $1.7 million to the fair value of a derivative liability pursuant to the Synthetic Phage Platform Acquisition.
We divested our Chinese subsidiary Chengdu Sen Nuo Wei Biotechnology Co. in December 2017 and recorded a gain of  $129,000 primarily related to the elimination of our cumulative translation adjustment balance.
Operating activities
Net cash used in operating activities for the year ended December 31, 2018 was $10.6 million, as compared to $13.8 million for the year ended December 31, 2017. Total non-cash adjustments to net loss were $6.4 million and $1.8 million for the year ended December 31, 2018 and 2017, respectively. Total changes in operating assets and liabilities resulted in a reduction of  $0.5 million and a reduction of $0.5 million in cash used in operations activities for the year ended December 31, 2018 and 2017, respectively.
Investing activities
Net cash provided by investing activities was $8.8 million for the year ended December 31, 2018 and was primarily attributable to the $9.6 million maturity or sale of available-for-sale investments and subsequent reinvestment into cash equivalents for use in operating activities, offset in part by $0.8 million in net capital expenditures for manufacturing operations. Net cash used in investing activities was $2.5 million for the year ended December 31, 2017 and was primarily attributable to the investment of proceeds from the common stock financing in December 2016 into available-for-sale securities, offset by the maturity of available-for-sale investments which were subsequently used for operating activities or reinvested, and $0.5 million of capital expenditures for manufacturing operations.
Financing activities
We did not have any financing activities during the years ended December 31, 2018 and 2017.

Liquidity, Capital Resources and Financial Condition
We have prepared our consolidated financial statements for the fiscal quarter ended September 30, 2019, and the fiscal years ended December 31, 2018 and 2017, on a going concern basis, which assumes that we will realize our assets and satisfy our liabilities in the normal course of business. However, we have incurred net losses since our inception and have negative operating cash flows. These circumstances raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements for the fiscal quarter ended September 30, 2019, and fiscal years ended December 31, 2018 and 2017, do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning our ability to continue as a going concern.
As of September 30, 2019, December 31, 2018 and December 31, 2017, we had unrestricted cash and cash equivalents and available-for-sale securities of  $8.7 million, $9.7 million and $21.0 million, respectively. Considering our current cash resources, management believes our existing resources will be sufficient to fund our planned operations into the second quarter of 2020. For the foreseeable future, our ability to continue its operations is dependent upon our ability to obtain additional capital.
Future Capital Requirements
Even if this offering is successful, we will need to raise additional capital in the future to continue to fund our operations. Our future funding requirements will depend on many factors, including:
•
the costs and timing of our research and development activities;

•
the progress and cost of our clinical trials and other research and development activities;

•
manufacturing costs associated with our targeted phage therapies strategy and other research and development activities;

•
the terms and timing of any collaborative, licensing, acquisition or other arrangements that we may establish;

•
whether and when we receive future Australian tax rebates, if any;

•
the costs and timing of seeking regulatory approvals;

•
the costs of filing, prosecuting and enforcing any patent applications, claims, patents and other intellectual property rights; and

•
the costs of lawsuits involving us or our product candidates.

We may seek to raise capital through a variety of sources, including:
•
the public equity market;

•
private equity financings;

•
collaborative arrangements, government grants or strategic financings;

•
licensing arrangements; and

•
public or private debt.

Any additional fundraising efforts may divert our management team from their day to day activities, which may adversely affect our ability to develop and commercialize our product candidates. Our ability to raise additional funds will depend, in part, on the success of our product development activities, including our targeted phage therapies strategy and any clinical trials we initiate, regulatory events, our ability to identify and enter into in-licensing or other strategic arrangements, and other events or conditions that may affect our value or prospects, as well as factors related to financial, economic and market conditions, many of which are beyond our control. We cannot be certain that sufficient funds will be available to us when required or on acceptable terms. If we are unable to secure additional funds on a timely basis or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our development programs or other operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, enter into arrangements that may require us to relinquish rights to certain of our product candidates, technologies or potential markets, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and loss of investment by our stockholders. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to our existing stockholders.
Critical Accounting Policies and Use of Estimates
Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements as of September 30, 2019, December 31, 2018 and December 31, 2017, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, and expenses and the related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and judgments, including those related to stock-based compensation and derivative liabilities. We base our estimates on historical experience, known trends and events, and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
Valuation of Derivative
In connection with the Synthetic Phage platform, we provided SGI with the right to receive additional payments upon the occurrence of specified events related to 1) the initial public offering of shares of C3J’s common stock pursuant to an effective registration statement under the Securities Act, 2) the sale of all or substantially all the assets of C3J to a third party, or 3) a consolidation or merger into a third party. We determined that these contingent rights are required to be accounted for as derivatives in accordance with ASC 815 — Derivatives and Hedging. We estimate the fair value of this derivative by forecasting the timing and likelihood of the events occurring and discounting the probability adjusted payments using an appropriate discount based on market interest rates and our own non-performance risk as required by ASC 820 — Fair Value Measurement.
Stock-Based Compensation
Compensation expense related to stock options granted is measured at the grant date based on the estimated fair value of the award and is recognized on an accelerated attribution method over the requisite service period. We determine the estimated fair value of each stock option on the date of grant using the Black-Scholes valuation model which uses assumptions regarding a number of complex and subjective variables. The risk-free interest rate is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. Expected volatility is based on the historical volatility of our common stock. The expected term represents the period that we expect our stock options to be outstanding. The expected term assumption is estimated using the simplified method set forth in the U.S. Securities and Exchange (the “SEC”) Staff Accounting Bulletin 110, which is the mid-point between the option vesting date and the expiration date. For stock options granted to parties other than employees or directors, we elect, on a grant by grant basis, to use the expected term or the contractual term of the option award. We have never declared or paid dividends on our common stock and have no plans to do so in the foreseeable future. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur. Changes in these assumptions may lead to variability with respect to the amount of stock compensation expense we recognize related to stock options.
Stock-based compensation expense for an award with a performance condition is recognized when the achievement of such performance condition is determined to be probable. If the outcome of such performance condition is not determined to be probable or is not met, no compensation expense is recognized and any previously recognized compensation expense is reversed.

Off-Balance Sheet Arrangements
As of September 30, 2019, December 31, 2018 and December 31, 2017, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.
Recent Accounting Pronouncements
In November 2018, FASB issued ASU 2018-18, Clarifying the Interaction between Topic 808 and Topic 606. The objective of the standard is to clarify the interaction between Topic 808, Collaborative Arrangements, and Topic 606, Revenue from Contracts with Customers. Currently, Topic 808 does not provide comprehensive recognition or measurement guidance for collaborative arrangements, and the accounting for those arrangements is often based on an analogy to other accounting literature or an accounting policy election. Similarly, aspects of Topic 606 have resulted in uncertainty in practice about the effect of the revenue standard and credit loss standard on the accounting for collaborative arrangements. The standard will become effective beginning on January 1, 2020, with early adoption permitted. We are currently evaluating the guidance to determine the potential impact on our financial condition, results of operations, cash flows, and financial statement disclosures.
Quantitative and Qualitative Disclosures About Market Risk
We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.
Changes and Disagreements with Accountants on Accounting and Financial Disclosure
Dismissal of PwC
PricewaterhouseCoopers LLP (“PwC”) was previously engaged as the independent registered public accounting firm for C3J. On January 28, 2019, the audit committee of C3J’s board of directors (the “C3J Audit Committee”) dismissed PwC as C3J’s independent registered public accounting firm, effective immediately (the “January Termination”), and engaged Ernst & Young LLP (“EY”), as discussed below, to serve in such capacity instead. EY has served as Armata’s independent registered public accounting firm since 2015, and will serve as the independent registered public accounting firm for the combined company following the consummation of the Merger.
In anticipation of the Merger, however, the C3J Audit Committee engaged PwC to audit C3J’s consolidated financial statements for the fiscal year ended December 31, 2017 in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB standards audit”). PwC had previously audited those financial statements in accordance with auditing standards generally accepted in the United States.
On February 18, 2019, the C3J Audit Committee determined to terminate PwC’s engagement with respect to the PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements, and PwC was notified of such determination on February 18, 2019 (such termination, the “February Termination”).
PwC’s PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements was in process but not yet complete at the time of the February Termination. Accordingly, PwC did not complete the PCAOB standards audit of C3J’s 2017 consolidated financial statements, and PwC did not issue an audit report under PCAOB standards with respect to those financial statements.
The reports of PwC on C3J’s consolidated financial statements for the years ended December 31, 2017 and 2016 (which were issued under auditing standards generally accepted in the United States but were never filed with the SEC) because C3J was not subject to such reporting requirements) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During C3J’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through dates of the January Termination and the February Termination, respectively, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act (“Regulation S-K”)) between C3J and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in their reports on C3J’s consolidated financial statements.
During C3J’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through dates of the January Termination and the February Termination, respectively, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that PwC reported to C3J and the C3J Audit Committee that it believed a material weakness in internal control over financial reporting existed related to the lack of segregation of duties, particularly as it relates to the processing of journal entries (such matter as reported by PwC to C3J and the C3J Audit Committee being hereinafter referred to as the “Matter”).
Engagement of EY
As described above, effective January 29, 2019, C3J retained EY as its registered public accounting firm, and effective February 21, 2019, C3J retained EY to conduct the PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements.
During C3J’s two most recent fiscal years and the subsequent interim period preceding the engagement of EY, neither C3J nor anyone on its behalf consulted with EY with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on C3J’s consolidated financial statements, and no written report or oral advice of EY was provided to C3J that was an important factor considered by C3J in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

BUSINESS
Overview
We are a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using our proprietary bacteriophage-based technology. Bacteriophages or “phages” have a powerful and highly differentiated mechanism of action that permits them to bind to and kill specific bacteria. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current standard of care therapies, including the so-called multidrug-resistant or “superbug” strains of bacteria. We are a leading developer of phage therapeutics which are uniquely positioned to address the growing worldwide threat of antibiotic-resistant bacterial infections.
We are combining our proprietary approach and expertise in identifying, characterizing and developing both naturally-occurring and engineered (synthetic) bacteriophages with our proprietary phage-specific cGMP manufacturing capabilities to advance a broad pipeline of high-quality bacteriophage product candidates. We believe that synthetic phage, engineered using advances in sequencing and synthetic biology techniques, represent a promising means to advance phage therapy, including phage-based diagnostics and improving upon the ability of natural phage to treat bacterial infections, especially those that have developed resistance to current antibiotic therapies, including the multidrug-resistant or “superbug” bacterial pathogens. Our phage product candidates aim to address areas of significant unmet clinical need, by targeting key antibiotic-resistant bacteria including those on the World Health Organization’s global priority pathogens list.
We are developing and advancing our second generation phage product candidate for P. aeruginosa, known as AP-PA02. We anticipate initiating a Phase 1b/2, multi-center, double-blind, randomized, placebo-controlled, single and multiple ascending dose study to evaluate the safety, tolerability, and preliminary efficacy of AP-PA02 in subjects with CF and chronic pulmonary P. aeruginosa infection in the first half of 2020.
We are also developing a second generation phage product candidate for S. aureus, known as AP-SA02, for the treatment of S. aureus bacteremia. We intend to file an IND Application with the FDA to initiate a Phase 1b/2, multi-center, randomized, double-blind, placebo-controlled dose escalation study that will assess the safety, tolerability, and efficacy of AP-SA02 in the second half of 2020.
In partnership with Merck, we are developing proprietary synthetic phage candidates to target undisclosed infectious disease agents. Our proprietary phage engineering platform serves to enhance the clinical and commercial prospects of phage therapy. These attributes include expanded host range, improved potency which is a fundamental drug property that can translate into improved clinical efficacy, and importantly, biofilm disruption, which is a critical aspect of serious infections that needs to be addressed.
In addition to our more advanced pipeline programs, we have phage discovery efforts underway to target other major pathogens of infectious disease (including the ESKAPE pathogens: Enterococcus faecium, Staphylococcus aureus,Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, and Enterobacter species), and preventable infectious disease of the microbiome.
We are committed to conducting formal randomized clinical trials required for FDA approval in order to move toward commercialization of alternatives to traditional antibiotics and provide a potential method of treating patients suffering from drug-resistant bacterial infections.

Pipeline
The following chart summarizes the status of our phage product candidate development programs:
Strategy
Our strategy is to demonstrate safety, tolerability and efficacy of multiple phage products in randomized controlled clinical trials required for FDA approval and to support commercialization in multiple indications in areas of high unmet medical need. Our fully integrated product development capabilities from bench to clinic enables discovery of optimal product candidates, efficient process development and manufacturing, rigorous clinical trials. Our microbiological surveillance and synthetic biology capabilities drive long-term product life cycle management. We intend to:
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Initiate clinical trials of AP-PA02 in CF patients with Pseudomonas aeruginosa lung infections.

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Develop AP-SA02 for the treatment of serious and life-threatening Staphylococcus aureus infections such as complicated bacteremia, respiratory infections, and periprosthetic joint infections.

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Advance our partnership with Merck to develop synthetic phage utilizing our phage engineering platform to improve natural phage characteristics, such as host range, biofilm disruption and antimicrobial activity.

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Develop phage-based diagnostics to drive clinical success and market adoption.

The Need for New Anti-Infective Therapies
The introduction of penicillin in the early 1940s marked the start of the antibiotic discovery era, during which more than 20 new classes of antibiotic were marketed over a period of three decades. The first case of the “superbug”, Methicillin-resistant Staphylococcus aureus (“MRSA”), in the United States occurred in 1968. A void in the discovery of new classes of antibiotics lasting approximately 30 years drove the emergence and spread of antibiotic-resistant bacteria, including vancomycin-resistant enterococci (VRE), and pandrug-resistant strains of Acinetobacter baumannii, Pseudomonas aeruginosa, Escherichia coli and Klebsiella pneumoniae.

The dramatic and continuous emergence of antibiotic-resistant bacteria, and the lack of new antibiotics in the pipeline, has prompted calls to action from many of the world’s major health bodies such as The Centers for Disease Control and Prevention (the “CDC”), and the WHO, who warn of an “antibiotic cliff” and a “post-antibiotic era.” A growing list of infections — such as pneumonia, tuberculosis, bacteremia/septicemia, gonorrhea, and foodborne diseases — are becoming harder, and sometimes impossible, to treat as antibiotics become less effective. In 2009, the European Antimicrobial Resistance Surveillance System concluded that “the loss of effective antimicrobial therapy increasingly threatens the delivery of crucial health services in hospitals and in the community.” This conclusion was reinforced by The Antimicrobial Availability Task Force of the Infectious Diseases Society of America (the “IDSA”), and the European Centre for Disease Prevention and Control in conjunction with the EMA.
The IDSA and WHO regard antimicrobial resistance as one of the greatest threats to human health worldwide. The Review on Antimicrobial Resistance, a global project commissioned by the British government and the Wellcome Trust, reports that at least 700,000 people die each year of drug resistance in illnesses that include bacterial infections. The report predicts that, by 2050, 10 million lives a year worldwide (more people than currently die from cancer) and a cumulative US$100 trillion of economic output are at risk due to the rise of drug-resistant infections. The CDC estimates that at least 2 million people in the United States develop infections due to resistant bacteria resulting in more than 23,000 deaths each year. A 2018 study from the Washington University School of Medicine indicated that the number of deaths would be between 153,113 and 162,044, which suggests that the CDC estimates may be dramatic underestimations. It is estimated that 50% of hospital-acquired infections are resistant to first-line anti-infective therapies. The cumulative annual healthcare costs for treating drug-resistant bacterial infections in United States alone is calculated at US$21 billion to US$34 billion , with over 8 million additional hospital days. It is for these reasons that we believe there is a critical and pressing need to develop new and novel antibacterial therapies to combat the rise in antibiotic-resistance bacteria.
Anti-Infective Therapeutics Market
The market opportunity for antibiotics is large, with the market estimated to reach $44.7 billion in annual sales globally in 2020. Almost one in every five deaths worldwide occurs as a result of infection and, according to the WHO, many bacterial infections will become difficult or impossible to cure as the efficacy of current standard-of-care antibiotics wanes. Despite the advances in antimicrobial and vaccine development, infectious diseases still remain the third-leading cause of death in the United States and the second-leading cause of death worldwide.
The number of new antibiotics approved by the FDA, and other global regulatory authorities has declined consistently over the last two decades. According to a September 2019 report from PEW Charitable Trusts, only 42 new antibiotics (all small molecules that act systemically) with the potential to treat serious or life-threatening bacterial infections are in global clinical development. This is compared with more than 1,000 new product candidates in the drug pipeline for cancer. Historically, the success rate from Phase 1 to marketing approval is only one in five for infectious disease products. We therefore believe there is a need for new approaches to treat serious and life-threatening bacterial infections.
Hospital-acquired (nosocomial) infections are a major healthcare problem throughout the world, affecting developed countries as well as resource-poor countries. The WHO reports that hospital-acquired infections are among the major causes of death and increased morbidity among hospitalized patients and estimates that more than 1.4 million people per year worldwide suffer from infectious complications from a hospital stay. In 2016, the CDC reported that in the United States, approximately 4% of all patients admitted to a hospital will be affected by a hospital-acquired infection during their stay, typically requiring extended stays and additional care.
Compounding the above situations is the alarming and continuing rise in the prevalence of multidrug-resistant bacterial infections. This, coupled with the lack of new antibiotics in current discovery and development pipelines, has generated a significant clinical management problem worldwide, leading to increases in morbidity and mortality due to these antibiotic-resistant bacteria as well as increases in healthcare costs.
Bacteriophage therapy has the potential to be an alternative method of treating bacterial infection.

Bacteriophage Therapy
Bacteriophages, also known as phages, are ubiquitous viruses, found wherever bacteria exist. It is estimated there are more bacteriophages than every other organism on Earth combined. Phages are natural predators of bacteria, and the name “bacteriophage” translates as “eaters of bacteria”. Phages infect and rapidly kill the bacterial host by multiplying inside and then bursting through the cell membrane in order to release the next generation of phages into the surrounding environment, ready to infect and kill additional nearby target bacterial cells until the bacteria have been eliminated. When there are no target bacteria left for the phages to infect, the phages are removed through the body’s natural clearance processes.
Phages have the potential to provide both an alternative to, and a synergistic approach with, antibiotic therapy. Phages offer several differentiating attributes compared to classic antibiotics:
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Highly specific/selective bactericidal agents, sparing the microbiome. Since each strain of phage generally exploits only a particular bacterial host, phages may be a precision tool to reduce or eliminate specific strains of harmful bacteria without exposing patients to risks of eliminating beneficial bacteria through the use of antibiotics. Such risks could include serious opportunistic infections such as Clostridium difficile infection and vancomycin-resistant enterococcal (VRE) infection.

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No known toxicities associated with chemical structures. Antibiotic use is often associated with toxicities (e.g. kidneys, bone marrow, hearing). Phages are highly unlikely to carry structural features or be metabolized by the body to produce structural elements that confer chemical toxicities associated with small molecules.

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Distinct mechanism of bactericidal action. Since phages use different mechanisms of action, their activity is independent of antibiotic resistance and as such could provide much needed therapy for multi-drug resistant infections.

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Replication competent. It is possible that phage replication at the site of infection facilitates effective dosing.

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High potential for added functionality through genetic engineering. Phage genomes can be modified to confer benefits that address limitations, if any, that are observed during clinical development. Traits such as host range, burst size and biofilm disruption can be improved. These potential improvements help to assure phage therapeutics efficacy in difficult settings and over time as new isolates emerge.

Phages were discovered in 1915 at the Pasteur Institute and were shown to kill bacteria taken from patients suffering from dysentery. Furthermore, it was noted that phage numbers rose as patients recovered from infection, suggesting a direct association. Throughout the pre-antibiotic era, phages were widely used as an effective therapeutic agent to combat a variety of bacterial infections. However, phage use was displaced by the common use of broad-spectrum antibiotics in the early 1940s, with antibiotics being seen for many years as the superior treatment to combat bacterial disease, particularly in Western medicine. This attitude persisted until the development of the wide-ranging, and in some cases total, resistance to antibiotics seen within the last 10 years. We believe that the continuing emergence of antibiotic-resistant bacteria provides the opportunity to revitalize phage use.
There are hundreds of cases published in the scientific and medical literature describing the use of phage therapy in human medicine over more than 90 years, mostly in the former Soviet Union and Eastern Europe. Phage therapy is still commonly used today in Russia, Poland and Georgia, with numerous reports of success in treating infectious diseases caused by many pathogenic bacterial species. However, the safety and effectiveness of these therapies have not been conclusively established due to the lack of randomized controlled clinical studies.
Recently, Western medicine has seen a rise in the clinical evaluation of phages. In the United Kingdom, two early-stage clinical trials of Pseudomonas aeruginosa phage cocktails showed no adverse effects in patients. One study (Phase 1/2a) demonstrated efficacy in a small trial of 12 patients with chronic multidrug-resistant P. aeruginosa otitis treated with a cocktail of six natural phages. Since 2016, there have been a number of Compassionate Use cases in which patients suffering from various serious or life-threatening infections have been treated with phage therapy under physician-sponsored Emergency Investigational New Drug (“Emergency IND”) Applications with high rates of success and no adverse effects attributable to the therapy. Most notable was the well-documented case in 2016 of Tom Patterson, whose disseminated multidrug-resistant Acinetobacter baumannii infection was successfully treated with phage-based therapeutic cocktails administered intravenously and intraperitoneally. An 82-year-old male with an aortic graft (heart implant) infected with pandrug-resistant P. aeruginosa was successfully treated with a single application of phage, marking Yale University’s first case using phage therapy under Emergency IND. By early 2019, Yale University had treated more than half-a-dozen compassionate use cases, the majority individuals with CF with antibiotic-resistant lung infection. In 2018, a 15-year-old CF patient with a disseminated Mycobacterium abscessus lung infection was treated intravenously with a three-phage cocktail following lung transplantation. That patient’s case represents another milestone for phage therapy — the first person to be treated with genetically modified phages.
A consistent takeaway from these early phage therapy uses, and from the more recent clinical trials and compassionate use cases, is that phage therapy is generally well tolerated, with generally no reports of serious adverse events. Phage have previously received approvals for use in cleaning food facilities and as a food additive for human consumption by the FDA and the EMA, and as agricultural bacterial pest treatments by the United States Department of Agriculture (“USDA”). Phages have met the criteria to be considered as “generally recognized as safe”, or “GRAS”, in the food and food contact surface categories.
With the growing threat of antimicrobial resistance, we believe it is essential that phage safety and efficacy is demonstrated by conducting rigorous well-powered clinical trials required for FDA approval, in order to move toward commercialization of alternatives to traditional antibiotics and bring a potential solution to all patients suffering from drug-resistant bacterial infections.
Target Markets and Medical Need
Pulmonary Bacterial Infections
Pseudomonas aeruginosa is consistently recognized by the CDC, and other public health agencies, as among the most dangerous and difficult-to-treat pathogens associated with significant impacts on health, quality of life, and economic burden. Regular standard-of-care antibiotics treatments often fail to completely eradicate the pathogen, and the problem is further complicated by rising rates of antibiotic resistance due to a growing number of multidrug-resistant isolates emerging, particularly with long term use. Pseudomonas is particularly problematic for CF patients given that their already compromised immune system leads to chronic infections. In addition to CF lung infections, P. aeruginosa is responsible for other respiratory infections with high unmet medical need, including hospitalized pneumonia. Staphylococcus aureus is another major pathogen that drives both community-acquired and healthcare-associated pneumonias (“HCAPs”).

P. aeruginosa Infection is a Major Cause of Morbidity and Mortality in Cystic Fibrosis
CF is a genetic disease caused by mutations in the CF transmembrane conductance regulator (“CFTR”) gene. CF affects over 30,000 people in the United States (70,000 people worldwide) with approximately 1,000 new diagnoses per year. Dysfunction of the CFTR gene leads to dysfunction in multiple organs, but particularly the lungs, where a failure of hydration of airway secretions results in thick mucus, chronic inflammation, airway remodeling, and recurrent infections. Lung function continues to decline over time, punctuated by pulmonary exacerbations with increased cough, shortness of breath, and infections that result in rapid declines in lung function. For these reasons, CF remains the most common fatal hereditary lung disease.
Outcomes for people with CF have improved significantly in recent years through early screening, the development and use of CFTR modulators, and other therapies. However, people with CF still suffer significant morbidity and mortality due to pulmonary infection with P. aeruginosa. Chronic P. aeruginosa infections occur in 55% of CF patients by age 25, and are strongly associated with worsening lung function, frequent pulmonary exacerbations, and increased mortality. In 2018, the median survival age was 47 years. Although many patients with chronic P. aeruginosa benefit from routine suppressive inhaled antibiotic therapy, large numbers of CF patients still experience clinical deterioration despite these treatments, hence the need for more effective therapies, ideally with a different mechanism of action compared to traditional antibiotics, for the treatment of chronic P. aeruginosa infection. GlobalData projects that total antibiotic sales in the CF market will exceed $400 million in 2020.
Initial P. aeruginosa pulmonary infections are treated aggressively with the goal of eradicating the infection because P. aeruginosa infection in children is associated with increased mortality whereas sustained eradication of first P. aeruginosa infections leads to a 74% decreased 5-year risk of chronic P. aeruginosa infection. However, despite several acceptable antibiotic regimens, infection eradication is sustained in only 57-69% of children and adolescents. Given the significant health costs associated with treatment of infection in children and adolescents with CF after the failure to achieve sustained P. aeruginosa eradication, a 30% treatment failure rate is unacceptable and demonstrates an urgent need for better eradication therapies for initial P. aeruginosa infections.
Staphylococcus aureus Bacteremia
Bacteremia is a common diagnosis with up to 1.7 million cases reported annually in the United States. S. aureus is the most commonly identified pathogen in both hospital- and community-acquired blood stream infections. Annually in the U.S. there are approximately 200,000 hospitalizations for S. aureus bacteremia (“SAB”). Despite conventional antibiotics, mortality in SAB results in death of up to 40% of all cases and 57% of patients over the age of 85. Patients with comorbidities such as alcoholism, malignancy, diabetes, end-stage renal disease requiring hemodialysis, and immunosuppression are at even higher risk for death when SAB develops. Age-adjusted mortality assessments show that SAB mortality is higher than that of AIDS, tuberculosis, or viral hepatitis, and comparable to mortality rates for breast or prostate cancer. Outcomes are even poorer for SAB due to MRSA, classified as a serious threat to global health by the CDC and a high priority threat by the WHO, with higher rates of complications and increased mortality as compared to methicillin-susceptible S. aureus (MSSA). Average hospital costs to patients with nosocomial SAB ranges between $40,000 (MSSA) and $114,000 (MRSA). Treatment failures are common in SAB, with highest rates due to MRSA. These failures can be attributed in part to poor penetration of some tissues by antibiotics, slow onset of bactericidal effects, emerging resistance patterns, and biofilm formation. While biofilms can render traditional antibiotics ineffective, phages may have the ability to penetrate the biofilm allowing rapid and efficient infection of the host and amplification at the site of infection. Daptomycin (approved in 2005; based on clinical cure rates of  <50%) and vancomycin are the only two antibiotics with label indications in the U.S. for the treatment of SAB, and the emergence of drug-resistant S. aureus isolates, including to these two standard of care drugs, represents a major threat in terms of increasing morbidity, mortality and health care utilization.

Platform Technologies
Proprietary Synthetic Phage Platform
Phages, natural predators of bacteria, have been in an uninterrupted battle for millions of years — evolving to kill or evade. These powerful natural phages can be purposely engineered to be more efficient killers. The use of synthetic biology tools enables us to precisely engineer natural phages in ways that further improve their pharmacological properties and antimicrobial activity, with the potential to create supercharged synthetic phages that, once marketing authorization is obtained, can be deployed in the clinic as highly effective weapons in the fight against multidrug-resistant bacterial infections. Engineering natural phages may broaden their host range, minimize resistance and improve efficacy through the expression of beneficial moieties such as biofilm-degrading enzymes and antimicrobial peptides.

Phage Discovery and Phenotyping:
Development of synthetic phage products that target a specific pathogen begins with the isolation of powerful natural phages from environmental and clinical samples. Our large library of multidrug-resistant pathogens and microbiome targets aids in the identification of the optimal phage candidates for downstream engineering.

Bioinformatics Powers Engineering: In partnership with Synthetic Genomics, we employ next-generation sequencing and a proprietary sequencing database and software for the analyses of our phages.

Engineering Phage to Confer Desirable Properties:
Depending on the target pathogen, identified natural phages are engineered to enable desirable phenotypes such as wide host range, payload expression, biofilm degradation, resistance prevention, and bioactive peptide display. Engineered phages are evaluated both in vitro and in vivo to determine pharmacological and toxicological parameters to confirm their potential in the clinic.

Formulation Development and Chemistry, Manufacturing, and Controls (CMC):
We have developed and acquired highly skilled process development and phage manufacturing expertise to manage our proprietary platforms with proven capabilities from the bench to clinic. Our research and development facilities are equipped with cGMP manufacturing suites enabling the production, purification and testing and release of clinical trial material.

Proprietary STAMP Platform
Specifically Targeted Antimicrobial Peptides (STAMPs) are designed by first identifying targeting domains in bacterial genomes using genomic mining techniques. An antimicrobial peptide is then linked to the targeting domain, directing the antimicrobial activity to a specific pathogen or group of pathogens of choice within a microbial community. The platform technology allows the STAMP to effectively re-engineer the microbiota by selectively killing the targeted pathogen while sparing the remaining healthy microorganisms within the indigenous microflora. In contrast to this targeted approach, broad-spectrum antibiotics indiscriminately kill both beneficial and pathogenic bacteria. Treatment with STAMPs results in biofilm communities that remain intact and “healthier” after treatment, serving as a barrier to prevent reinfection.

A STAMP platform proof-of-concept has been demonstrated with C16G2 advancing through several clinical trials, including Phase 2 clinical trials, conducted under an IND application. Administered as a topical product, C16G2 targets S. mutans, recognized as the major causative agent of dental caries (tooth decay/cavities). These studies demonstrated an acceptable safety and tolerability profile of the drug while demonstrating a selective reduction of S. mutans in the oral cavity. Given the length and cost of pursuing a large Phase 2 trial or a pivotal Phase 3 trial, we elected not to proceed, and instead seek alternatives to lower STAMP cost of goods, which could include C16G2 expressed in a synthetic phage. We plan to seek partners to continue the development of C16G2.
Preclinical and Clinical Development Programs
Our phage product discovery platform in which we screen of hundreds of clinically-relevant isolates against our extensive phage library utilizing proprietary methods that identify optimal phage combinations with superior attributes, together with our phage-specific cGMP manufacturing facilities, uniquely enable us to efficiently identify new therapeutic candidates. Our therapeutic phage candidates aim to address areas of significant unmet clinical need, by targeting key antibiotic-resistant bacteria including those on the WHO’s global priority pathogens list. We are developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. Proprietary synthetic phage candidates designed to target an undisclosed infectious disease agent are being developed in partnership with Merck. We are committed to advancing phage with drug development expertise that spans bench to clinic including in-house phage-specific cGMP manufacturing.
Pseudomonas aeruginosa Phage Product Candidate, AP-PA02
Background and Strategy
AP-PA02 is being developed as a replacement for its predecessor AP-PA01 (previously known as AB-PA01). A total of 10 patients with serious or life-threatening P. aeruginosa infections not responding to antibiotic therapy have been treated with AP-PA01, along with antibiotics, under single-patient expanded access programs in the United States (Emergency INDs, per the FDA) or Australia (Special Access Scheme, per the Australian Therapeutic Goods Administration). The treated patients’ infections included bacteremia, native and prosthetic valve endocarditis, recurrent pneumonia (CF, post-transplant), VAP, prosthetic joint infection, ventricular assist device infection, and septicemia due to burns. There were no treatment-related serious adverse events (SAEs) from treatment with AP-PA01 administered via nebulizer or intravenously. One of these cases was recently featured in the peer-reviewed journal Infection after AP-PA01 was used to successfully treat a CF patient who had developed a multidrug-resistant P. aeruginosa infection. Another recent success with AP-PA01 used to treat a 77-year-old with VAP and empyema was described in the American Journal of Respiratory and Critical Care Medicine.

In August 2018, we held a Type B pre-IND meeting with the FDA regarding our proposed Phase 1/2 clinical study of AP-PA01 for the treatment of P. aeruginosa respiratory infections (VAP). Feedback from the FDA in September 2018 included: agreement on product specifications, manufacturing and analytical plan, and a stability program. Furthermore, the FDA noted that preclinical toxicology studies are not required for AP-PA01 to enter clinical development.
Human exposure through treatment of single patients with AP-PA01 under the expanded access program has been helpful in demonstrating the promise of phage therapy. Feedback from the pre-IND meeting has been insightful for the regulatory path required for phage therapeutics in general, and specifically for phage product candidate intended for respiratory infection. We therefore have leveraged our experiences with AP-PA01 to derive a development plan for AP-PA02.
Preclinical Development of AP-PA02
AP-PA02 is one example of the novel candidates to emerge from our robust research and development capabilities, and significantly improves upon our original P. aeruginosa phage product candidate, AP-PA01. A series of selection criteria and different methods were deployed, including bioinformatics and comparative genomics, in order to identify such optimal attributes for a product candidate. We have engaged in preclinical studies to determine pharmacological and toxicological parameters to confirm therapeutic potential in the clinic. In parallel, we initiated manufacturing feasibility and process optimization efforts with the goal of achieving high-quality phage product free of endotoxin and host cell proteins whilst maintaining adequate phage titers. AP-PA02 is comprised of a cocktail of P. aeruginosa phages originating from distinct families and subfamilies, targeting multiple receptor classes, functioning with compatibility (i.e., the phages don’t interfere with one another) and cooperativity (i.e., the phages work together for a better outcome), and further characterized by being highly potent and having a broad host range and overlap. AP-PA02 demonstrates broad coverage against approximately 90% of tested clinical isolates.

Absorbance at 600 nm
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Individual Phage
Cocktail
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Cooperativity and compatibility of AP-PA02 components. Representative antibacterial activity of individual phages and cocktail against a clinical isolate of *P. aeruginosa* (CDC Antibiotic Resistant Isolate Bank).

Preclinical highlights of AP-PA02 include:
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Significantly reduced P. aeruginosa biofilm mass in vitro within 4 hours of a low-dose application;

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Persisted in the lung after intranasal instillation;

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Systemic exposure after intranasal instillation is limited;

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Significantly decreased mortality in a murine model of acute P. aeruginosa lung infection;

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Components are stable in blood and sputum;

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Not antagonistic with tobramycin nor aztreonam;

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Components maintain activity in the presence of other CF therapies.

We have developed AP-PA02 as a liquid formulation, suitable for delivery by inhalation and intravenous administration. Feasibility batches of AP-PA02 have been completed meeting all intended specifications. Verification batches have also been completed with quality control data expected to support regulatory filings. Potency of drug substance supports doses up to at least 1x1011 PFU (plaque forming units) per mL, and endotoxin levels are well within specifications for an intravenous product. We have initiated manufacturing of clinical trial material at our production facility in Marina del Rey, California, using cGMP, to support the required regulatory filing(s) for clinical entry in the United States and/or Europe.
Clinical Development Plans
We plan to file an IND Application with the FDA, and possibly a Clinical Trial Application (“CTA”) with the relevant competent authorities in Europe, in the first half of 2020, upon regulatory clearance, initiate a Phase 1b/2, multi-center, double-blind, randomized, placebo-controlled, single and multiple ascending dose study to evaluate the safety, tolerability, and preliminary efficacy of AP-PA02 in subjects with CF and chronic pulmonary P. aeruginosa infection. We plan to explore the pharmacokinetic (“PK”) profile, pharmacodynamic (“PD”) profile, and immunogenicity, of AP-PA02. We anticipate conducting the study at sites in the United States and Europe. We anticipate generating topline data from this study in 2020.
With positive outcomes from this first clinical study, we plan to initiate follow-on clinical studies that will investigate the efficacy of AP-PA02 to improve lung function and decrease exacerbations. Our ultimate goal is to bring AP-PA02 to the CF community at large as a new FDA-approved therapy to treat airway P. aeruginosa infections and improve the long-term health of people with CF.
In addition to CF lung infections, we have begun charting the appropriate clinical and regulatory paths for other respiratory infections with high unmet medical need, such as bacterial pneumonia. For this purpose, we intend to also optimize a P. aeruginosa phage product candidate for the treatment and/or prevention of hospitalized pneumonia utilizing a core set of phages derived from AP-PA02. We do not anticipate clinical development of such a product until such time that we can evaluate the results of the CF study.
We plan to produce our proprietary bacteriophage therapeutics for these clinical trials at our GMP-compliant manufacturing facility located in Marina del Rey, California. We believe our GMP-facility has the capacity to produce our proprietary bacteriophage therapeutics for these clinical trials through a potential biologics license application filing and potential approval.
Furthermore, we will investigate whether AP-PA02, and any other Pseudomonas phage product candidates that we may develop in the future, may be eligible for Fast Track Designation and for approval under the Limited Population pathway (“LPAD pathway”), which is intended to facilitate development of therapeutics to treat serious or life-threatening infections in a limited population of patients with unmet need. Products eligible for approval under the LPAD pathway may follow streamlined approaches for clinical development, which may involve smaller, shorter, or fewer clinical trials to help reduce the overall product development timeline.
Staphylococcus aureus Phage Product Candidate, AP-SA02
Background
Our first-generation phage product candidate, AP-SA01 (previously AB-SA01) targets S. aureus. The three natural lytic phage that comprise the product candidate were chosen for their ability to cover approximately 95% of S. aureus clinical isolates, including multidrug-resistant strains.
The therapeutic potential of the first-generation S. aureus bacteriophage product, AP-SA01, has been demonstrated through:
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Efficacy in murine methicillin-resistant and methicillin-susceptible S. aureus pneumonia models, and sheep sinus biofilm model

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Demonstration of safety and tolerability in two completed investigator-initiated Phase 1 studies (topical administration: intact skin of healthy adults; intrasinal administration: patients suffering from S. aureus-derived chronic rhinosinusitis).

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More recently, AP-SA01 was provided for use under single-patient expanded access programs in the United States (Emergency INDs, per the FDA) or Australia (Special Access Scheme, per the Australian Therapeutic Goods Administration). A total of 18 patients with serious or life-threatening S. aureus infections (including bacteremia, endocarditis, ventricular-assist device infection, prosthetic joint infection) not responding to standard-of-care antibiotic therapy were treated with AP-SA01. AP-SA01 was administered intravenously, with most patients treated for 14 days, every 12 hours as an adjunct to antibiotic therapy. Investigators concluded that intravenous administration of AP-SA01 was well-tolerated with no treatment-related SAEs and warranted further study to support safety and efficacy through randomized controlled trials required to support registration.

AP-SA01 has previously advanced through a Type B pre-IND meeting with the FDA in August 2018.
Product Optimization: Development of AP-SA02
Using the same integrated approach and proprietary techniques that we employed to improve upon AP-PA01 as described above, we have developed an optimized phage cocktail for Staphylococcus aureus, with significantly improved attributes. This product draws upon prior experience and expertise to derive bacteriophage cocktails with superior therapeutic attributes. Unlike AP-SA01, which is comprised of three highly-related lytic phages of one family, this new product AP-SA02 consists of phage from different families with robust host range and superior killing kinetics compared to the phage which comprise AP-SA01.
Preclinical highlights of AP-SA02 include:
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host range coverage of  >90% across MRSA isolates tested;

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efficiency of plating and plaque morphology reflect strongly potent component phages. Potency further demonstrated by the failure of attempts to obtain phage-resistant bacteria;

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robust potency against drug-resistant isolates, including MRSA, vancomycin-intermediate/-resistant S. aureus (VISA/VRSA);

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component phages are stable and retain infectivity in relevant biological fluids (blood and plasma);

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biofilm eradication in vitro ranged between 60% and 90%, suggesting that AP-SA02 can penetrate pre-existing biofilms and decrease attached biomass; and

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maintains activity in the presence of current standard anti-staphylococcal therapy.

AP-SA02 Clinical Development Plans
We are committed to developing novel phage therapies that specifically address areas of high need which includes drug resistant and difficult to treat infections such as Staphylococcus aureus bacteremia (SAB). The long-term potential for phage therapy is broad reaching, including potential use as front-line therapy. However, first indications will be as adjunct therapy in indications with high unmet need, which demands careful patient population selection to assure that a treatment effect with the phage cocktail can be observed over and above the efficacy of standard-of-care antibiotics.
We plan to file an IND Application with the FDA, and, upon regulatory clearance, initiate a Phase 1b/2, multicenter, randomized, double-blind, placebo-controlled dose escalation study that will assess the safety, tolerability, and efficacy of AP-SA02 administered intravenously as an adjunct to best available antibiotic therapy (“BAT”) for the treatment of SAB. The objectives of this study are to: (i) demonstrate safety and tolerability of multiple different dose levels of AP-SA02; (ii) evaluate optimal dosing through safety, PK and microbial efficacy; and (iii) explore efficacy through evaluation of key meaningful endpoints. We anticipate conducting the study at sites in the United States and potentially also at sites abroad. We have developed a synopsis for the Phase 1b/2 study design that reflects feedback from the FDA, received by our predecessor in September 2018. Additional refinements in trial design and study population will be derived through consultation with key opinion leaders from academic centers and U.S. government medical treatment facilities, prior to incorporation into the final study protocol. We anticipate findings from this study will provide the basis for constructing a robust trial strategy for registration which can be the basis for an End-of-Phase-2 meeting with the FDA that enables us to obtain agreement on a path to approval.
We are actively seeking and intend to continue to seek non-dilutive financing and explore other opportunities to conduct this Phase 1/2 study. Given our priorities to devote internal resources to the Pseudomonas respiratory indications outlined above, clinical trials in S. aureus indications outside of respiratory infections will not proceed until we secure third party funding.
Improved patient outcomes are needed for other staphylococcal infections, particularly those caused by MRSA, in settings such as endocarditis, prosthetic joint infections, and pneumonia and we believe AP-SA02 could also have a meaningful impact in these indications. As mentioned above, our initial priority will be targeting respiratory infections and, absent third-party funding, our priority would likely target AP-SA02 in such indications. For example, having bacteriophage products for S. aureus and P. aeruginosa would enable us to address the two most common pathogens causing hospitalized pneumonia.
We will investigate whether AP-SA02, and any other Staphylococcal phage product candidates that we may develop in the future, may be eligible for Fast Track Designation and for approval under the LPAD pathway, which is intended to facilitate development of therapeutics to treat serious or life-threatening infections in a limited population of patients with unmet need. Products eligible for approval under the LPAD pathway may follow streamlined approaches for clinical development, which may involve smaller, shorter, or fewer clinical trials to help reduce the overall product development timeline.
Merck Partnered Program
Proprietary synthetic phage candidates designed to target an undisclosed infectious disease agent are being developed in partnership with Merck, a collaboration that reflects the pharmaceutical industry’s growing interest in phage therapy. Pursuant to the terms of the Amended and Restated Research Collaboration and Option to License Agreement between Armata and Merck (the “Research and Option Agreement”) we are engaged in the research and development of engineered phage, or a combination of two or more engineered phages, that infect specific bacteria, pursuant to the criteria set forth in the research plan. We intend for the phage to be engineered for a wide host range, and to express anti-biofilm and antimicrobial payloads. We will be entitled to milestone payments tied to the achievement of product development and regulatory milestones, and royalty payments based on net sales of products developed pursuant to the Research and Option Agreement. We are responsible for our costs and expenses in connection with the research program. Unless the Research and Option Agreement is terminated by Merck, it will continue in full force and effect until one or more products developed thereunder has received marketing authorization and, thereafter, until expiration of all royalty obligations thereunder. Upon expiration of the Research and Option Agreement, Merck’s licenses pursuant to the Research and Option Agreement will become fully paid-up, perpetual licenses. An amendment to the Research and Option Agreement with a revised research plan was agreed to by the parties in December 2019.
Engineered Phage-Based Diagnostic
We are developing a diagnostic test to help us to rapidly and accurately identify patients during our clinical trials and in connection with the commercialization of our phage product candidates that we are developing or may develop in the future. The test is deigned to drive early use of our therapeutic phage in a treatment paradigm by identifying patients who are most likely to benefit. For example, those patients who are infected with a bacterial isolate that is sensitive to our particular therapeutic phage, and to monitor response to treatment with our particular therapeutic phage. The test is designed to be highly sensitive and to identify colonized patients even before a diagnosis of infection has been given by the treating physician.
Discovery Research
In addition to developing our more advanced pipeline programs described above, we continue phage discovery efforts by screening other interesting bacterial targets against our phage library in order to further expand our pipeline. Klebsiella pneumoniae phage, for example, is a potentially important addition to treatment options for serious lung infections. A recent outbreak of VAP caused by a new emerging hypervirulent K. pneumoniae strain led to the death of five patients in the intensive care unit of a hospital in China (Lancet Infect. Dis.; Volume 18:1, Jan 2018).

Furthermore, our team of microbiologists and synthetic biologists hunt for natural phages and evaluate the suitability of these phages for engineering using our proprietary synthetic phage platform. We continue to make advancements in the engineering of super fit phage, incorporating the best attributes from a phage family to expand host range and increase burst size, and improving bactericidal and biofilm activity through the expression of heterologous proteins.
Manufacturing
We produce clinical quantities of each of our bacteriophage product candidates at our GMP-compliant manufacturing facility in Marina del Rey, California. This facility, which serves as our headquarters, has approximately 35,000 square feet of laboratory and office space, including 5,600 square feet of cGMP laboratory space, designed to produce clinical quantities of each of our product candidates and to perform in-house Quality Control testing. We operate in-house process development activities through to production, purification, formulation, and release of our therapeutic phage cocktails for use in human clinical trials. Our facility is registered with the FDA and licensed by the California Department of Public Health (“CDPH”) for drug manufacturing, and is subject to periodic, unannounced inspections by both agencies for compliance with cGMP and other state and federal regulations. Our facility is staffed with an independent Quality Unit and cGMP-trained Manufacturing and Facilities personnel. We believe this facility will be sufficient to meet our manufacturing needs through our Phase 3 clinical trials.
Our current formulations for our Pseudomonas and Staphylococcal phage product candidates are intended for inhaled and intravenous delivery, both requiring our drug products to be sterile. Our Marina del Rey facility is capable of manufacturing sterile drug products, utilizing ISO-certified cleanrooms and ISO 5-certified biological safety cabinets. The facility also houses an ISO 5-certified closed system isolator. We may further optimize future formulations of our product candidates which may or may not require assurance of sterility.
For our manufacturing facility we have been able to access and hire highly skilled process development and phage manufacturing expertise and believe that we have control of our proprietary platform from phage identification through final product fill and finish and release. Manufacturing campaigns are managed by a specialist team of our internal staff, which is designed to promote compliance with the technical aspects and regulatory requirements of the manufacturing process. We have developed a cGMP-compliant manufacturing process that utilizes both industry standard and proprietary methods for the manufacture of our product candidates. Our process is designed to be scalable to meet our clinical study needs, and to fulfill the requirements of regulators for human studies.
Although our facility is capable of manufacturing our phage product candidates, we rely on, and may continue to rely on, third-party contract manufacturers for the manufacture of certain raw materials, components, or packaging of the product candidates that may be developed for clinical testing, as well as for commercialization.
With the completion of the Merger in May 2019, we had an additional GMP-compliant manufacturing facility, located in in Ljubljana, Slovenia, that was leased by our wholly-owned subsidiary, AmpliPhi, Biotehnološke Raziskave in Razvoj, d.o.o. This facility is comprised of approximately 5,300 square feet of laboratory and office space, including 1,080 square feet of cGMP laboratory space where cGMP clinical trial materials have previously been manufactured. This facility is subject to inspection and regulation by JAZMP, the Agency for Medicinal Products and Medical Devices of the Republic of Slovenia. In

April 2019, the facility successfully completed a periodic regulatory cGMP inspection by JAZMP. At the time of the Merger in May 2019, we were evaluating its long-term manufacturing needs and both facilities were deemed strategic assets due to the complex nature of the bacteriophage manufacturing process. Following an extensive evaluation and a technology transfer from the Slovenian facility to the Marina del Rey, California location, management determined the Slovenia manufacturing facility was not essential and could exit its operations in Slovenia. This conclusion was reached in September 2019 after considering the monthly expense run rate of the Slovenian facility and its location in Europe. On December 5, 2019, we sold the Slovenia subsidiary to an unrelated third-party buyer. We will no longer be responsible for funding the liabilities of the Slovenia facility. The agreement requires that the buyer maintain the ability of the Slovenia facility to manufacture our products for a period of time. If we require access to production of such products, the buyer will then negotiate a supply agreement with us governing the purchase and sale of such products. In addition, we have the right to repurchase the Slovenian subsidiary’s operations at any point in the five-year period immediately following the closing. We expect to recognize a non-cash loss within the statement of operations in the period of sale.
Intellectual Property
General
Our goal is to protect the proprietary technology that we believe is important to our business, including to obtain, maintain and enforce patent protection for our product candidates, formulations, processes, methods and any other proprietary technologies, preserve our trade secrets and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our current product candidates and any future product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and abroad. However, patent protection may not afford us with complete protection against competitors who seek to circumvent our patents.
We also rely on trademarks, trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop and maintain our proprietary position. We also depend upon the skills, knowledge, experience and know-how of our management and research and development personnel, as well as that of our advisors, consultants and other contractors. To help protect our proprietary processes and know-how, which is not patentable, and for inventions for which patents may be difficult to enforce, we currently and will in the future rely on trade secret protection and contractual obligations with third parties to protect our interests and to develop and maintain our competitive position. To this end, we require all of our employees, consultants, advisors and other contractors to enter into agreements with contractual obligations that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.
Our success in preserving market exclusivity for our product candidates relies on patent protection, including extensions to this where appropriate, and on data exclusivity relating to an approved biologic. This may be extended by orphan drug and/or pediatric use protection where appropriate. Once any regulatory period of data exclusivity expires, depending on the status of our patent coverage, we may not be able to prevent others from marketing and selling biosimilar versions of our product candidates. We are also dependent upon the diligence of our appointed agents in national jurisdictions, acting for and on our behalf, which manage the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.
Because patent applications in the United States and certain other jurisdictions are maintained in secrecy for 18 months or potentially even longer, and because publication of discoveries in the scientific or patent literature often lags behind actual discoveries and patent application filings, we cannot be certain of the priority of inventions covered by pending patent applications. Accordingly, we may not have been the first to invent the subject matter disclosed in some of our patent applications or the first to file patent applications covering such subject matter, and we may have to participate in interference proceedings or derivation proceedings declared by the U.S. PTO, to determine priority of invention.

Bacteriophage Patent Portfolio
As of December 18, 2019, we owned or had exclusive license rights to a total of 100 patents and applications: 10 U.S. patents, 4 U.S. non-provisional patent applications, 2 U.S. provisional applications, 4 pending Patent Cooperation Treaty applications, 60 foreign patents (includes six European patent validation countries that are in process for European patent 2 874 635 issued on December 18, 2019), and 20 foreign patent applications, with nominal expiration on various dates between 2024 and 2039. Patent term adjustments or patent term extensions could result in later expiration dates. We believe these patents and applications cover our lead phage therapeutic programs and use thereof, synthetic phage and methods of manufacture thereof, beneficial effects of bacteriophage treatment, bacteriophage combinations, the sequential use of bacteriophages in combination with conventional antibiotics, genetic sequence variations, methods to reduce antibiotic resistance, methods to design therapeutic combination panels of bacteriophage, disinfection methods using bacteriophages, and bacteriophage mutants having increased bacterial host spectra.
STAMP Patent Portfolio
As of October 31, 2019, we owned or had exclusive license rights to 13 United States and 20 foreign issued patents and allowed patent applications relating to our STAMP platform and its use in the development of product candidates and products, including, without limitation, C16G2, with nominal expiration on various dates between 2024 and 2030 (for United States patents) and between 2026 and 2030 (for foreign patents). We have pending patent applications for compositions comprising our STAMP platform, including C16G2 that, if issued, would expire in the United States in 2038 and in countries outside of the United States in 2027 and in 2035, excluding any patent term adjustment that might be available following the grant of the patent and any patent term extensions that might be available following the grant of marketing authorizations.
Competition
The development and commercialization of new drugs is highly competitive. We face competition from many different sources, including commercial pharmaceutical and biotechnology enterprises, academic institutions, government agencies and private and public research institutions all seeking to develop novel treatment modalities for bacterial infections. Many of our competitors have significantly greater financial, product development, manufacturing and marketing resources than us. Large pharmaceutical companies have extensive experience in clinical development and obtaining regulatory approval for drug products. In addition, many universities and private and public research institutes are active in antibacterial research, some in direct competition with us. We also may compete with these organizations to recruit scientists and clinical development personnel.
Our ability to compete successfully will depend largely on our ability to leverage our collective experience in drug discovery, development and commercialization to:
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discover and develop medicines that are differentiated from other products in the market;

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obtain patent and/or proprietary protection for our products and technologies;

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obtain required regulatory approvals;

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obtain a commercial partner;

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commercialize our drugs, if approved; and

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attract and retain high-quality research, development and commercial personnel.

Key factors affecting the success of any approved product include its efficacy, safety profile, drug interactions, method of administration, pricing, reimbursement and level of promotional activity relative to those of competing drugs.
The majority of phage companies are focused on aspects outside of human health such as agriculture, food, environmental, veterinary, biocontrol, manufacturing, and diagnostics. There are a handful of small biotechnology companies developing bacteriophage products to treat human diseases. To our knowledge, several biotechnology companies in the United States and Europe, including Adaptive Phage Therapeutics, Pherecydes Pharma, BiomX Ltd., Intralytix, Inc., EnBiotix, Inc., Locus Biosciences, Inc., PhagoMed Biopharma GmbH, Phi Therapeutics, Inc., TechnoPhage, SA, Felix Biotechnology, and LytPhage, Inc., as well as academic institutions, have discovery stage or clinical programs utilizing naturally occurring phages or synthetic biology approaches to genetically modify bacteriophages to remove or input genes to improve therapeutic properties such as increases to the bacterial host range to infect a larger number of bacterial strains and decrease the need for using multiple phages in a product.
Our bacteriophage programs may compete with or be synergistic with currently approved antibiotics, and experimental approaches such as novel antibiotics, antimicrobial peptides, antimicrobial vaccines, metals, antisense, monoclonal antibodies and possibly microbiome manipulation.
Sales and Marketing
We have full worldwide commercial rights to all of our phage-based product candidates to treat drug-resistant bacterial infections, including our product candidates: AP-SA01 and AP-SA02, for the treatment of S. aureus infections, and AP-PA01 and AP-PA02 for the treatment of P. aeruginosa infections. We believe we can maximize the value of our company by retaining substantial global commercialization rights to these product candidates and, where appropriate, entering into partnerships to develop and commercialize these product candidates.
We have not yet established a sales, marketing or product distribution infrastructure because our lead candidates are still in early clinical development. Subject to receiving marketing approvals, or earlier we intend to either partner the commercial rights to our products with existing companies that have the wherewithal and resources to commercialize explore building the necessary marketing and sales infrastructure to market and sell our current product candidates. We also intend to explore the use of a variety of distribution agreements and commercial partnerships in those territories where we do not establish a sales force for any of our product candidates that obtain marketing approval.
Material Agreements
License Agreements
Amended and Restated Research Collaboration and Option to License Agreement with Merck
Pursuant to the terms of the Research and Option Agreement, we are engaged in generating broad host range synthetic bacteriophage candidate(s) targeting an undisclosed infectious disease agent(s), pursuant to the criteria set forth in the research plan.
We granted to Merck an exclusive, worldwide license in our patent rights, and our interest in any joint patent rights, with the right to grant and authorize sublicenses, for any and all uses of any product candidates, or products, developed through the research plans set forth in the Research and Option Agreement in a specific field of use. Further, we granted to Merck an exclusive, worldwide license, with the right to grant and authorize sublicenses, in our background intellectual property and know-how, solely to make, have made, use, import, offer to sell and sell (but not genetically modify) the product candidates, or products, developed through the research plans set forth in the Research and Option Agreement in the specific field of use.
We will be entitled to milestone payments tied to the achievement of product development and regulatory milestones, and royalty payments based on net sales of products developed pursuant to the Research and Option Agreement.
Each party to the Research and Option Agreement is responsible for its costs and expenses in connection with the research program. Unless the Research and Option Agreement is terminated by Merck, it will continue in full force and effect until one or more products developed thereunder has received marketing authorization and, thereafter, until expiration of all royalty obligations thereunder. Upon termination of the Research and Option Agreement, Merck’s licenses pursuant to the Research and Option Agreement will become fully paid-up, perpetual licenses.

License Agreement with United Kingdom Secretary of State for the Department of Health
In January 2011, upon completion of our acquisition of Biocontrol Ltd., we assumed a license agreement entered into in March 2007 between Biocontrol Ltd. and the Health Protection Agency, Centre for Emergency Preparedness and Response, to use certain intellectual property rights to develop treatments for bacterial biofilm infections. The agreement was subsequently assigned to the United Kingdom Secretary of State for the Department of Health (“DoH”).
Under the license agreement, we have obtained exclusive rights to a patent portfolio related to the use of bacteriophages combined with biofilm-disrupting agents in treating biofilm infections. In consideration for the exclusive license, we may be required to pay to the DoH certain milestone payments in the aggregate of up to £10,000 per product, as well as single digit percentage royalty on net sales of products incorporating licensed intellectual property.
The license agreement will remain in effect until the expiration of the last patent exclusively licensed under the license agreement. If we default on any milestone or royalty payments, or upon breach by us of certain other terms of the license agreement, the DoH may either terminate the license agreement immediately upon written notice or modify the license to be non-exclusive upon 30 days’ written notice.
Exclusive License Agreement with The Regents of the University of California
C3J was granted an exclusive license to its proprietary STAMP platform pursuant to the terms of an exclusive license agreement, dated April 24, 2007, as amended from time to time (the “UCLA Agreement”), with The Regents of the University of California (“UCLA”), including rights to develop and commercialize any products developed using the STAMP platform. In exchange for the exclusive license, UCLA was entitled to receive from C3J an upfront payment, and is entitled to receive, for the term of the UCLA Agreement, milestone payments tied to the achievement of product development and regulatory milestones, and royalty payments based on net sales of products developed using the STAMP platform, subject to certain reductions. C3J must diligently proceed with the development, manufacture and sale of the products developed using the STAMP platform. Unless earlier terminated pursuant to other provisions of the UCLA Agreement, the UCLA Agreement will be effective for the life of the last-to-expire patent related to the STAMP platform, or until the last patent application licensed under the UCLA Agreement is abandoned, provided that no licensed patent is issued.
Strategic Alliances and Research Agreements
Global R&D Agreement with U.S. Army
In June 2013, we entered into a Research and Development Agreement with the U.S. Army Medical Research and Materiel Command (the “Research and Development Agreement”). The Research and Development Agreement focuses on developing bacteriophage therapeutics to treat S. aureus, E. coli and P. aeruginosa infections, with the initial therapeutic development focus being wounds and skin infections from S. aureus, which is the leading pathogen in healthcare-associated infections in the United States as a whole, accounting for 30.4% of surgical site infections.
We retain global regulatory ownership and commercial rights to all products developed by us under the Research and Development Agreement. The U.S. Army Medical Research and Materiel Command will have the right to retain a non-exclusive license to use any products developed by or on behalf of the U.S. Government for non-commercial uses. We also have the rights to exclusively license any intellectual property developed by the U.S. Army Medical Research and Materiel Command under the collaboration on terms to be agreed upon.
The Research and Development Agreement will expire in June 2020 and can be terminated by either the U.S. Army Medical Research and Materiel Command or us upon 60 days’ written notice to the other party at any time.
Employees
As of December 16, 2019, we had thirty-two full-time employees and five part-time employees. Of these 37 employees, thirty employees were engaged in research and development activities and seven employees were engaged in finance, legal, human resources, facilities and general management. We have no collective bargaining agreements with our employees, we have not experienced any work stoppages and we believe our relations with our employees are good.
Facilities
Our corporate headquarters are located in Marina del Rey, California, where we currently lease 35,500 square feet of laboratory and office space. The lease expires in 2022 and includes an option to extend for an additional ten years. The facility includes 19,500 square feet of BSL2 laboratory space dedicated to phage product development. The facility includes approximately 3,000 square feet of cGMP laboratory space, designed to produce clinical quantities of our phage product candidates for human trials and to perform in-house Quality Control (“QC”) testing. The manufacturing space consists of two ISO-certified cleanrooms capable of production, purification, drug product formulation and aseptic filling of drug product. The QC laboratory contains qualified analytical instruments to support the testing and release of clinical trial material. The facility is registered with the FDA and licensed by the California Department of Public Health (“CDPH”) for drug manufacturing, and is subject to periodic, unannounced inspections by both agencies for compliance with cGMP and other state and federal regulations. To date, this facility has not been inspected by any regulatory party.
In addition, we lease a 5,000 square foot facility located in Sydney, Australia. The 4,000 square feet of laboratory space provides capabilities to support phage product development and manufacturing process development. The facility is also set up to provide microbiological support of clinical trials.
We occupy approximately 1,000 square feet of leased office space pursuant to a month-to-month sublease, located at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.
We believe that our facilities are adequate for our current and near-term needs.
Legal Proceedings
Between April 15 and April 25, 2019, three putative class action lawsuits (captioned Midgarden v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0684 (S.D. Cal. filed Apr. 15, 2019); Henning v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0728 (S.D. Cal. filed Apr. 19, 2019); and Plumley v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0617 (W.D. Wash. filed Apr. 25, 2019)) were filed in federal court against us and the former AmpliPhi board of directors related to the Merger. The lawsuits asserted violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and asserted violations of Section 20(a) of the Exchange Act as to the individual defendants. The plaintiffs contended that the Definitive Proxy Statement on Schedule 14A, filed on April 4, 2019 (the “April 2019 Proxy Statement”), omitted or misrepresented material information regarding the Merger. The complaints sought injunctive relief, rescission, or rescissory damages and an award of plaintiffs’ costs, including attorneys’ fees and expenses. On May 1, 2019, we amended the April 2019 Proxy Statement to provide additional disclosure to our shareholders. Each of the above cases have since been dismissed.
In addition, from time to time, we are a party to certain litigation that is either judged to be not material or that arises in the ordinary course of business. We intend to vigorously defend our interests in these matters. We expect that the resolution of these matters will not have a material adverse effect on our business, financial condition or results of operations. However, due to the uncertainties inherent in litigation, no assurance can be given as to the outcome of these proceedings.
As of the date of this prospectus, we are not subject to any material legal proceedings.
Government Regulation
Government authorities in the United States, at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drug and biological products such as those we are developing. Generally, before a new drug or biologic can be marketed, considerable data demonstrating its quality, safety, efficacy, purity, and/or potency must be obtained, organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority where the product is intended to be marketed.
United States Product Development Process
The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable FDA requirements at any time during the product development process or approval process, or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us. The process required by the FDA before a biological product may be marketed in the United States generally involves the following:
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Completion of preclinical laboratory tests, animal studies and formulation studies according to good laboratory practice requirements (“GLP”) or other applicable regulations;

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Submission to the FDA of an IND application, which must be granted before human clinical trials may begin in the United States or internationally if submitting results to the FDA;

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Performance of adequate and controlled human clinical trials according to the FDA’s regulations commonly referred to as good clinical practices (“GCPs”) and any additional requirements for the protection of human research subjects and their health information, to establish the safety and efficacy of the proposed biological product for its intended use or uses;

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Submission to the FDA of a Biologics License Application (“BLA”) for a new biological product;

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Satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities where the biological product is produced to assess compliance with the FDA’s cGMP regulations, to assure that the facilities, methods and controls are adequate to preserve the biological product’s identity, strength, quality and purity;

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Potential FDA inspection of the nonclinical study sites and clinical trial sites that generated the data in support of the BLA; and

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FDA’s approval of the BLA which must occur before a biological product can be marketed or sold in the United States.

The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources even when approvals are inherently uncertain.
The strategies, nature, and technologies of bacteriophage products are different from those of conventional antibiotic therapy products. From the regulatory requirements established to ensure the safety, efficacy and quality of bacteriophage preparations, there are several major points to consider during the development, manufacturing, characterization, preclinical study and clinical trial of bacteriophage products. The major issues include:
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Phage preparation design (single agent versus phage mixes and wild-type phage versus genetically engineered phage);

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Proof of concept in development of phage products;

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Selectivity of bacteriophage replication and targeting to specific species of bacteria;

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Relevant animal models in preclinical studies; and

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Clinical safety and efficacy.

Preclinical Studies and IND
Before testing any compounds with potential therapeutic value in humans, the biological product candidate enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product biology, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the biological product candidate. The conduct of the preclinical tests must comply with federal regulations and requirements, including good laboratory practices described in 21 CFR Part 58 (GLP). The sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND application. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA places the IND on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a product candidate at any time before or during clinical trials due to safety concerns or non-compliance. Accordingly, we cannot be certain that submission of an IND application will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such clinical trial.
Clinical Trials
Clinical trials involve the administration of the product candidate to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by the sponsor. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject inclusion and exclusion criteria and the parameters to be used to monitor subject safety. Each protocol must be submitted to the FDA. Clinical trials must be conducted in accordance with GCP requirements. Further, each clinical trial must be reviewed and approved by an independent institutional review board (“IRB”) or ethics committee if conducted outside of the United States, at or servicing each institution at which the clinical trial will be conducted. An IRB or ethics committee is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB or ethics committee also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. We intend to use third-party Clinical Research Organizations (“CROs”) to administer and conduct our planned clinical trials and will rely upon such CROs, as well as medical institutions, clinical investigators and consultants, to conduct our trials in accordance with our clinical protocols. The failure by any of such third parties to meet expected timelines, adhere to our protocols or meet regulatory standards could adversely impact the subject product development program and we remain legally responsible for compliance with applicable laws and regulations governing the conduct of these clinical trials.
Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:
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Phase 1: The product candidate is initially introduced into healthy human subjects and tested primarily for safety and dosage tolerance. Absorption, metabolism, distribution and excretion may also be tested.

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Phase 2: The product candidate is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product candidate for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.

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Phase 3: Clinical trials are undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population at geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling. Generally, two adequate and well-controlled Phase 3 clinical trials are required by the FDA and other regulatory authorities for approval of a marketing application.

Post-approval studies, or Phase 4 clinical trials, may be requested by the FDA as a condition of approval and are conducted after initial marketing approval. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication.

Progress reports detailing the results of the clinical trials must be submitted annually to the FDA and written safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events or any finding from tests in laboratory animals that suggest that there may be a significant risk for human subjects. The FDA or the sponsor or, if used, the sponsor’s data safety monitoring board may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB or ethics committee can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s or ethics committee’s requirements or if the pharmaceutical product has been associated with unexpected serious harm to patients. Suspension of a clinical trial due to safety risks attributed to the investigational product will result in termination of the trial and possibly others that are underway.
Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the physical characteristics of the product candidate as well as finalize a process for manufacturing the product candidate in commercial quantities in accordance with cGMP requirements. To help reduce the risk of the introduction of adventitious agents or other impurities with the use of biological products, the Public Health Service Act emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the sponsor must develop methods for testing the identity, strength, quality, potency, and purity of the final biological product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the biological product candidate does not undergo unacceptable deterioration over its shelf life.
FDA Review and Approval Processes
In order to obtain approval to market a biological product in the United States, a BLA that provides data establishing to the FDA’s satisfaction the safety and effectiveness of the investigational product candidate for the proposed indication must be submitted to the FDA. The application includes all data available from nonclinical studies and clinical trials, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s manufacture and composition, and proposed labeling, among other things. The testing and approval processes require substantial time and effort and there can be no assurance that the FDA will accept the BLA for filing and, even if filed, that any approval will be granted on a timely basis, if at all.
Under the Prescription Drug User Fee Act, as amended (“PDUFA”), each BLA must be accompanied by a significant user fee. The FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on BLAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.
The FDA has 60 days from its receipt of a BLA to determine whether the application will be accepted for filing based on the agency’s threshold determination that the application is sufficiently complete to permit substantive review. The FDA may refuse to file any BLA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the BLA must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. After the BLA is accepted for filing, the FDA reviews it to determine, among other things, whether the proposed product is safe and effective for its intended use, has an acceptable purity profile, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, safety, strength, quality, potency, and purity. Under the goals and policies agreed to by the FDA under PDUFA, the FDA has 10 months from the filing date in which to complete its initial review of an original BLA and respond to the applicant, and six months from the filing date of an original BLA designated for priority review. The FDA does not always meet its PDUFA goal dates for standard and priority BLAs, and the review process is often extended by FDA requests for additional information or clarification.
Before approving a BLA, the FDA will conduct a preapproval inspection of the manufacturing facilities for the new product to determine whether they comply with cGMP requirements. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. The FDA also may audit data from clinical trials to ensure compliance with GCP requirements. Additionally, the FDA may refer applications for novel product candidates or those that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. The FDA may ultimately decide that the BLA does not satisfy the criteria for approval. If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling.
Orphan Drug Designation
Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan drug designation for a biologic must be requested before submitting a BLA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.
If a product that has orphan designation subsequently receives the first FDA approval for the rare disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years from the date of such approval. Additionally, the sponsor can benefit from certain financial incentives, including opportunities for grant funding towards clinical trial costs, research and development tax credits, and user fee waivers. If the same drug has already been approved, the proposed drug needs to demonstrate clinical superiority to obtain orphan exclusivity for the same indication, such as by means of greater effectiveness, greater safety or providing a major contribution to patient care, or in instances of drug supply issues.
Competitors, however, may receive approval of either a different product for the same indication or the same product for a different indication but that could be used off-label in the orphan indication. Orphan drug exclusivity also could block the approval of one of our products for seven years if a competitor obtains approval before we do for the same product, as defined by the FDA, for the same indication we are seeking approval, or if our product is determined to be contained within the scope of the competitor’s product for the same indication or disease. If one of our products designated as an orphan drug receives marketing approval for an indication broader than that which is designated, it may not be entitled to orphan drug exclusivity. Orphan drug status in the European Union has similar, but not identical, requirements and benefits.
Pediatric Information
Under the Pediatric Research Equity Act (“PREA”), a BLA or supplement to a BLA must contain data to assess the safety and efficacy of the biologic for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. A sponsor who is planning to submit a marketing application for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration must submit an initial Pediatric Study Plan (“PSP”) within 60 days of an end-of-Phase 2 meeting or, if there is no such meeting, as early as practicable before the initiation of the Phase 3 or Phase 2/3 study. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials and/or other clinical development programs.
Special FDA Expedited Review and Approval Programs
The FDA has various programs, including Fast Track designation, Limited Population, accelerated approval and priority review, that are intended to expedite the process for the development and FDA review of drugs that are intended for the treatment of serious or life-threatening diseases or conditions and demonstrate the potential to address unmet medical needs. The purpose of these programs is to provide important new drugs and biological products to patients earlier than under standard FDA review procedures.
To be eligible for a Fast Track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need, or if the drug or biological product qualifies as a qualified infectious disease product under the Generating Antibiotic Incentives Now Act (the “GAIN Act”). The FDA will determine that a product will fill an unmet medical need if it will provide a therapy where none exists or provide a therapy that may be potentially superior to existing therapies based on efficacy or safety factors. We intend to request Fast Track designation for our product candidates if applicable.
Fast Track designation applies to the combination of the product and the specific indication for which it is being studied. The sponsor of a new drug or biological may request the FDA to designate the drug or biologic as a Fast Track product at any time during the clinical development of the product. Unique to a Fast Track product, the FDA may consider for review sections of the marketing application on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the application, the FDA agrees to accept sections of the application and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the application.
Any product submitted to the FDA for marketing, including under a Fast Track program, may be eligible for other types of FDA programs intended to expedite development and review, such as priority review, accelerated approval, and, as of 2018, for antibacterial and antifungal therapies, approval under the Limited Population Pathway. Any product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or if there is a significant improvement in the treatment, diagnosis or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug or biological product designated for priority review in an effort to facilitate the review. Additionally, a product may be eligible for accelerated approval. Drug or biological products studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may receive accelerated approval, which means that they may be approved on the basis of adequate and well-controlled clinical trials establishing that the product has an effect on a surrogate endpoint that is reasonably likely to predict a clinical benefit, or on the basis of an effect on a clinical endpoint other than survival or irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. The limited population pathway for antibacterial and antifungal drugs or biologics (LPAD) may enable streamlined development of safe and effective medicines that overcome the unmet needs of a limited population of patients with serious bacterial infections.
As a condition of approval, the FDA may require a sponsor of a drug or biological product receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality or other clinical endpoint, and the drug or biological product may be subject to accelerated withdrawal procedures. In addition, the FDA currently requires as a condition for accelerated approval and approval under LPAD pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. Fast Track designation, priority review and accelerated approval do not change the standards for approval but may expedite the development or approval process. Approval under LPAD is for a limited population of patients; labeling statements for the limited use of the product are removed when supplemental data substantiates expansion of the patient population.
Eligibility for a drug or biologic product to be licensed under LPAD includes treatment of a serious or life-threatening infection in a limited population of patients with unmet medical need. FDA also considers the severity, rarity or prevalence of the infection and the lack of alternative treatment in the limited population the therapeutic is intended for. It is possible for qualifying therapies to complete a streamlined clinical program to demonstrate substantial evidence of effectiveness and safety in the limited population. Drugs or biological products approved under LPAD can also receive fast track and breakthrough designations as well as accelerated and priority review of the marketing application. LPAD-required limitations of labeling are removed when supplemental data demonstrating a favorable benefit-risk profile in a broader population corroborates label expansion. We intend to request approval under LPAD in the BLA for our product candidates if applicable.
A sponsor can also request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biological product that is intended, alone or in combination with one or more other drugs or biological products, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the biological product or drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs or biological products designated as breakthrough therapies are also eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a breakthrough therapy. We intend to request “breakthrough therapy” designation for our product candidates if applicable.
Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.
FDA Post-Approval Requirements
Maintaining substantial compliance with applicable federal, state, local, and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Rigorous and extensive FDA regulation of new products continues after approval, particularly with respect to cGMP. We may rely on third parties for the production of commercial quantities of any products that we may commercialize. We and third-party manufacturers of our products are required to comply with applicable requirements in the cGMPs, including quality control and quality assurance and maintenance of records and documentation. We cannot be certain that we or our present or future suppliers will be able to comply with the cGMP and other FDA requirements. Other post-approval requirements applicable to biological products include reporting of cGMP deviations that may affect the identity, potency, purity and overall safety of a distributed product, record-keeping requirements, reporting of adverse effects, reporting updated safety and efficacy information, and complying with electronic record and signature requirements. After a BLA is approved, the product also may be subject to official lot release. As part of the manufacturing process, the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official release by the FDA, the manufacturer submits samples of each lot of product to the FDA together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot. The FDA also may perform certain confirmatory tests on lots of some products, such as viral vaccines, before releasing the lots for distribution by the manufacturer. In addition, the FDA conducts laboratory research related to the regulatory standards on the safety, purity, potency, and effectiveness of biological products.
Discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements, by us or our suppliers, may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions and adverse publicity. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, clinical hold, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, mandated corrective advertising or communications with doctors, debarment, restitution, disgorgement of profits, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.
Biological product manufacturers and other entities involved in the manufacture and distribution of approved products are required to register their facilities with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMPs and other laws. In addition, changes to the manufacturing process or facility generally require prior FDA approval before being implemented and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval.
Labeling, Marketing and Promotion
The FDA closely regulates the labeling, marketing and promotion of drugs and biological products, including direct-to-consumer advertising, promotional activities involving the internet, and industry-sponsored scientific and educational activities. While doctors are free to prescribe any product approved by the FDA for any use, a company can only make claims relating to safety and efficacy of a product that are consistent with FDA approval, and the company is allowed to actively market a product only for the particular use and treatment approved by the FDA. In addition, any claims we make for our products in advertising or promotion must be appropriately balanced with important safety information and otherwise be adequately substantiated. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising, injunctions and potential civil and criminal penalties.
Patent Term Restoration and Extension
The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In most countries in which we file, including the United States, the base term is 20 years from the filing date of the earliest-filed non-provisional patent application from which the patent claims priority. The term of a U.S. patent can be lengthened by patent term adjustment, which compensates the owner of the patent for administrative delays at the U.S. PTO. Depending upon the timing, duration and specifics of FDA approval of our drugs, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one half the time between the effective date of an IND, and the submission date of an NDA or BLA, plus the time between the submission date of an NDA or BLA and the approval of that application. Only one patent applicable to an approved drug is eligible for the extension, and the extension must be applied for prior to expiration of the patent. The U.S. PTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration.
Some foreign jurisdictions, including Europe and Japan, have analogous patent term extension provisions, which allow for extension of the term of a patent that covers a drug approved by the applicable foreign regulatory agency.
Biologics Price Competition and Innovation Act of 2009: Biosimilars and Interchangeable Biologic Products
The Biologics Price Competition and Innovation Act of 2009 amended the Public Health Service Act to create an abbreviated approval pathway for two types of  “generic” biologics — biosimilars and interchangeable biologic products, and provides for a twelve-year data exclusivity period for the first approved biological product, or reference product, against which a biosimilar or interchangeable application is evaluated; however, if pediatric clinical trials are performed and accepted by the FDA, the twelve-year data exclusivity period will be extended for an additional six months. A biosimilar product is defined as one that is highly similar to a reference product notwithstanding minor differences in clinically inactive components and for which there are no clinically meaningful differences between the biological product and the reference product in terms of the safety, purity and potency of the product. An interchangeable product is a biosimilar product that may be substituted for the reference product without the intervention of the health care provider who prescribed the reference product.
The biosimilar applicant must demonstrate that the product is biosimilar based on data from (1) analytical studies showing that the biosimilar product is highly similar to the reference product; (2) animal studies (including toxicity); and (3) one or more clinical trials to demonstrate safety, purity and potency in one or more appropriate conditions of use for which the reference product is approved. In addition, the applicant must show that the biosimilar and reference products have the same mechanism of action for the conditions of use on the label, route of administration, dosage and strength, and the production facility must meet standards designed to assure product safety, purity and potency.
An application for a biosimilar product may not be submitted until four years after the date on which the reference product was first approved. The first approved interchangeable biologic product will be granted an exclusivity period of up to one year after it is first commercially marketed, but the exclusivity period may be shortened under certain circumstances.
Pediatric Exclusivity
Pediatric exclusivity is a type of marketing exclusivity available in the United States under the Best Pharmaceuticals for Children Act, which provides for an additional six months of marketing exclusivity and may be available if a sponsor conducts clinical trials in children in response to a written request from the FDA (the “Written Request”). If the Written Request does not include clinical trials in neonates, the FDA is required to include its rationale for not requesting those clinical trials. The FDA may request studies on approved or unapproved indications in separate Written Requests. The issuance of a Written Request does not require the sponsor to undertake the described clinical trials.
Diagnostics
We may employ companion diagnostics to help us to more accurately identify patients within a particular bacterial strain, both during our clinical trials and in connection with the commercialization of our product candidates that we are developing or may in the future develop. Companion diagnostics can identify patients who are most likely to benefit from a particular therapeutic product; identify patients likely to be at increased risk for serious side effects as a result of treatment with a particular therapeutic product; or monitor response to treatment with a particular therapeutic product for the purpose of adjusting treatment to achieve improved safety or effectiveness. Companion diagnostics are regulated as medical devices by the FDA and, as such, require either clearance or approval prior to commercialization. The level of risk combined with available controls to mitigate risk determines whether a companion diagnostic device requires Premarket Approval Application (“PMA”) approval or is cleared through the 510(k) premarket notification process. For a novel therapeutic product for which a companion diagnostic device is essential for the safe and effective use of the product, the companion diagnostic device should be developed and approved or 510(k)-cleared contemporaneously with the therapeutic. The use of the companion diagnostic device will be stipulated in the labeling of the therapeutic product.
Other U.S. Healthcare Laws and Compliance Requirements
In addition to FDA restrictions on the marketing of pharmaceutical products, we may be subject to various federal and state laws targeting fraud and abuse in the healthcare industry. These laws may impact, among other things, our business or financial arrangements and relationships through which we market, sell and distribute the products, if any, for which we obtain approval. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:
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the federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs; a person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil money penalties statute;
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federal civil and criminal false claims laws and civil monetary penalties laws, such as the federal False Claims Act, which impose criminal and civil penalties and authorize civil whistleblower or qui tam actions, against individuals or entities for, among other things: knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent; making, using or causing to be made or used, a false statement or record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government;

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the anti-inducement law, which prohibits, among other things, the offering or giving of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of items or services reimbursable by a federal or state governmental program;

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HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and their respective implementing regulations, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information;

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the federal transparency requirements under the Affordable Care Act, including the provision commonly referred to as the Physician Payments Sunshine Act, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the U.S. Department of Health and Human Services information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

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federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs; and

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federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

Additionally, we are subject to state and foreign equivalents of each of the healthcare laws described above, among others, some of which may be broader in scope and may apply regardless of the payor. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare services reimbursed by any source, not just governmental payors, including private insurers. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state. There are ambiguities as to what is required to comply with these state requirements, and if we fail to comply with an applicable state law requirement, we could be subject to penalties. Finally, there are state and foreign laws governing the privacy and security of health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.
Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws.
Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including penalties, fines, imprisonment and/or exclusion or suspension from federal and state healthcare programs such as Medicare and Medicaid and debarment from contracting with the U.S. government. In addition, private individuals have the ability to bring actions on behalf of the U.S. government under the federal False Claims Act as well as under the false claims laws of several states.
Law enforcement authorities are increasingly focused on enforcing fraud and abuse laws, and it is possible that some of our practices may be challenged under these laws. Efforts to ensure that our current and future business arrangements with third parties, and our business generally, will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices, including our arrangements with physicians and other healthcare providers, some of whom receive stock options as compensation for services provided, may not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.
If any of the physicians or other healthcare providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs, which may also adversely affect our business.
Additional Regulation
In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservancy and Recovery Act and the Toxic Substances Control Act, affect our business. These and other laws govern our use, handling and disposal of various biological, chemical and radioactive substances used in, and wastes generated by, our operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines. We believe that we are in material compliance with applicable environmental laws and that continued compliance therewith will not have a material adverse effect on our business. We cannot predict, however, how changes in these laws may affect our future operations.
U.S. Foreign Corrupt Practices Act
The U.S. Foreign Corrupt Practices Act, to which we are subject, prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity. It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity.
U.S. Healthcare Reform
A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medical products. For example, in March 2010, the Affordable Care Act was enacted, which, among other things, increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; introduced a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care plans; imposed mandatory discounts for certain Medicare Part D beneficiaries as a condition for manufacturers’ outpatient drugs coverage under Medicare Part D; subjected drug manufacturers to new annual fees based on pharmaceutical companies’ share of sales to federal healthcare programs; imposed a new federal excise tax on the sale of certain medical devices; created a new Patient Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with funding for such research; and established the Center for Medicare Innovation at the CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending.
Since its enactment, there have been a number of significant changes to the Affordable Care Act (the “ACA”). On October 13, 2017, President Trump signed an Executive Order terminating the cost-sharing subsidies that reimburse insurers under the Affordable Care Act. Several state Attorneys General filed suit to stop the administration from terminating the subsidies, but their request for a restraining order was denied by a federal judge in California on October 25, 2017. In addition, CMS has recently proposed regulations that would give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the Affordable Care Act for plans sold through such marketplaces. In January 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the Affordable Care Act to waive, defer, grant exemptions from, or delay the implementation of any provision of the Affordable Care Act that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices.
The Tax Cuts and Jobs Act of 2017 (“TCJA”), includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, on January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain ACA-mandated fees, including the so-called “Cadillac” tax on certain high cost employer sponsored insurance plan, the annual fee imposed on certain health insurance providers based on market share, and the medical device exercise tax on non-exempt medical devices. Further, the Bipartisan Budget Act of 2018, among other things, amends the ACA, effective January 1, 2019, to reduce the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” Congress will likely consider other legislation to replace or modify elements of the Affordable Care Act. We continue to evaluate the effect that the Affordable Care Act and its possible repeal, replacement or further modification could have on our business. It is uncertain the extent to which any such changes may impact our business or financial condition.
In addition, the Budget Control Act of 2011 and the Bipartisan Budget Act of 2015 led to aggregate reductions of Medicare payments to providers of up to 2% per fiscal year that will remain in effect through 2027 unless additional Congressional action is taken. Further, on January 2, 2013, the American Taxpayer Relief Act was signed into law, which, among other things, reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. More recently, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which have resulted in several recent Congressional inquiries and proposed bills designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for pharmaceutical products. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
We expect that additional foreign, federal and state healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for our products, once approved, or additional pricing pressures.
Government Regulation Outside of the United States
In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials of drug products as well as the approval, manufacture and distribution of our product candidates. Because biologically sourced raw materials are subject to unique contamination risks, their use may be restricted in some countries. Whether or not we obtain FDA approval for a product candidate, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.
Clinical Trials
Certain countries outside of the United States have a regulatory process similar to the U.S. process that requires the submission of a CTA much like the IND prior to the commencement of human clinical trials. In the European Union, for example, CTA must be submitted for each clinical trial to the national health authority and an independent ethics committee in each country in which the trial is to be conducted, much like the FDA and an IRB, respectively. Clinical trial application must be accompanied by an investigational medicinal product dossier with supporting information prescribed by the Clinical Trials Directive (and corresponding national laws of the member states) and further detailed in applicable guidance documents. Once the CTA is approved in accordance with a country’s requirements, the clinical trial may proceed. A similar process to the one described for the European Union is required in Israel for initiation of clinical trials. The requirements and process governing the conduct of clinical trials vary from country to country. In all cases, the clinical trials must be conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.
Approval Process
In order to market our products, we must obtain a marketing approval for each product and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing in comparison to the testing carried out for the U.S. approval. The time required to obtain approval in foreign countries may differ substantially from that required to obtain FDA approval. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries. The regulatory approval process outside the United States generally is subject to all of the same risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country.
To obtain marketing approval of a medicinal product under the European Union regulatory system, an applicant must submit a marketing authorization application (“MAA”), under either a centralized or a decentralized procedure. The decentralized procedure is based on a collaboration among the member states selected by the applicant. In essence, the applicant chooses a ‘lead’ member state that will carry out the scientific assessment of the MAA and review the product information. The other member states must recognize the outcome of such assessment and review except in case of a “serious potential risk to public health.” The decentralized procedure results in the grant of a national marketing authorization in each selected country. That procedure is available for all medicinal products unless they fall into the mandatory scope of the centralized procedure. In practice, it is used for OTC, not highly innovative products, generic products and, increasingly, for biosimilars.
The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all European Union member states. The centralized procedure is compulsory for certain medicinal products, including for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy medicinal products (“ATMPs”) and products with a new active substance and indicated for the treatment of certain diseases. For products with a new active substance and indicated for the treatment of other diseases, products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure is optional.
Under the centralized procedure, the Committee for Medicinal Products for Human Use (“CHMP”), the main scientific committee established at the EMA, is responsible for conducting the scientific assessment of the future medicinal product. The CHMP is also responsible for several post-authorization and maintenance activities, such as the assessment of modifications or extensions to an existing marketing authorization. The maximum timeframe for the evaluation of an MAA is 210 days, excluding clock stops. The European Commission grants or refuses the marketing authorization, following a procedure that involves representatives of the member states. The European Commission’s decision is in accordance with the CHMP scientific assessment except in very rare cases.
Pursuant to Regulation (EC) 1394/2007, specific rules apply to ATMPs, a category that is comprised of gene therapy medical products, somatic cell therapy medicinal products, and tissue-engineered medicinal products. Those rules have triggered the adoption of guidelines on manufacturing, clinical trials and pharmacovigilance that adapt the general regulatory requirements to the specific characteristics of ATMPs. Regulation (EC) 1394/2007 introduced a “hospital exemption.” which authorizes hospitals to develop ATMP for their internal use without having obtained a marketing authorization and to complying with European Union pharmaceutical law. The hospital exemption, which is in essence a compounded ATMP, has been transposed in all Member States, sometimes in such a way that the ATMPs under the hospital exemption are competitive alternatives to ATMPs with marketing authorization. The broad use of the hospital exemption by national hospitals led the European Commission to discuss with the Member States a more reasonable application of the hospital exemption that would not undermine the common legal regime for ATMP.
Marketing authorization is valid for five years in principle and the marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA or the competent authority of the authorizing member state. To this end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the national competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional renewal. Any authorization which is not followed by the actual placing of the medicinal product on the European Union market (in case of centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid (the so-called sunset clause).
Orphan Designation
Countries other than the United States have adopted a specific legal regime to support the development and marketing of drugs and biologics for rare diseases.
For example, in the European Union, Regulation 141/2000 organizes the grant of orphan drug designations to promote the development of products that are intended for the diagnosis, prevention or treatment of life threatening or chronically debilitating conditions affecting not more than five in 10,000 persons in the European Economic Area (the European Union, plus Iceland, Liechtenstein and Norway) (or where it is unlikely that the development of the medicine would generate sufficient return to justify the investment) and for which no satisfactory method of diagnosis, prevention or treatment has been authorized or, if a method exists, the product would be of significant benefit to those affected. The EMA’s Committee for Orphan Medicinal Products (“COMP”) examines if the orphan criteria are met and gives opinions thereon, and the orphan status is granted by the European Commission. The meeting of the criteria for orphan designation is examined again by the COMP at the time of approval of the medicinal product, which typically occurs several years after the grant of the orphan designation. If the criteria for orphan designation are no longer met at that time, the European Commission withdraws the orphan status.
In the European Union, orphan drug designation entitles the sponsor to financial incentives such as reduction of fees or fee waivers and to ten years of market exclusivity granted following medicinal product approval. Market exclusivity precludes the EMA or a national regulatory authority from validating another MAA, and the European Commission or a national regulatory authority from granting another marketing authorization, for a same or similar medicinal product and a same therapeutic indication, for that time period. This 10-year period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity. The orphan exclusivity may be lost vis-à-vis another medicinal product in cases the manufacturer is unable to assure sufficient quantity of the medicinal product to meet patient needs or if that other product is proved to be clinically superior to the approved orphan product. A drug is clinically superior if it is safer, more effective or makes a major contribution to patient care. Orphan drug designation must be requested before submitting a MAA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process, and it does not afford any regulatory exclusivity until a marketing authorization is granted.
Expedited Development and Approval
Mechanisms are in place in many jurisdictions that allow an earlier approval of the drug so that it reaches patients with unmet medical needs earlier. The European Union, for example, has instituted several expedited approval mechanisms including two mechanisms that are specific to the centralized procedure:
•
the accelerated approval: the EMA may reduce the maximum timeframe for the evaluation of an MAA from 210 days to 150 days when the future medicinal product is of major interest from the point of view of public health, in particular from the viewpoint of therapeutic innovation; and

•
the conditional marketing authorization: as part of its marketing authorization process, the European Commission may grant marketing authorizations on the basis of less complete data than is normally required.

A conditional marketing authorization may be granted when the CHMP finds that, although comprehensive clinical data referring to the safety and efficacy of the medicinal product have not been supplied, all the following requirements are met:
•
the risk/benefit balance of the medicinal product is positive;

•
it is likely that the applicant will be in a position to provide the comprehensive clinical data;

•
unmet medical needs will be addressed; and

•
the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data is still required.

The granting of a conditional marketing authorization is typically restricted to situations in which only the clinical part of the application is not yet fully complete. Incomplete preclinical or quality data may however be accepted if duly justified and only in the case of a product intended to be used in emergency situations in response to public health threats.
Conditional marketing authorizations are valid for one year, on a renewable basis. The conditions to which approval is subject will typically require the holder to complete ongoing trials or to conduct new trials with a view to confirming that the risk/benefit balance is positive and to collect pharmacovigilance data.

Once the conditions to which the marketing authorization is subject are fulfilled, the conditional marketing authorization is transformed into a regular marketing authorization. If, however, the conditions are not fulfilled within the timeframe set by the EMA, the conditional marketing authorization ceases to be renewed.
The EMA has also implemented the so-called “PRIME” (PRIority MEdicines) status in order support the development and accelerate the approval of complex innovative medicinal products addressing an unmet medical need. PRIME status enables early dialogue with the relevant EMA scientific committees and, possibly, some payors and thus reinforces the EMA’s scientific and regulatory support. It also opens accelerated assessment of the MAA as PRIME status, is normally reserved for medicinal products that may benefit from accelerated assessment, i.e., medicines of major interest from a public health perspective, in particular from a therapeutic innovation perspective.
Finally, all medicinal products (i.e. decentralized and centralized procedures) may benefit from an MA “under exceptional circumstances.” This marketing authorization is close to the conditional marketing authorization as it is reserved to medicinal products to be approved for severe diseases or unmet medical needs and the applicant does not hold the complete data set legally required for the grant of a marketing authorization. However, unlike the conditional marketing authorization, the applicant does not have to provide the missing data and will never have to. The risk/benefit of the medicinal product is reviewed annually. As a result, although the MA “under exceptional circumstances” is granted definitively, the risk/benefit balance of the medicinal product is reviewed annually and the marketing authorization is withdrawn in case the risk/benefit ratio is no longer favorable.
Pediatrics
Mandatory testing in the pediatric population is required in more and more jurisdictions. The European Union has enacted a complex and very stringent system that has inspired other jurisdictions, including the United States and Switzerland. Any application for approval of  (i) a medicinal product containing a new active substance or (ii) a new therapeutic indication, pharmaceutical form or route of administration of an already authorized medicinal product which contains an active substance still protected by a supplementary protection certificate (“SPC”) or a patent that qualifies for an SPC, must include pediatric data. Otherwise, the application is not validated by the competent regulatory authority. The submission of pediatric data is mandatory in those cases, even if the application concerns an adult use. Submission of pediatric data is not required or fully required if the EMA granted, respectively, a full or partial waiver to pediatric development. Moreover, that submission can be postponed if the EMA grants a deferral in order not to delay the submission of the MAA for the adult population.
The pediatric data are generated through the implementation of a pediatric investigation plan (“PIP”) that is proposed by the company after completion of the PK studies in adults and agreed upon by the EMA, typically after some modifications. The PIP lists all the studies to conduct and measures to take in order to prove the safety and efficacy of the future medicinal product when used in children. The EMA may agree to modify the PIP at the company’s request. The scope of the PIP is the adult therapeutic indication or the condition of which the adult application is part or even the mechanism of action of the active substance, at the EMA’s quasi-discretion. This very broad discretion enables the EMA to require companies to develop children indications that are different from the adult indications.
Completion of a PIP renders the company eligible for a pediatric reward, which can be six-month extension of the term of the SPC or, in the cases of orphan medicinal products, two additional years of market exclusivity. The reward is subject, among other conditions, to the PIP being fully completed, to the pediatric medicinal product being approved in all the member states, and to the results of the pediatric studies being mentioned, in one way or another (for example, the approval of a pediatric indication), in the summary of product characteristics of the product.
Post-Marketing Requirements
Many countries impose post-marketing requirements similar to those imposed in the United States, in particular safety monitoring or pharmacovigilance. In the European Union, pharmacovigilance data are the basis for the competent regulatory authorities imposing the conduct of post-approval safety or efficacy study, including on off-label use. Non-compliance with those requirements can result in significant financial penalties as well as the suspension or withdrawal of the marketing authorization.

Supplementary Protection Certificate and Regulatory Exclusivities
In some countries other than the United States, some of our patents may be eligible for limited patent term extension, depending upon the timing, duration and specifics of the regulatory approval of our product candidates and any future product candidates. Furthermore, authorized drugs and biologics may benefit from regulatory exclusivities (in additional to patent protection resulting from patents).
In the European Union, Regulation (EC) 469/2009 institutes SPCs. An SPC is an extension of the term of a patent that compensates for the patent protection lost because of the legal requirements to conduct safety and efficacy tests and to obtain a marketing authorization before placing a medicinal product on the market. An SPC may be applied for any active substance that is protected by a “basic patent” (a patent chosen by the patent holder, which can be a product, process or application patent) and has not been placed on the market as a medicinal product before having obtained a marketing authorization in accordance with European Union pharmaceutical law. The term of the SPC is maximum five years, and the combined patent and SPC protection may not exceed fifteen years from the date of the first marketing authorization in the European Economic Area (“EEA”). SPC rights are restricted by both the basic patent and the marketing authorization, i.e., the SPC grants the same rights as those conferred by the basic patent but limited to the active substance covered by the marketing authorization (and any use as medicinal product approved afterwards).
While SPC are regulated at the European level, they are granted by the national patent offices. The grant of an SPC requires a basic patent granted by the national patent office and a marketing authorization, which is the first marketing authorization for the active substance as a medicinal product in the country. Furthermore, no SPC must have already been granted to the active substance, and the application for the SPC must be filed with the national patent office within six months of the first marketing authorization in the EEA or the grant of the basic patent, whichever is the latest.
In the future, we may apply for an SPC for one or more of our currently owned or licensed European patents to add patent life beyond their current expiration date, depending on the expected length of the clinical trials and other factors involved in the filing of the relevant MAA.
Furthermore, in the European Union, medicinal products may benefit from the following regulatory exclusivities: data exclusivity, market protection, market exclusivity, and pediatric reward.
A medicinal product that contains a new active substance (reference medicinal product) is granted eight years of data exclusivity followed by two years of market protection. Data exclusivity prevents other companies from referring to the non-clinical and clinical data in marketing authorization dossier of the reference medicinal product for submission of generic MAA purposes, and market protection prevents other companies from placing generics on the market. Pursuant to the concept of global marketing authorization, any further development of that medicinal product (e.g., new indication, new form, change to the active substance) by the marketing authorization holder does not trigger any new or additional protection. The authorization of any new development is considered as “falling” into the initial marketing authorization with regard to regulatory protection; hence, the new development only benefits from the regulatory protection that remains when it is authorized. The only exception is a new therapeutic indication that is considered as bringing a significant clinical benefit in comparison to the existing therapies. Such new indication will add one-year of market protection to the global marketing authorization, provided that it is authorized within the first eight years of authorization (i.e., during the data exclusivity period). Moreover, a new therapeutic indication of a “well-established substance” benefits from one-year data exclusivity but limited to the non-clinical and clinical data supporting the new indication. Any active substance approved for at least ten years in the EEA qualifies as well-established substance.
Biosimilars may be approved through an abbreviated approval pathway after the expiration of the eight-year data exclusivity period and may be marketed after the 10- or 11-year market protection period. The approval of biosimilars requires the applicant to demonstrate similarity between the biosimilar and the biological medicinal product and to submit the non-clinical and clinical data defined by the EMA. The biosimilar legal regime has been mainly developed through EMA’s scientific guidelines applicable to categories of biological active substances. Unlike in the United States, interchangeability is regulated by each member state.

Market exclusivity is a regulatory protection exclusively afforded to medicinal products with an orphan status. Market exclusivity precludes the EMA or a national regulatory authority from validating another MAA, and the European Commission or a national regulatory authority from granting another marketing authorization, for a same or similar medicinal product and a same therapeutic indication, for a period of ten years from approval (see above).
Pediatric reward is another regulatory exclusivity. Completion of a PIP renders the company eligible for a pediatric reward, which can be six-month extension of the term of the SPC or, in the cases of orphan medicinal products, two additional years of market exclusivity (see above). In case a PIP is completed on a voluntary basis, i.e., for an approved medicinal product that is not or no longer protected by an SPC or a basic patent, the pediatric reward takes the form of a “pediatric use marketing authorization” (“PUMA”). That special authorization does not fall into the global marketing authorization and thus benefits from eight years of data exclusivity followed by two or three years of market protection.
Other Healthcare Laws and Compliance Requirements Outside of the United States
Much like the Anti-Kickback Statute prohibition in the United States, the provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is also prohibited in the European Union. The provision of benefits or advantages to physicians is mainly governed by the national anti-bribery laws of the member states, such as the UK Bribery Act 2010, or national anti-kickback provisions (France, Belgium, etc.). Infringement of these laws could result in substantial fines and imprisonment. In certain member states, payments made to physicians must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual member states. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the member states. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.
Much like the U.S. Foreign Corrupt Practices Act, to which we are subject, that prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity, similar rules apply to many other countries worldwide such as France (“Loi Sapin”) or the United Kingdom (UK Bribery Act). It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity.
Pricing and Reimbursement
Although none of our product candidates has been commercialized for any indication, if they are approved for marketing, commercial success of our product candidates will depend, in part, upon the availability of third-party reimbursement from payors at the federal, state and private levels. Third-party payors include government healthcare programs, such as Medicare and Medicaid, private health insurers and managed-care plans. We anticipate third-party payors will provide reimbursement for our products. However, these third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the cost effectiveness of our products. Our product candidates may not be considered cost effective. It is time consuming and expensive for us to seek reimbursement from third-party payors. Reimbursement may not be available or sufficient to allow us to sell our products on a competitive and profitable basis.
We expect that there will continue to be a number of federal and state proposals to implement governmental pricing controls and limit the growth of healthcare costs, including the cost of prescription drugs.
In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product, or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products.
Historically, products launched in the European Union do not follow price structures of the United States and generally tend to be significantly lower.
Corporate History and Reorganization
Our company was created as a result of a business combination of Armata (formerly known as AmpliPhi) with C3J that became effective on May 9, 2019. Immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc.
C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly-owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.
AmpliPhi was incorporated under the laws of the State of Washington in March 1989 as a wholly-owned subsidiary of Immunex Corporation and began operations as an independent company in 1992 as Targeted Genetics Corporation. In January 2011, AmpliPhi completed the acquisition of Biocontrol Ltd, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. In November 2012, AmpliPhi completed the acquisition of Special Phage Holdings Pty Ltd, a company based in Australia, with the goal of continuing research addressing the rapidly escalating problem of antibiotic resistance through the development of a series of bacteriophage-based treatments.

MANAGEMENT
Executive Officers and Directors
The following table sets forth information regarding our executive officers and directors as of January 7, 2020:
Name	Age	Position
Todd R. Patrick	57	Chief Executive Officer, Director
Brian Varnum, Ph.D.	59	President & Chief Development Officer
Steve R. Martin	58	Chief Financial Officer
Duane Morris	69	Vice President, Operations
Richard J. Bastiani, Ph.D.(3)	77	Chairman of the Board of Directors
Richard Bear	57	Director
Jeremy Curnock Cook(1)(2)	70	Director
H. Stewart Parker(1)(3)	64	Director
Joseph M. Patti, Ph.D.(2)(3)	55	Director
Michael S. Perry, D.V.M., Ph.D.(1)(2)	60	Director
Todd C. Peterson, Ph.D.	61	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

Todd R. Patrick has served as our Chief Executive Officer and as a director since the consummation of the Merger. He previously served as President and Chief Executive Officer of C3J from 2010 until the consummation of the Merger, and as a member of C3J’s board of directors from 2009 until the consummation of the Merger. Before joining C3J, Mr. Patrick was the President and board member of ID Biomedical Corporation from 1994 until 2005, when the company was acquired by GlaxoSmithKline. Prior to ID Biomedical Corporation, Mr. Patrick was the Director of the Office of Intellectual Property Administration at the University of California, Los Angeles (UCLA), where he was responsible for the patenting and licensing of intellectual property arising out of UCLA. Mr. Patrick has been involved in several start-ups and has helped raise over $600 million in equity or debt capital. Mr. Patrick is the past Chairman of the Board of Trustees for the Seattle Biomedical Research Institute (now the Center for Infectious Disease Research), a 400-person, non-profit global health organization focused on creating new drugs and vaccines to treat infectious diseases in the developing world. Mr. Patrick currently serves on the board of directors of CRH Medical Corporation (NYSE: CRHM), where he has served since 2006 and is a member of the audit, corporate governance and nominating, and compensation committees; AltPep Corporation; and InvVax, Inc. He is also on the board of directors of the non-profit Foster Foundation.
Mr. Patrick was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth understanding of our business, strategy and management team, as well as his experience serving as a public company director and executive officer.
Brian Varnum, Ph.D. has served as our President and Chief Development Officer since the Merger. He previously served at C3J as its Vice President of Product Development starting in 2012 and became its Chief Development Officer in 2014, serving in that role until the Merger in May 2019. Dr. Varnum is a biotech veteran with more than 20 years of experience. Dr. Varnum began his career with Amgen Inc. and spent more than 18 years at the biotech pioneer as that company grew from a start-up to a large and successful biotechnology company. He started in discovery research where his team purified novel growth factors and advanced antibodies and small molecules into clinical studies. Dr. Varnum also worked in development, assisting with clinical development of proteins, antibodies and small molecules. In this capacity, he contributed to key regulatory filings, market research and product launch, giving him experience in drug discovery and development from the lab bench to product launch and marketing. After retiring from Amgen Inc. in 2007, Dr. Varnum turned his focus to the start-up landscape, working in several capacities, including assisting investors, entrepreneurs and start-ups in the assessment of technologies for funding or in-licensing. In these capacities, he established research strategies and plans, and served as Chief Scientific Officer for several companies, securing funding, and executing research contracts with large and mid-sized pharmaceutical companies. Dr. Varnum obtained his Ph.D. from UCLA studying oncogenes, and his drug development research experience includes hematopoietic growth factor discovery, oncology, auto-immune/inflammatory disorders, personalized medicine in inflammatory bowel disease and infectious diseases.
Steve R. Martin has served as our Chief Financial Officer since the Merger, and previously served as AmpliPhi’s Chief Financial Officer since January 2016. Mr. Martin has served as a member of the board of directors of Dthera Sciences since April 2018. Mr. Martin served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc., a publicly traded pharmaceutical company, and also served as its Interim Chief Executive Officer from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software Incorporated, a publicly traded software company. During his final 10 months with BakBone Software Incorporated, until its acquisition in January 2011, Mr. Martin also served as its Interim Chief Executive Officer. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded research products and clinical diagnostics company. Mr. Martin’s previous experience also includes serving as controller of Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a B.S. degree from San Diego State University and is a certified public accountant (inactive).
Duane Morris has served as our Vice President, Operations since the Merger. He previously led the production, quality, facilities and clinical operations areas for C3J from December 2011 to May 2019. Prior to joining C3J, Mr. Morris was the Chief Operating Officer at Response Biomedical Corp. in Vancouver, Canada from February 2007 to October 2010, where he directed the expansion of manufacturing facilities and scale-up of in-vitro diagnostic products. Prior to his tenure at Response Biomedical Corp., Mr. Morris was responsible for all manufacturing and quality control activities for ID Biomedical Corporation from February 2003 until its acquisition by GlaxoSmithKline in 2005. From 2005 to December 2006, Mr. Morris served as general manager of GlaxoSmithKline Biologicals, in which role he was responsible for all North American Operations, which included influenza vaccine production for GlaxoSmithKline. Mr. Morris started his career at Syntex Corporation (now Roche) in Palo Alto, where he spent 21 years in positions of increasing responsibility, ultimately becoming the Director of Pharmaceutical Manufacturing. Mr. Morris earned his B.A. in Management from Saint Mary’s College in Moraga, California.
Richard J. Bastiani, Ph.D., has served as a member of the board of directors and our Chairman since the Merger. He has previously served as a member of the board of directors of C3J from 2013 until the consummation of the Merger. Dr. Bastiani is currently retired. He has over 40 years of industry experience and has served on the boards of 14 biotechnology and life science companies throughout his career, including as a director of BioNex Solutions, Inc., a privately-held company that develops and manufactures systems for laboratory automation and liquid handling, since 2014. From 1995 through 2018, he served as a member of the board of directors of Abaxis, Inc., a formerly public diagnostic company providing point of care, automated blood analysis systems and single test products for human and veterinary markets that was acquired by Zoetis Inc. in 2018 for approximately $2.0 billion. From 1995 to 1998, Dr. Bastiani was President of Dendreon, a biotechnology company dedicated to providing innovative cell therapies for cancer. From 1970 until 1995, Dr. Bastiani held a number of positions with Syva Company, a diagnostic company, including as President from 1991 until Syva Company was acquired by a subsidiary of Hoechst AG of Germany in 1995. From 2007 to 2011, Dr. Bastiani served as chairman of the board of directors of Response Biomedical Corp. In 1996, Dr. Bastiani was appointed to the board of directors of ID Biomedical Corporation, and he served as the chairman of the board of directors from 1998 until the company’s 2005 acquisition by GlaxoSmithKline. Dr. Bastiani also served as co-founder and a director of DiscoveRx, a privately held company developing and selling high-throughput screening, protein profile and cell pathway assays and services, and on the board of Pathwork Diagnostics, a privately held molecular diagnostic company focused on cancer diagnostics using proprietary genomic profiling and informatics. Dr. Bastiani also serves on the Board of Fellows of Santa Clara University. He received his Ph.D. in Chemistry from Michigan State University in 1970, his M.S. in Chemistry from California State University in 1967, and his B.S. in Chemistry from Santa Clara University in 1964.
Dr. Bastiani was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth knowledge of the industry, as well as his experience serving on the boards of directors of various public and private companies.
Richard Bear has served as a member of the board of directors since the consummation of the Merger in May 2019. He is the Chief Financial Officer of CRH Medical Corporation (NYSE American: CRHM), a medical services business (“CRH”), and has served as an officer of CRH since 2006. Prior to joining CRH, Mr. Bear worked at ID Biomedical Corporation as Chief Financial Officer from 2002 until 2005, when the company was acquired by GlaxoSmithKline plc. During his time at ID Biomedical Corporation, he worked on public offerings, real-estate sale/leaseback transactions and other financing activities generating in excess of  $350 million, as well as the company’s $1.5 billion acquisition by GlaxoSmithKline plc. Before joining ID Biomedical Corporation, Mr. Bear spent 15 years working in the telecommunications industry in accounting, financial, and senior management roles for McCaw Cellular Communications, AT&T Wireless and XO Communications. Mr. Bear has served on the boards of directors of private and public companies, including in some instances as audit committee chairperson. He has also been active on the boards of several charitable organizations.
Mr. Bear was selected as a director because of his extensive financial and executive management experience. He has a degree in Business Administration from the University of Washington and has received a Certified Public Accountant designation. Mr. Bear has significant financial expertise, a thorough understanding of financial statements, corporate finance and accounting, and extensive experience with public companies, all of which makes him a valued member of the board of directors.
Jeremy Curnock Cook has served as a member of the board of directors since July 1995 and as chairman from 1998 until the consummation of the Merger. From September 2014 to May 2015, he served as our Interim Chief Executive Officer. Mr. Curnock Cook has served as Chairman of International BioScience Managers Limited, a corporate and investment advisory firm, since 2000, and also currently serves as Managing Director of BioScience Managers Pty Ltd, a life science fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as Managing Director until 1987. He also currently serves as a member of the board of directors of Avita Medical Limited (ASX: AVH; Nasdaq: RCEL), Adherium Limited (ASX: ADR), Arecor Limited, Summatix Pty Ltd., Rex Bionics Pty Ltd., BioScience Managers UK Ltd and Smart Matrix Ltd. Mr. Curnock Cook received an M.A. in natural sciences from Trinity College, Dublin.
Mr. Cook was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth knowledge of our business, strategy and management team, as well as his experience serving as a public company director and executive officer.
H. Stewart Parker has served as a member of the board of directors since the consummation of the Merger. She is the Principal of Parker BioConsulting. Ms. Parker previously served as a member of the board of directors of C3J from 2010 until the consummation of the Merger, including as chair of the board from March 2016 until the consummation of the Merger. Ms. Parker has over 36 years of experience in the biotechnology industry. She served as the chief executive officer of the Infectious Disease Research Institute, or IDRI, a not-for-profit global health research institute, from March 2011 to December 2013. In 1989, Ms. Parker managed the formation of Targeted Genetics Corporation, the predecessor company of AmpliPhi, and, at its inception, a subsidiary of Immunex Corporation. She served as its President and Chief Executive Officer and as a director from its spinout from Immunex Corporation in 1992 to November 2008. Prior to Targeted Genetics Corporation, Ms. Parker served in various capacities at Immunex Corporation from August 1981 through December 1991, most recently as vice president, corporate development. From February 1991 to January 1993, Ms. Parker served as president and a director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products. She has served on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry. She currently serves as a member of the boards of directors for several for-profit and non-profit companies, including Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a clinical stage biotechnology company, since June 2014, where she has served as board chair since June 2017; Achieve Life Sciences, Inc. (Nasdaq: ACHV), a specialty pharmaceutical company, since March 2010, where she serves as chairperson of the nominating and governance committee and as a member of the audit committee and compensation committee; and StrideBio, Inc., a gene therapy company. Ms. Parker received her B.A. and M.B.A. from the University of Washington.
Ms. Parker was selected as a director because of her extensive experience in the industry and experience as a public company director (including service as a member of the compensation and the nominating and corporate governance committees of the board of directors), as well as her strong commitment to shareholders’ interests.
Joseph M. Patti, Ph.D. has served as a member of the board of directors since the consummation of the Merger. He also currently serves as President and Chief Executive Officer and director of Agilvax, Inc., a private company that discovers and develops antibody-based therapeutics to treat metastatic cancer, and as President of JP Biotech Advisors, Inc., which provides strategic growth and drug development advice to emerging biotechnology companies. Dr. Patti is also a director of ECM Biosurgery, a private preclinical biotechnology company focused on collagen therapeutics. From November 2012, Dr. Patti served as Aviragen Therapeutics, Inc.’s Executive Vice President of Corporate Development and Strategy until October 2014, when he was appointed the company’s President and Chief Executive Officer and director. He served in those roles until 2018, when Aviragen merged with Vaxart, Inc. Prior to joining Aviragen, Dr. Patti co-founded Inhibitex, Inc. in 1998 and served as its Chief Scientific Officer and Senior Vice President of Research and Development from 2007 until it was acquired by Bristol Myers Squibb in February 2012. He also served as its Chief Scientific Officer and Vice President of Research and Development from 2005 to 2007 and as Vice President, Preclinical Development prior to that. Before co-founding Inhibitex, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology and also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, a M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham. Dr. Patti was a director of SciStem Therapeutics, Inc., a privately-held biotechnology company from 2012 to 2015. Dr. Patti was a director of Inhibitex from 1998 to 2005.
Dr. Patti was selected as a director because of his scientific knowledge and background and experience in developing numerous preclinical and clinical bio-pharmaceutical product candidates, as well as his senior management experience over the past decade in developing and implementing the business and financial strategies of emerging, publicly-traded biopharmaceutical companies and serving as a public company director.
Michael S. Perry, D.V.M., Ph.D. has served as a member of the board of directors since November 2005. Since June 2017, Dr. Perry has served as the Chief Executive Officer of Avita Medical Limited, a publicly traded regenerative medicine company, where he has been a member of the board of directors since February 2013. Since April 2017, he has also served as U.S. Managing Director of BioScience Managers Pty Ltd, a medical sciences fund manager. From January 2016 to April 2017, Dr. Perry served as Senior Vice President and Chief Scientific Officer of Global Business Development and Licensing for Novartis AG. Prior to that, he served at Novartis Pharmaceuticals Corporation, where, from September 2014 to January 2016, he served as Chief Scientific Officer for the Cell and Gene Therapy Unit of Novartis Pharmaceuticals Corporation and, from October 2012 to September 2014, he served as Global Head of Stem Cell Therapy and Vice President of the Integrated Hospital Care Franchise. Prior to rejoining Novartis in October 2012, he was a Venture Partner with Bay City Capital, LLC, a venture capital firm, from 2005 to September 2012. He concurrently served as President and Chief Medical Officer at Poniard Pharmaceuticals, Inc., a publicly held drug development company, from 2010 to 2011, having served as a consultant for the company since 2009. From 2005 to 2009, Dr. Perry served as Chief Development Officer of VIA Pharmaceuticals, Inc., a publicly held biotechnology company. From 2003 to 2005, Dr. Perry served as Chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a

privately held pediatric specialty pharmaceutical company. From 2002 to 2003, he served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, he served as Global Head of Research and Development for Baxter Healthcare’s BioScience Division (now Baxalta). From 1997 to 2000, Dr. Perry served as President and Chief Executive Officer of SyStemix Inc. and Genetic Therapy Inc., both wholly-owned subsidiaries of Novartis AG. From 1994 to 1997, Dr. Perry served as Vice President of Regulatory Affairs for Novartis. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation (now Roche), Schering-Plough Corporation (now Merck) and BioResearch Laboratories, Inc. Dr. Perry received a Doctor of Veterinary Medicine (D.V.M.), a Ph.D. in biomedical science-pharmacology specialty and an Honors B.Sc. in physics from the University of Guelph in Ontario, Canada. He has also completed the Harvard Business School International Advanced Management Program. Dr. Perry has served as Adjunct Professor in the Gates Center for Regenerative Medicine at the University of Colorado School of Medicine, Anschutz Medical Campus since November 2013. He has served as a member of the board of directors of Arrowhead Pharmaceuticals, Inc. (Nasdaq: ARWR), which develops medicines that treat intractable diseases by silencing the genes that cause them, where he serves as independent lead director, chair of the compensation committee and nominating committee, and a member of the audit committee and science committee, since December 2011; he also serves on the board of Gamida Cell Ltd. (Nasdaq: GMDA), a clinical-stage biopharmaceutical company, since May 2017, where he serves on the compensation committee.
Dr. Perry was selected as a director because of his substantial scientific and medical knowledge, investing experience, and operational and executive experience in the biotechnology and pharmaceutical industries qualifies him to serve on the board of directors.
Todd C. Peterson, Ph.D. has served as a member of the board of directors since October 2019. Dr. Peterson has more than 30 years of experience in biotechnology and life sciences research and development across the areas of molecular biology, nucleic acids and genomics product and technology development. His experience encompasses clinical diagnostics, life science research tools, and drug discovery technologies, products and markets. Dr. Peterson has served as Chief Scientific Officer at the Allen Institute in Seattle, Washington, since December 2018, overseeing science and technology strategy and operational, translational and growth initiatives to deliver on its impact mission. Prior to joining the Allen Institute, from 2013 to 2018, Dr. Peterson served as Chief Technology Officer at Synthetic Genomics, Inc., a private company focused on synthetic biology and applied genomics technologies. From 2003 to 2013, Dr. Peterson led Genomics and Synthetic Biology R&D at Invitrogen/Life Technologies, a global leader in life science tools. Prior to Life Technologies, Dr. Peterson held research and development positions with increasing responsibilities and scope at Genicon Sciences Corp., Trega Biosciences, Inc., Hybritech Inc. and Gen-Probe Incorporated, where he focused on technology research, product development and commercialization. Dr. Peterson was a postdoctoral fellow at the Max Planck Institute in Cologne, Germany after receiving his Ph.D. in Microbiology at the University of Southern California School of Medicine. He obtained his M.A. in Biological Sciences and B.A. in Molecular Biology and Biochemistry at the University of California, Santa Barbara.
Mr. Peterson was selected as a director because of his years of experience in biotechnology and life sciences research and development, his in-depth knowledge of the industry and pre-clinical / early-stage scientific requirements, and his experience and understanding of our bacteriophage platform.
Our Nominating and Corporate Governance Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the board of directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the board of directors. The brief biographies below include information regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the board of directors, and these views may differ from the views of other members.

Independence of the Board of Directors
As required under the NYSE American exchange listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with our counsel to ensure that the board of directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent listing standards of the NYSE American exchange, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the board affirmatively determined that Richard J. Bastiani, Ph.D., Jeremy Curnock Cook, H. Steward Parker, Joseph M. Patti, Ph.D., Michael S. Perry, D.V.M., Ph.D., and Todd C. Peterson, Ph.D. are independent directors within the meaning of the applicable NYSE American exchange listing standards. In making this determination, our board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. The board concluded that neither Mr. Patrick nor Mr. Bear is an independent director within the meaning of the applicable NYSE American exchange listing standards. Mr. Patrick is not an independent director under these rules given his role as our Chief Executive Officer. Mr. Bear is not an independent director given his role as the Chief Financial Officer of CRH Medical Corporation, where Mr. Patrick serves as a member of the board of directors, including as Chairman of the audit committee and as a member of its compensation committee and corporate governance and nominating committee. Of the former directors who served on our board during 2018, our board determined that each of Louis Drapeau and Vijay B. Samant was independent under the rules of the SEC and the NYSE American exchange, while Paul C. Grint, M.D. and Wendy S. Johnson were not independent under such rules, due to their current or former management positions with us. Each such former director resigned in May 2019 in connection with the Merger. Accordingly, during 2018, our board was comprised of a majority of directors who qualify as independent directors under the rules adopted by the SEC and the NYSE American exchange.
Board Leadership Structure
Our board of directors has an independent Chairman, Richard J. Bastiani, Ph.D., who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the Chairman has substantial ability to shape the work of the board of directors. We have a separate chair for each committee of the board of directors. As a general policy, the board of directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. As such, Mr. Patrick serves as our Chief Executive Officer, while Dr. Bastiani serves as our Chairman of our board of directors. We expect and intend the positions of Chairman of the board of directors and Chief Executive Officer to continue to be held by separate individuals in the future.
Role of the Board of Directors in Risk Oversight
One of the principal functions of our board of directors is to provide oversight concerning the assessment and management of risk related to our business. The board of directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities.
While the board of directors oversees our risk management, our management is responsible for day-to-day risk management processes, including, without limitation, strategic, operational, financial, regulatory and cyber-security risks that may exist from time to time. The board of directors expects management to consider the risks of, and risk management in, each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the board of directors and its committees. In connection with this responsibility, members of management provide regular reports to the board of directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to our company related to such matters. Although the board of directors does not have a formal risk oversight policy, the board of directors does, as a whole and through its various committees, oversee the proper functioning of our internal risk management processes. In its risk oversight role, the board of directors evaluates whether management has reasonable controls in place to address material risks we currently face and those we may face in the future.
The board of directors has delegated oversight for specific areas of risk exposure to committees of the board of directors as follows:
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The Audit Committee is primarily responsible for overseeing our financial risk management processes on behalf of the board of directors. The Audit Committee is responsible for discussing our overall risk assessment and risk management policies with management and our independent registered public accounting firm, as well as our plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. In addition, the Audit Committee reviews all related-person transactions, including the risks related to those transactions impacting our company. Going forward, we expect that the Audit Committee will receive reports from management regarding its assessment of risks at least quarterly.

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The Compensation Committee oversees our compensation programs and reviews the conduct incentivized by those programs, including any impact on risk-taking by our executive officers and employees.

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The Nominating and Corporate Governance Committee oversees the organization, membership and structure of our board of directors and our corporate governance practices. The committee members report to the full board of directors on material developments in their areas of oversight.

We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board of directors’ leadership structure, which also emphasizes the independence of our board of directors in its oversight of our business and affairs, supports this approach.
The board of directors and its committees meet at regularly scheduled and special meetings throughout the year at which management reports to the board concerning the results of our risk management activities, as well as external changes that may change the levels of business risk to which we are exposed. At each regular meeting of our board of directors, the chairperson of each committee reports to the full board regarding the matters reported and discussed at any committee meetings, including any matters related to risk assessment or risk management. Upon the request of the committees, our principal executive officer and principal financial officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Information Regarding Committees of the Board of Directors
The board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter, the adequacy of which each respective committee regularly reviews and reassesses. A copy of each charter is available under the heading “Corporate Governance” of the Investor Relations section of our website at https://investor.armatapharma.com/corporate-governance. Our board of directors may establish additional committees from time to time in accordance with our Bylaws.
Below is a description of each committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable NYSE American exchange rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.

Audit Committee
Our Audit Committee currently consists of Ms. Parker (Chair), Mr. Cook and Dr. Perry. The board of directors reviews the NYSE American exchange listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of the members of our Audit Committee satisfies the NYSE American exchange listing requirements and SEC independence requirements.
The primary purpose of the Audit Committee is to oversee our corporate accounting and financial reporting processes and audits of its financial statements. The functions of the Audit Committee include, among other things:
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evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors and to present its conclusion to our board of directors;

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reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

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monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law;

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prior to engagement of any independent auditor, and, at least annually thereafter, reviewing relationships that may reasonably be thought to bear on the auditor’s independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

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reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

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reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;

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reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal accounting controls, accounting or auditing matters and other matters;

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preparing the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related-person transactions in accordance with our related-person transactions policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

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reviewing on a periodic basis our investment policy; and

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reviewing and evaluating on an annual basis its own performance, including its compliance with its charter.

Compensation Committee
Our Compensation Committee consists of Dr. Perry (Chair), Mr. Cook and Dr. Patti. Our board of directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, an outside director, as defined pursuant to Section 162(m) of the Code, and satisfies the NYSE American exchange listing independence requirements.

The functions of this committee include, among other things:
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reviewing, modifying and approving (or, if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

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reviewing and approving (or, if it deems appropriate, making recommendations to the full board of directors regarding) the compensation and other terms of employment of our executive officers, including the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers;

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reviewing and approving (or, if it deems appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

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reviewing and approving (or, if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

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evaluating (including, if it deems appropriate, with the input of some or all of the other members of the board of directors) risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

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reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

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administering our equity incentive plans;

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establishing policies with respect to equity compensation arrangements;

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establishing policies with respect to votes by our shareholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

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reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

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reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

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reviewing the adequacy of its charter on a periodic basis;

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reviewing with management and approving our compensation-related disclosures and related tables in our periodic reports or proxy statements to be filed with the SEC;

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preparing the report that the SEC requires in our annual proxy statement, if required by then-applicable SEC rules; and

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reviewing and assessing on an annual basis its own performance.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Dr. Bastiani (Chair), Ms. Parker and Dr. Patti. Our board of directors has determined that each of the members of this committee satisfies the NYSE American exchange listing independence requirements. The Nominating and Corporate Governance Committee of the board of directors is responsible for, among other things:
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identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

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assessing the performance of management and the board of directors, including board committees, seeking input from senior management, the full board of directors and others, which assessment shall include, among other things, an evaluation of the board’s contribution as a whole and overall board composition and makeup, including the reelection of current board members;
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evaluating, nominating and recommending individuals for membership on our board of directors;

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evaluating nominations by shareholders of candidates for election to our board of directors;

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considering and assessing the independence of members of our board of directors;

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developing a set of corporate governance policies and principles, periodically reviewing and assessing these policies and principles and their application and recommending to our board of directors any changes to such policies and principles;

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reviewing the adequacy of its charter on an annual basis; and

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reviewing and assessing on an annual basis its own performance.

Code of Ethics
We have adopted a code of ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available under the heading “Corporate Governance” of the Investor Relations section of our website at https://investor.armatapharma.com/corporate-governance. Any amendment to, or waiver from, a provision of the codes of ethics applicable to our directors and executive officers will be disclosed in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless the rules of the NYSE American exchange then permit website posting of such amendments and waivers, in which case we would promptly post such disclosures on our internet website.

EXECUTIVE COMPENSATION
Set forth below is certain information regarding the historical compensation of our named executive officers during the year ended December 31, 2019 and 2018 including the historical compensation of certain C3J executive officers who are now executive officers following the completion of the Merger. For additional information about our current officers and directors, see the section titled “Management.”
Executive Compensation
The named executive officers as of December 31, 2019 were:
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Todd R. Patrick, Chief Executive Officer;

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Brian Varnum, Ph.D., President and Chief Development Officer;

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Steve Martin, Chief Financial Officer; and

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Dr. Paul Grint, our former Chief Executive Officer, who resigned from that position in connection with the Merger.

Summary Compensation Table
The following table provides information regarding the compensation paid during the last two fiscal years to the named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Todd Patrick Chief Executive Officer	2019	412,000	—	714,556	—	—	1,126,556
	2018	412,000	—	—	206,000	—	618,000
Brian Varnum, Ph.D. President and Chief Development Officer	2019	320,000	—	714,556	—	—	1,034,556
	2018	320,000	—	—	128,000	—	448,000
Steve Martin Senior VP and Chief Financial Officer	2019	320,000	—	357,278	—	—	677,278
	2018	320,000	—	—	109,000	—	429,000
Paul C. Grint, M.D. Former Chief Executive Officer(2)	2019	170,928	—	4,125	—	519,717	694,770
	2018	475,000	—	—	143,000	—	618,000

(1)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2019 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 9 to the consolidated financial statements included in this prospectus. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. There were no stock-based or option-based compensation awards granted to the named executive officers in 2018.

(2)
On May 9, 2019, at the effective time of the Merger, Dr. Grint resigned from his position as our Chief Executive Officer. In connection with his termination, Dr. Grint is entitled to certain severance payments, including continuation of payments totaling $475,000 in equal monthly installments for twelve months from May 9, 2019, as described below under the section entitled “— Potential Payments and Benefits upon Termination or Change in Control.”

Base Salary
The base salaries of the named executive officers in 2019, as applicable, were generally determined and approved by the board of directors, based on the recommendation of the compensation committee.
•
Mr. Patrick’s annual base salary for 2019 and 2018 was $412,000.

•
Dr. Varnum’s annual base salary for 2019 and 2018 was $320,000.

•
Mr. Martin’s annual base salary for 2019 and 2018 was $320,000.

Annual Bonus
In addition to base salaries, the named executive officers were eligible to receive annual performance-based cash bonuses, which were designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The performance-based bonus was generally based on the extent to which we achieved the specified corporate goals that our board of directors or compensation committee established. After the end of the year, the board of directors and/or compensation committee reviewed our performance against the established corporate goals and approved the extent to which we achieved such goals.
Our board of directors and/or compensation committee generally would consider each executive officer’s individual contributions towards reaching our corporate goals and may have also established specific individual goals for our executive officers as it determined appropriate. There was no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts varied based on corporate and individual performance, as applicable. Under the terms of his offer letter agreement described below, Mr. Patrick was eligible to receive an annual performance-based bonus for 2019 equal to, at target, between 50% and 100% of his annual salary based on our achievement of certain performance goals. Dr. Varnum was eligible to receive an annual performance-based bonus for 2019 equal to, at target, 40% of his annual salary based on our achievement of certain performance goals. Mr. Martin was eligible to receive an annual performance-based bonus for 2019 equal to, at target, 40% of his annual salary based on our achievement of certain performance goals.
Our annual performance bonus amounts for 2019 were based entirely on corporate goals relating to capital raising, partner and grant funding and our clinical development and manufacturing progress. In December 2019, the compensation committee reviewed the corporate performance goals for the named executive officers since the Merger and also considered other external factors impacting our valuation. Based on the evaluation by the compensation committee of the overall results from the May 9, 2019 Merger date and through the 2019 calendar year end, the executive officers were not granted cash bonuses related to the goals established for 2019. The 2019 goals set forth by the Company remain relevant as incentive targets for the first half of 2020 and accordingly, the compensation committee will continue to monitor the progress towards achieving these goals before granting cash incentive awards to the named executive officers.
Dr. Grint was not employed by us following the Merger and was not eligible for a 2019 bonus.
Equity Awards
Our equity-based incentive awards were designed to align our interests with those of our employees and consultants, including the named executive officers. Our board of directors or our compensation committee approve equity grants. Vesting of equity awards was generally tied to continuous service with us and served as an additional retention measure. Our executives may have been awarded an initial new hire grant upon commencement of service and may have received additional grants, as the board of directors or compensation committee determined appropriate, in order to incentivize and/or reward such executives.
We traditionally granted stock options to the named executive officers under our equity incentive plans, the terms of which are described below under “— Equity Incentive Plans.” Following the completion of the Merger in May of 2019, the board of directors’ granted stock options to the named executive officers and certain employees of the Company. Please see “Outstanding Equity Awards at Fiscal Year End” below. No stock-based awards were granted to executives of either AmpliPhi or C3J during 2018.
Agreements with the Named Executive Officers
Below are descriptions of our employment agreements with the named executive officers governing the terms of their service with us. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with the named executive officers, please see “— Potential Payments and Benefits upon Termination or Change in Control” below.

Todd R. Patrick, our Chief Executive Officer, is subject to an Employment Agreement, dated October 1, 2018, between Mr. Patrick and C3J as amended on January 3, 2019 (the “Patrick Employment Agreement”). The Patrick Employment Agreement provides for an initial term of three years. Mr. Patrick will be paid an annual base salary as may be established from time to time by the board of directors, and an annual cash bonus, in accordance with a milestone-based structure established by the board of directors, enabling him to earn between 50% and 100% of the amount of his base salary as a bonus. He will also be eligible for all fringe benefit plans available to other full-time employees. If Mr. Patrick is terminated without Cause or resigns for Good Reason (in each case as defined in the Patrick Employment Agreement), then he will be entitled to a severance payment equal to his base salary plus 50% of his bonus (the bonus to be paid whether earned or unearned) for the then-remaining term of the Patrick Employment Agreement, or through September 30, 2021, such payment to be lengthened to a minimum of one year or twelve (12) months of base salary and bonus, if his termination occurs during any month during the 2021 calendar year.
Dr. Varnum, our President and Chief Development Officer, is subject to an employment agreement dated January 18, 2012 between Dr. Varnum and C3J. Dr. Varnum’s employment under the agreement is at will and is terminable by us or Dr. Varnum at any time. Under the terms of the agreement, Dr. Varnum currently receives an annual base salary of  $320,000 and an annual target performance bonus of 40% of his annual salary based on our achievement of certain performance objectives. Dr. Varnum is also entitled to certain severance benefits as described below under the section entitled “— Potential Payments and Benefits upon Termination or Change in Control.”
Mr. Martin, our Chief Financial Officer, is subject to an employment agreement dated January 18, 2016, as amended on April 1, 2017. Mr. Martin’s employment under the agreement is at will and is terminable by us or Mr. Martin at any time. Under the terms of the agreement, Mr. Martin currently receives an annual base salary of  $320,000, and an annual target performance bonus of 40% of his annual salary based on our achievement of certain performance objectives. Mr. Martin retained his position as Chief Financial Officer following the Merger, and the terms of his offer letter agreement remain as described herein. Mr. Martin is also entitled to certain severance benefits as described below under the section entitled “— Potential Payments and Benefits upon Termination or Change in Control.”
Dr. Grint, our former Chief Executive Officer, is subject to an offer letter agreement, dated June 1, 2017. Pursuant to Dr. Grint’s offer letter agreement, in the event he is terminated without cause or resigns for good reason within one month before or 12 months after a change in control, the vesting of all of his outstanding equity awards that are subject to time-based vesting will accelerate in full such that all such equity awards will be deemed fully vested as of the date of such termination or resignation (or change in control, if later). In addition, the offer letter provides that if Dr. Grint is terminated without cause or resigns for good reason from his employment with us, Dr. Grint will be entitled to receive severance benefits in the form of salary continuation at the rate of his base salary in effect at the time of his termination or resignation for a period of 12 months, subject to our timely receipt of an effective release and waiver of claims from Dr. Grint.
Potential Payments and Benefits upon Termination or Change in Control
Mr. Patrick.   Under the terms of the Patrick Employment Agreement, if Mr. Patrick is terminated without Cause or resigns for Good Reason (in each case as defined in the Patrick Employment Agreement), then he will be entitled to a severance payment equal to his base salary plus 50% of his bonus (the bonus to be paid whether earned or unearned) for the then-remaining term of the Patrick Employment Agreement, or through September 30, 2021, such payment to be lengthened to a minimum of one year or twelve (12) months of base salary and bonus, if his termination occurs during any month during the 2021 calendar year.
Dr. Varnum.   Under the terms of the offer letter agreement with Dr. Varnum, Dr. Varnum is entitled to receive six months of continued base salary if his employment with us was terminated without cause or if he resigned for good reason provided that he provided us with an effective release of claims.

Mr. Martin.   Under the terms of the offer letter agreements with Mr. Martin, Mr. Martin is entitled to receive 12 months of continued base salary if his employment with us was terminated without cause or if he resigned for good reason, and additionally, if such termination or resignation occurred in connection with a change in control, full acceleration of his equity awards, provided that in either case he provided us with an effective release of claims.
Dr. Grint.   At the effective time of the Merger, Dr. Grint resigned from his position as our Chief Executive Officer. In connection with his resignation, Dr. Grint became entitled to receive the severance and change of control payments described in his offer letter agreement described above, which we currently pay. While Dr. Grint resigned as an officer, he agreed to continue to serve as a consultant in a transitional role for a period of six months. As consideration for his consulting services, we granted him, pursuant to approval by our board, an option under the 2016 Plan to purchase 1,786 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Subject to certain terms and conditions, the option vested at the end of the six-month consulting period and will remain exercisable for a period of one year after the termination of such six-month consulting period.
All of the named executive officers held stock options under our equity incentive plans that were granted subject to the general terms of our equity incentive plans and form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and stock options granted thereunder is provided below under “— Equity Incentive Plans,” and the specific vesting terms of each of the named executive officer’s stock options are described below under “— Outstanding Equity Awards at Fiscal Year End.”
All of the named executive officers held stock options under our equity incentive plans that were granted subject to the general terms of our equity incentive plans and form of stock option agreements. The specific vesting terms of each of the named executive officer’s stock options are described below under “— Outstanding Equity Awards at Fiscal Year End.” If within 1 month prior to, or within 12 months after, a change in control, the named executive officer is terminated due to an involuntary termination (not including death or disability) without cause or due to a voluntary termination with good reason, then any unvested stock options held by that officer will vest in full.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding all outstanding equity awards held by the named executive officers as of December 31, 2019. All figures have been adjusted to reflect the impact of the Merger and related assumption of C3J equity awards and the reverse split.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mr. Patrick	56,056(1)	—	38.12	4/24/2024
	—	298,724(2)	3.15	5/21/2029
	56,056	298,724
Dr. Varnum	20,718(3)	—	27.37	3/12/2022
	986(1)	—	33.05	6/25/2022
	15,193(1)	—	38.12	4/21/2024
	4,932(1)	—	38.12	12/8/2024
	—	298,724(2)	3.15	5/21/2029
	41,829	298,724

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mr. Martin	608(1)	14(1)	399.00	1/17/2026
	1,152(4)	—	60.20	3/31/2021
	5,588(1)	4,340(1)	12.74	9/6/2027
	—	149,362(2)	3.15	5/21/2029
	7,348	153,716
Dr. Grint(6)	1,786(5)	—	3.15	5/21/2029
	1,786	—

(1)
Twenty-five percent of the shares vest one year after the grant date, with the balance vesting in equal monthly installments thereafter over the next three years, subject to continued service and the potential vesting acceleration described in the option agreement.

(2)
Twenty-five percent of the shares vest on each anniversary of the grant date, subject to continued service and the potential vesting acceleration described in the option agreement.

(3)
Twenty percent of the shares vest one year after grant date, with the balance vesting in equal monthly installments thereafter over the next four years, subject to continued service.

(4)
One hundred percent of the shares vested upon grant date of April 1, 2017.

(5)
The shares vested following the six-month consulting period and shall be exercisable for one year from the vesting date.

(6)
All stock options held by Dr. Grint at the time of his termination of employment expired without having been exercised.

Equity Incentive Plans
2016 Equity Incentive Plan
The 2016 Plan was approved by our board of directors in April 2016 and subsequently approved by the shareholders in June 2016, and was most recently amended and restated effective as of May 8, 2019, to reflect our name change and the reverse split, as well as to increase the share reserve by 987,355 shares, for a total share reserve of 1,213,917 on a post-reverse split basis. We continue to grant awards under the 2016 Plan. The plan provides for the issuance of incentive awards in the form of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance-based stock awards. The awards may be granted by our board of directors to employees, including officers, non-employee directors and consultants who provide services to us or to a subsidiary of ours.
Employee Stock Purchase Plan
Additional long-term equity incentives are provided through the ESPP, which became effective in connection with our 2016 Annual Meeting of Shareholders in May 2016 and which we continue to use pursuant to the terms described herein. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Our board of directors has delegated its authority to administer the ESPP to our Compensation Committee. Under the ESPP, all of our regular employees (including the named executive officers) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our compensation committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of  (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.
Non-Employee Director Compensation
The following table and related footnotes show the compensation paid during the year ended December 31, 2019 to our non-employee directors, other than Mr. Patrick and Dr. Grint, whose 2019 compensation is set forth under “— Summary Compensation Table” above.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Bastiani	41,786	63,249	—	105,035
Richard Bear	25,714	63,249	—	88,963
H. Stewart Parker	37,286	63,249	—	100,535
Joseph Patti	30,857	63,249	—	94,106
Todd Peterson	10,000	75,714	—	85,714
Jeremy Curnock Cook	57,786	63,249	—	121,035
Louis Drapeau(2)	22,500	—	—	22,500
Michael S. Perry, Ph.D.	57,071	63,249	—	120,320
Vijay Samant(2)	16,429	—	—	16,429
Wendy S. Johnson(2)	14,286	—	—	14,286

(1)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2019 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 9 to the consolidated financial statements included in this prospectus. The aggregate number of option awards outstanding (including exercisable and unexercisable stock options) as of December 31, 2019, for each non-employee director was as follows:

	Stock Options Outstanding	Stock Options Exercisable
Board of Directors:
Richard Bastiani	28,192	809
Richard Bear	27,383	0
Jeremy Curnock Cook	28,497	1,108
H. Stewart Parker	28,192	809
Todd Peterson	27,383	0
Michael Perry	28,275	847
Joseph Patti	27,383	0
(2)
Resigned as a director on May 9, 2019, in connection with the Merger.

In September 2015, the board of directors approved a revised compensation structure for non-employee directors and following the Merger the new members of our board of directors elected to retain the current cash compensation schedule. In 2019, the chairman of our board of directors received an annual cash retainer of  $60,000 and each other non-employee director received an annual cash retainer of $40,000. For the audit committee, the committee chair received an additional annual cash retainer of $15,000 and each member received an additional annual cash retainer of $6,000. For the compensation committee, the committee chair received an additional annual cash retainer of  $10,000 and each member received an additional annual cash retainer of  $5,000. For the nominating and corporate governance committee, the committee chair received an additional annual cash retainer of $5,000 and each member received an additional annual cash retainer of  $3,000.
The non-employee directors each received a stock option grant in 2019 in connection with the Merger or their initial appointment, as applicable, covering 27,383 shares. The exercise price was equal to the closing market price on the grant date and options vest over two years, 50% on each anniversary of the grant date. The term of the stock option is ten years.
C3J Executive Compensation
Treatment of C3J Stock Options and Restricted Stock Awards in the Merger
At the effective time of the Merger, each option to purchase shares of C3J common stock issued by C3J (a “C3J Stock Option”) under C3J’s Amended and Restated 2006 Stock Option Plan and 2016 Stock Plan (together, the “C3J Stock Plans”) that was outstanding and unexercised immediately prior to the effective time of the Merger, whether or not vested, was converted into an option to purchase shares of our common stock, and we assumed the C3J Stock Plans and each outstanding C3J Stock Option in accordance with its terms. Accordingly, following the Merger: (i) each C3J Stock Option assumed by us is exercisable solely for shares of our common stock; (ii) the number of shares of our common stock subject to each C3J Stock Option assumed by us was determined by multiplying (A) the number of shares of C3J common stock that were subject to such C3J Stock Option, as in effect immediately prior to the effective time of the Merger, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of our common stock; (iii) the per share exercise price for our common stock issuable upon exercise of each C3J Stock Option assumed by us was determined by dividing (A) the per share exercise price of the C3J common stock subject to such C3J Stock Option, as in effect immediately prior to the effective time of the Merger, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any C3J Stock Option assumed by us continued in full force and effect and the term, exercisability, vesting schedule and other provisions of such C3J Stock Option otherwise remained unchanged, except that: (A) we may amend the terms of the C3J Stock Options and the C3J Stock Plans to reflect our substitution of the C3J Stock Options with options to purchase Armata common stock; and (B) our board of directors succeeded to the authority and responsibility of C3J’s board of directors with respect to each C3J Stock Option assumed by us.
At the effective time of the Merger, each restricted stock award with respect to C3J common stock (a “C3J RSA”) that was outstanding immediately prior to the effective time of the Merger was assumed by us and converted into restricted stock awards with respect to our common stock, and we assumed the applicable restricted stock agreements and each such C3J RSA in accordance with its terms. All rights with respect to C3J common stock under the C3J RSAs assumed by us were converted into rights with respect to our common stock. Accordingly, following the Merger: (i) each C3J RSA assumed by us relates to shares of our common stock; (ii) the number of shares of our common stock subject to each C3J RSA assumed by us was determined by multiplying (A) the number of shares of C3J common stock that were subject to such C3J RSA, as in effect immediately prior to the effective time of the Merger, by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of our common stock; and (iii) any restriction on any C3J RSA assumed by us continued in full force and effect and the vesting schedule and other provisions of such C3J RSA otherwise remained unchanged, subject to certain exceptions.
Todd R. Patrick Employment Agreement
Todd R. Patrick, our Chief Executive Officer, is subject to an Employment Agreement, dated October 1, 2018, between Mr. Patrick and C3J, as amended on January 3, 2019 (the “Patrick Employment Agreement”). The Patrick Employment Agreement provides for an initial term of three years. Mr. Patrick will be paid an annual base salary as may be established from time to time by the board of directors, and an annual cash bonus, in accordance with a milestone-based structure established by the board of directors, enabling him to earn between 50% and 100% of the amount of his base salary as a bonus. He will also be eligible for all fringe benefit plans available to other full-time employees. If Mr. Patrick is terminated without Cause or resigns for Good Reason (in each case as defined in the Patrick Employment Agreement), then he will be entitled to a severance payment equal to his base salary plus 50% of his bonus (the bonus to be paid whether earned or unearned) for the then-remaining term of the Patrick Employment Agreement, or through September 30, 2021, such payment to be lengthened to a minimum of one year or twelve (12) months of base salary and bonus, if his termination occurs during any month during the 2021 calendar year.
Employee Benefit Matters
Under the terms of the Agreement and Plan of Merger and Reorganization, dated January 3, 2019, as amended on March 25, 2019, by and among AmpliPhi, a wholly owned subsidiary of AmpliPhi and C3J (the “Merger Agreement”), for purposes of vesting, eligibility to participate, and level of benefits under the employee benefit plans, programs, contracts or arrangements of us or any of our subsidiaries (including, following the effective time of the Merger, C3J and its subsidiary), each employee who continued to be employed by us, C3J or any of our or its respective subsidiaries immediately following the Merger was credited with his or her years of service with us, C3J or any of our or its respective subsidiaries and their respective predecessors.
Limitation of Liability and Indemnification
Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its shareholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of  (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.
Article 11 of our articles of incorporation provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to us or our shareholders for monetary damages for conduct as a director. Section 10 of our bylaws requires us to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity; provided, however, that any indemnity is in accordance with Washington law and does not include indemnification of intentional misconduct, knowing violation of law, or other violations of Washington law, including receipt of benefits in which a director of officer is not entitled.
We maintain a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. We have also entered into indemnification agreements with our executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer of us or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at our request. In addition, we are obligated to advance expenses pursuant to the indemnification agreements under certain circumstances, and the agreements also provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We believe that these provisions in our articles of incorporation and bylaws and our indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our capital stock by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our directors;

•
each of the named executive officers; and

•
all of our current executive officers and directors as a group.

The percentage ownership information is based on 9,922,758 shares of common stock outstanding as of December 31, 2019.
The following table is based upon information supplied by officers, directors and principal stockholders and/or a review of Schedules 13D and 13G, if any, and other documents filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before February 29, 2020, which is 60 days after December 31, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is to Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Rey, California 90292.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total Before this Offering	Percentage of Total After this Offering (assuming no exercise of the underwriters over-allotment option)
Greater than 5% Shareholders
Delta Dental of Wisconsin	2,107,675(1)	21.2%	13.7%
Delta Dental Plan of Michigan, Inc.	1,265,802(2)	12.7%	8.3%
Delta Dental of California	990,643(3)	10.0%	6.5%
Delta Dental Plan of South Dakota	887,813(4)(15)	8.9%	5.8%
Corvesta, Inc.	633,944(5)	6.4%	4.1%
Synthetic Genomics	516,976(16)	5.2%	3.4%
Directors and Named Executive Officers
Richard J. Bastiani, Ph.D. (Director)	14,698(6)	*	*
Richard Bear (Director)	—	—	—
Jeremy Curnock Cook (Director)	30,860(7)	*	*
H. Stewart Parker (Director)	14,698(8)	*	*
Joseph M. Patti, Ph.D. (Director)	—	—	—
Michael S. Perry, D.V.M., Ph.D. (Director)	30,592(9)	*	*
Todd C. Peterson, Ph.D. (Director)	—	—	—
Todd R. Patrick (Chief Executive Officer and Director)	260,142(10)	2.6%	1.7%

Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total Before this Offering	Percentage of Total After this Offering (assuming no exercise of the underwriters over-allotment option)
Brian Varnum, Ph.D. (President and Chief Development Officer)	73,991(11)	*	*
Steve R. Martin (Chief Financial Officer)	7,893(12)	*	*
Paul C. Grint, M.D. (Former Chief Executive Officer)	1,828(13)	*	*
All current executive officers and directors as a Group (11 persons)(14)	436,688	4.3%	2.8%

*
Represents beneficial ownership of less than 1%.

(1)
The shares listed were reported on a Schedule 13D filed with the SEC on May 21, 2019, with respect to shares of common stock held by Delta Dental of Wisconsin and Wyssta Investments Inc. Delta Dental of Wisconsin beneficially owns 1,628,994 shares of common stock, and Wyssta Investments Inc. beneficially owns 478,681 shares of common stock. Wyssta Investments Inc. is a wholly-owned subsidiary of Delta Dental of Wisconsin and, as such, Delta Dental of Wisconsin has the sole power to vote or dispose of the shares owned by Wyssta Investments Inc. As such, Delta Dental of Wisconsin holds sole voting and dispositive power of 2,107,675 shares. The principal business address of the reporting persons is c/o Delta Dental of Wisconsin, 2801 Hoover Road, Stevens Point, Wisconsin 54481.

(2)
The shares listed were reported on a Schedule 13G filed with the SEC on May 17, 2019, with respect to shares of common stock held by Delta Dental Plan of Michigan, Inc. and Renaissance Holding Company. Delta Dental Plan of Michigan, Inc. owns, directly or indirectly, approximately 68% of the outstanding common stock of Renaissance Holding Company. Delta Dental Plan of Michigan, Inc. and Renaissance Holding Company hold shared voting and dispositive power of 1,265,802 shares. The principal business address of the reporting persons is 4100 Okemos Road, Okemos, Michigan 48864.

(3)
The shares listed were reported on a Schedule 13G filed with the SEC on May 10, 2019, with respect to shares of common stock held by Delta Dental of California. Delta Dental of California reported holding sole and shared power to vote such shares and sole and shared power to dispose of such shares. The principal business address of Delta Dental of California is 560 Mission Street, Suite 1300, San Francisco, California 94105.

(4)
The shares listed are based on our internal records following the Merger and the Financing.

(5)
The shares listed were reported on a Schedule 13G filed with the SEC on May 21, 2019, with respect to shares of common stock held by Corvesta, Inc. Corvesta, Inc. holds sole voting and dispositive power of such shares. The principal business address of Corvesta, Inc. is 4818 Starkey Road, S.W., Roanoke, Virginia 24018.

(6)
Consists of  (a) 13,889 shares of common stock and (b) 809 shares of common stock that Mr. Bastiani has the right to acquire from us within 60 days of December 31, 2019, pursuant to the exercise of stock options.

(7)
Consists of  (a) 23 shares of common stock; (b) 29,364 shares of common stock and warrants exercisable for 365 shares of common stock held by One Funds Management Limited as Trustee for Asia Pacific Healthcare Fund II (“One Funds”), an entity with which Mr. Cook is affiliated due to his position with BioScience Managers Pty Ltd; and (c) 1,108 shares of common stock that Mr. Cook has the right to acquire from us within 60 days of December 31, 2019, pursuant to the exercise of stock options. Mr. Cook may be deemed to have shared voting and dispositive power over the shares beneficially owned by One Funds and Phillip Asset Management, but disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any.
(8)
Consists of  (a) 13,889 shares of common stock and (b) 809 shares of common stock that Ms. Parker has the right to acquire from us within 60 days of December 31, 2019, pursuant to the exercise of stock options.

(9)
Consists of   (a) 16 shares of common stock; (b) 29,364 shares of common stock and warrants exercisable for 365 shares of common stock held by One Funds, an entity with which Dr. Perry is affiliated due to his position with BioScience Managers Pty Ltd; and (c) 847 shares of common stock that Dr. Perry has the right to acquire from us within 60 days of December 31, 2019, pursuant to the exercise of stock options. Dr. Perry may be deemed to have shared voting and dispositive power over the shares beneficially owned by One Funds, but disclaims such beneficial ownership, except to the extent of his pecuniary interest therein, if any.

(10)
Consists of  (a) 9,999 shares of common stock, (b) 194,087 restricted shares of common stock and (c) 56,056 shares of common stock that Mr. Patrick has the right to acquire from us within 60 days of December 31, 2019, pursuant to the exercise of stock options.

(11)
Consists of  (a) 32,162 shares of common stock and (b) 41,829 shares of common stock that Dr. Varnum has the right to acquire from us within 60 days of December 31, 2019, pursuant to the exercise of stock options.

(12)
Consists of  (a) 26 shares of common stock and (b) 7,867 shares of common stock that Mr. Martin has the right to acquire from us within 60 days of December 31, 2019, pursuant to the exercise of stock options.

(13)
Paul C. Grint, M.D., resigned from his positions as Chief Executive Officer and director in connection with the Merger. Dr. Grint’s holdings consist of 42 shares of common stock and 1,786 shares of common stock that Dr. Grint has the right to acquire from the Company within 60 days of December 31, 2019, pursuant to the exercise of stock options, which options were granted to Dr. Grint after his resignation as consideration for his consulting services. Subject to certain terms and conditions, the option will vest at the end of his six-month consulting period and will remain exercisable for a period of one year after the termination of such six-month consulting period. All stock options held by Dr. Grint at the time of his resignation expired pursuant to their terms prior to December 31, 2019 without having been exercised. Other than the option granted after his resignation, the shares reported are based on our records as of the termination date of Dr. Grint’s employment and do not take into account any transactions that may have occurred after such date.

(14)
Represents beneficial ownership of our common stock held by our current directors and executive officers as a group as of December 31, 2019, including any options and warrants exercisable within 60 days of December 31, 2019. Omits former executive officers that are no longer employed by us and former directors that were not serving on our board of directors as of December 31, 2019.

(15)
The shares reported as being held by Delta Dental Plan of South Dakota consist of 762,542 shares held of record by Delta Dental Plan of South Dakota and 125,271 shares held of record by Delta Dental of South Dakota Foundation, an affiliated entity.

(16)
The shares listed were reported on a Schedule 13G filed with the SEC on November 12, 2019, with respect to shares of common stock held by Synthetic Genomics, Inc. Synthetic Genomics, Inc. reported holding sole power to vote such shares and sole power to dispose of such shares. The principal business address of Synthetic Genomics, Inc. is 11149 North Torrey Pines Road, La Jolla, California 92037.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related-Person Transactions Policy and Procedures
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of  “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000 (or such lower threshold as may be applicable to us from time to time pursuant to the rules and regulations of the SEC or the NYSE American exchange).
Transactions involving compensation for services provided to us by an employee, consultant or director are not considered related-person transactions under this policy. A related person is any person who is, or at any time since the beginning of our last fiscal year, was, an executive officer, director or director nominee, any holder of more than 5% of our common stock, any of the foregoing’s immediate family members and any entity owned or controlled by any such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our board of directors) for approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative sources for comparable services or products are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors, director nominees and certain significant shareholders. In considering related-person transactions, our Audit Committee or other independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to us;

•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the terms of the transaction;

•
the availability of other sources of comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Certain Related-Person Transactions
Described below are any transactions occurring since January 1, 2016, and any currently proposed transactions, to which C3J or Armata was a party and in which:
•
The amounts involved exceeded or will exceed the lesser of  (i) $120,000 and (ii) 1% of the average of the respective company’s total assets at year-end for the last two completed fiscal years; and

•
A director, director nominee, executive officer, holder of more than 5% of the outstanding capital stock of the respective company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Former AmpliPhi
Common Stock Issuance Agreement
On April 8, 2016, we entered into a Common Stock Issuance Agreement (the “CSIA”), with certain former holders of our Series B convertible preferred stock, including Pendinas Limited (which owned more than 5% of our common stock on the date of the CSIA) and One Funds. One Funds is also known as

Phillip Asset Management Limited as Trustee for Asia Pacific Healthcare Fund II (“Phillip Asset Management”). Jeremy Curnock Cook, our then-interim Chief Executive Officer and Chairman of our board of directors, is a Managing Director of and holds an ownership interest in BioScience Managers Pty Ltd, and as of April 2017, Michael S. Perry, D.V.M., Ph.D. one of our directors, is also a Managing Director of BioScience Managers Pty Ltd. Both Mr. Cook and Dr. Perry currently serve on our board of directors. Phillip Asset Management Limited is 100% owned by Phillip Capital Holdings Ltd., an Australian stockbroker. Phillip Asset Management holds all shares in its capacity as trustee for BioScience Managers Pty Ltd.
Pursuant to the CSIA, we issued shares of our common stock to such holders, and amended certain warrants to purchase common stock issued to such holders in the private placement of Series B convertible preferred stock in June 2013 and/or July 2013, in order to reduce the exercise price of such warrants from $980.00 per share to $567.00 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021. As consideration for the transactions described above, such holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the conversion of all outstanding shares of Series B convertible preferred stock into shares of common stock on April 8, 2016, in respect of accrued dividends on their former shares of Series B convertible preferred stock. Such holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by us.
The table below summarizes the shares issued to Pendinas Limited and One Funds and the accrued dividends waived by such parties:
Related Person	Shares Issued	Accrued Dividends Waived
Pendinas Limited	4,175	$1,504,433
One Funds	1,223	$440,859
The CSIA also contained price protection obligations that required us to issue a formula-based number of shares of our common stock to the holders for no additional consideration upon the completion of certain dilutive financings within a defined period.
In connection with the registered direct public offering that we completed in June 2016, on June 21, 2016, we issued 3,670 and 1,075 shares of common stock to Pendinas Limited and One Funds, respectively, for no additional consideration. Pendinas Limited ceased to be a “related person” following the completion of our May 2017 public offering.
On June 27, 2017, we entered into an amendment to the CSIA (the “CSIA Amendment”) to, among other things, terminate the price protection obligations contained in the CSIA. In consideration for the termination of such price protection obligations and a release of claims by the shareholders party to the CSIA, on June 29, 2017, we issued an aggregate of 2,048 shares of common stock to the shareholders party to the CSIA Amendment, including 411 shares to One Funds. Pursuant to the CSIA Amendment and following receipt of shareholder approval at our 2017 Annual Meeting of Shareholders, on September 19, 2017, we issued to One Funds an additional 7,501 shares of common stock.
Registered Direct Offering
On March 22, 2018, we completed a registered direct offering of 195,974 shares of our common stock at a price of $15.40 per share, including 12,987 shares sold to One Funds. Jeremy Curnock Cook and Michael S. Perry, D.V.M., Ph.D., each a member of our board of directors, are managing directors of BioScience Managers, an investment entity affiliated with One Funds.
Financing Transaction
On February 5, 2019, we and C3J entered into a share purchase agreement with the Investors, pursuant to which we agreed to sell, and certain shareholders of C3J (the “Investors”) agreed to buy, in a private placement, shares of common stock (the “Financing Shares”) immediately following the Effective Time of the Merger, having an aggregate purchase price of  $10.0 million (the “Financing”). An aggregate of

1,991,269 shares of Armata common stock was issued to the Investors in the Financing at a price of approximately $5.02192 per share. The Financing Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and such shares bear appropriate restrictive legends. In addition, the Financing Shares are subject to the provisions of the lock-up agreements entered into by certain officers, directors and shareholders of us and C3J concurrently with the execution of the Merger Agreement, pursuant to which they accepted certain restrictions on transfers of their shares of our common stock for the 180-day period following the effective time of the Merger.
Immediately following the closing of the Merger and the Financing, the former C3J security holders (including the Investors) owned approximately 76% of the aggregate number of shares of our common stock (of which approximately 20% was comprised of the Financing Shares) and our security holders as of immediately prior to the Merger owned approximately 24% of the aggregate number of shares of our common stock.
In connection with the Financing, we entered into a registration rights agreement with the Investors, dated May 9, 2019, pursuant to which we agreed, subject to certain exceptions, to cause the Financing Shares to be registered for resale under the Securities Act.
Change in Control and Severance Benefits Arrangements
We have entered into certain change in control and severance benefits arrangements with our officers, as more fully described in the section above entitled “Executive Compensation.”
Director and Executive Officer Compensation
The compensation of our directors and named executive officers, including employment agreements and other compensatory arrangements with executive officers and stock option grants to executive officers and directors, is more fully described in the section above entitled “Executive Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in the section above entitled “Executive Compensation — Limitation of Liability and Indemnification.” In addition, the Merger Agreement provided that, for a period of six years following the effective time of the Merger, we will indemnify and hold harmless each person who is, has been, or who became prior to the effective time of the Merger, a director, officer, fiduciary or agent of us and our subsidiaries or C3J, respectively, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director, officer, fiduciary or agent of C3J or us or any of its or our respective subsidiaries, whether asserted or claimed prior to, at or after the effective time, in each case, to the fullest extent permitted under applicable law. Each such person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from us.
The Merger Agreement also provided that the provisions relating to the indemnification, advancement of expenses and exculpation of our present and former directors and officers set forth in our articles of incorporation and bylaws will not be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights of individuals who, at the effective time of the Merger, were our officers or directors. The Merger Agreement required that, after the closing of the Merger, our articles of incorporation and bylaws were to contain provisions at least as favorable as the provisions relating to the indemnification, advancement of expenses and exculpation of present and former directors and officers set forth in our articles of incorporation and bylaws prior to the Merger.
Prior to the effective time of the Merger, we secured and prepaid, at C3J’s expense, a six year “tail policy” on our then-existing directors’ and officers’ liability insurance policy.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, certain provisions of our articles of incorporation and bylaws, and certain provisions of Washington law are summaries. The following description is not complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Washington Business Corporation Act.
As of the date of this prospectus, our articles of incorporation authorize us to issue 217,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
The holders of our common stock are entitled to the following rights:
Voting
Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.
Preferred Stock
Our board of directors has the authority, without further action by the stockholders, to issue 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

There currently are no provisions under our amended and restated articles of incorporation or under any other contractual obligations whereby we are authorized or required to issue or sell shares of preferred stock and we have no present plans to issue any shares of preferred stock.
Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Washington Law
Provisions in our articles of incorporation, our bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. These provisions include a requirement for the vote of stockholders holding at least two-thirds of all shares of our issued and outstanding capital stock to approve certain changes to our articles of incorporation or certain business combinations. These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. Additionally, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, prohibits a target corporation, with certain exceptions, from engaging in certain “significant business transactions” for a period of five years after the share acquisition by an “acquiring person”, unless (a) the significant business transaction is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition or (b) the significant business transaction was approved by both the majority of the members of the target corporation’s board of directors and approved at a stockholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons which beneficially owns 10% or more of the voting securities of the target corporation. Such significant business transactions may include, among other things:
•
any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•
any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•
allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute or is approved by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at an annual or special meeting of stockholders.
NYSE American Listing
Our common stock is listed on the NYSE American exchange under the symbol “ARMP.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

UNDERWRITING
We have entered into an underwriting agreement dated                 , with Ladenburg Thalmann & Co. Inc., as the representative of the underwriters (the “representative”) named below and the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have, severally and not jointly, agreed to purchase the number of our securities set forth opposite its name below.
Underwriter	Number of Shares
Ladenburg Thalmann & Co. Inc.
Maxim Group LLC
Arcadia Securities, LLC
Total
A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is a part.
We have been advised by the underwriters that they propose to offer shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus. Any shares sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of  $      per share.
The underwriting agreement provides that the underwriters’ obligation to purchase shares of our common stock is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase and pay for all of the shares offered by this prospectus other than those covered by the over-allotment option, if any of these shares are purchased.
No action has been taken by us or the underwriters that would permit a public offering of the shares of common stock included in this offering in any jurisdiction where action for that purpose is required. None of the shares of our common stock included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any shares of our common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy shares of our common stock in any jurisdiction where that would not be permitted or legal.
The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
Underwriting Discount
The following table summarizes the underwriting discount we will pay to the underwriters.
	Per share	Total without over-allotment	Total with over-allotment
Public offering price	$	$	$
Underwriting discount to be paid to the underwriters by us
Proceeds, before expenses, to us(1)	$	$	$

(1)
We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $542,762 which includes up to $150,000 that we have agreed to reimburse the underwriters for the fees and expenses incurred by them in connection with the offering.

Ladenburg Thalmann & Co. Inc. has performed investment banking services for us in the past, for which it has received customary fees and expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of their business.

Over-allotment Option
We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to shares at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares are purchased pursuant to the over-allotment option, the underwriters will offer these additional shares on the same terms as those on which the other shares are being offered hereby.
Stock Exchange Listing
Our common stock is currently traded on the NYSE American exchange under the ticker symbol “ARMP.” On January 7, 2020 the closing price of our common stock was $2.78 per share.
Determination of Offering Price
The public offering price of the shares was negotiated between us and the underwriters, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Lock-up Agreements
Our officers and directors have agreed with the underwriters to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the effectiveness of the underwriting agreement, although we will be permitted to issue stock options to directors, officers, employees and consultants under our existing plans. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Inc.
Stabilization, Short Positions and Penalty Bids
To facilitate the offering, the underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:
•
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase from us in the offering, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option, in whole or in part, or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities needed to close out the short position, the underwriters will consider, among other things, the price of the securities available for purchase in the open market as compared to the price at which they may purchase the securities through the over-allotment option. If the underwriters sell more securities than could be covered by the over-allotment option known as, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member or other broker-dealer participating in the offering when the securities originally sold by that syndicate member or other broker-dealer are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE American exchange, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Shares
A prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make with respect to any of these liabilities.
Selling Restrictions
Canada. The offering of the common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the common stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 — Prospectus Exemptions, and as a “permitted client”

as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the common stock is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.
Any resale of the common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.
European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive each, a Relevant Member State, no offer to the public of any of our shares of common stock will be made, other than under the following exemptions:
•
to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the issuer for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock will result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or any supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer so as to enable an investor to decide to purchase or subscribe for any shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom. This document is not an approved prospectus for the purposes of section 85 of the UK Financial Services and Markets Act 2000, as amended, or FSMA, and a copy of it has not been, and will not be, delivered to or approved by the UK Listing Authority or approved by any other authority which could be a competent authority for the purposes of the Prospectus Directive.
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of section 86(7) of FSMA that are also (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).
Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents. Any investment, investment activity or controlled activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons. Accordingly, this document has not been approved by an authorized person, as would otherwise be required by Section 21 of FSMA. Any purchaser of shares of common stock resident in the United Kingdom will be deemed to have represented to us and the underwriters, and acknowledge that each of us and the underwriters are relying on such representation, that it, or the ultimate purchaser for which it is acting as agent, is a relevant person.

Israel.   This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. The underwriter is being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2018 and 2017 and for the years then ended, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Armata Pharmaceuticals, Inc.’s (formerly known as C3J Therapeutics, Inc.) ability to continue as a going concern as described in Note 2 to the consolidated financial statements). We have included our consolidated financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
Ernst & Young LLP, independent registered public accounting firm, has audited AmpliPhi Biosciences Corporation’s consolidated financial statements at December 31, 2018 and 2017 and for the years then ended, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about AmpliPhi Biosciences Corporation’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements). We have included our consolidated financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at www.armatapharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
All future documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Armata Pharmaceuticals, Inc., Attention: Chief Financial Officer, 4503 Glencoe Avenue, Marina del Rey, California 90292. You may also telephone us at (858) 829-0829.
You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.armatapharma.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.
In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

INDEX TO FINANCIAL STATEMENTS
In the following pages, we have provided the required financial information for both the reporting registrant, now Armata Pharmaceuticals, Inc. along with the financial statements of the entity acquired from an accounting perspective — AmpliPhi Biosciences Corporation. AmpliPhi Biosciences Corporation was the legal acquiror, while C3J Therapeutics, Inc. was the accounting acquirer in the merger effected on May 9, 2019.
Financial information provided in this Form S-1:
1.
Unaudited consolidated financial statements of Armata Pharmaceuticals, Inc. as of September 30, 2019 and for the three- and nine-month periods ended September 30, 2019 and September 30, 2018 (beginning on page F-3)

2.
Audited consolidated financial statements of Armata Pharmaceuticals, Inc. (formerly known as C3J Therapeutics, Inc. and, effective with the Merger, the accounting acquirer) as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 (beginning on page F-23)

3.
Unaudited Pro Forma Combined Financial Statements (beginning on page F-44)

4.
Audited consolidated financial statements of AmpliPhi Biosciences Corporation (effective with the Merger, the acquired company) as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 (beginning on page F-53)

The appropriate auditor’s report and consent for each of these audited consolidated financial statements are included in this Form S-1.

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
ARMATA PHARMACEUTICALS, INC.
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

Armata Pharmaceuticals, Inc.
Consolidated Balance Sheets
	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$8,690,000	$9,663,000
Prepaid expenses and other current assets	652,000	697,000
Held-for-sale assets, net	592,000	—
Total current assets	9,934,000	10,360,000
Restricted cash	700,000	800,000
Property and equipment, net	2,530,000	3,249,000
Operating lease right-of-use asset	2,258,000	—
In-process research and development	10,256,000	—
Goodwill	3,490,000	—
Other assets	136,000	136,000
Total assets	$29,304,000	$14,545,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,261,000	$536,000
Accrued compensation	1,568,000	191,000
Deferred rent	—	335,000
Current portion of operating lease liabilities	1,251,000	—
Deferred asset acquisition consideration	885,000	970,000
Total current liabilities	4,965,000	2,032,000
Deferred rent, net of current portion	—	810,000
Operating lease liabilities, net of current portion	1,900,000	—
Deferred asset acquisition consideration, net of current portion	1,230,000	2,892,000
Asset acquisition derivative liability	—	1,117,000
Deferred tax liability	3,077,000	—
Total liabilities	11,172,000	6,851,000
Stockholders’ equity
Common stock, $0.01 par value; 217,000,000 shares authorized; 9,934,299 and 5,069,633 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	99,000	51,000
Additional paid-in capital	170,968,000	145,685,000
Accumulated deficit	(152,935,000)	(138,042,000)
Total stockholders’ equity	18,132,000	7,694,000
Total liabilities and stockholders’ equity	$29,304,000	$14,545,000

See accompanying condensed notes to consolidated financial statements.

Armata Pharmaceuticals, Inc.
Consolidated Statements of Operations and Comprehensive Loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$—	$—	$—	$—
Operating expenses
Research and development	3,019,000	1,915,000	8,156,000	6,388,000
Acquired in-process research and development	—	—	—	6,767,000
General and administrative	3,758,000	514,000	7,220,000	1,709,000
Total operating expenses	6,777,000	2,429,000	15,376,000	14,864,000
Loss from operations	(6,777,000)	(2,429,000)	(15,376,000)	(14,864,000)
Other income (expense)
Interest income	13,000	70,000	89,000	180,000
Interest expense	(190,000)	(307,000)	(726,000)	(676,000)
Other income (expense)	(1,000)	—	3,000	—
Change in fair value of derivative liabilities	—	(105,000)	1,117,000	(241,000)
Total other income (expense), net	(178,000)	(342,000)	483,000	(737,000)
Loss before income taxes	(6,955,000)	(2,771,000)	(14,893,000)	(15,601,000)
Income tax benefit	—	—	—	—
Net loss	$(6,955,000)	$(2,771,000)	$(14,893,000)	$(15,601,000)
Unrealized gain on investments	—	—	—	7,000
Comprehensive loss	$(6,955,000)	$(2,771,000)	$(14,893,000)	$(15,594,000)
Per share information:
Net loss per share, basic	$(0.73)	$(0.60)	$(2.05)	$(3.35)
Weighted average shares outstanding, basic	9,552,688	4,652,777	7,254,803	4,652,777
Net loss per share, diluted	$(0.73)	$(0.60)	$(2.11)	$(3.35)
Weighted average shares outstanding, diluted	9,552,688	4,652,777	7,497,194	4,652,777
See accompanying condensed notes to consolidated financial statements.

Armata Pharmaceuticals, Inc.
Consolidated Statements of Stockholders’ Equity
Three Months Ended September 30, 2018 and 2019
	Stockholders’ Equity
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Income/(Loss)	Total Stockholders’ Equity
	Shares	Amount
Balances, June 30, 2018	5,068,547	$51,000	$145,678,000	$(134,170,000)	$—	$11,559,000
Forfeiture of restricted stock awards	(3,475)				—
Stock-based compensation			8,000			8,000
Net loss				(2,771,000)		(2,771,000)
Balances, September 30, 2018	5,065,072	$51,000	$145,686,000	$(136,941,000)	$—	$8,796,000
Balances, June 30, 2019	9,958,546	$99,000	$168,509,000	$(145,980,000)	$—	$22,628,000
Forfeiture of restricted stock awards	(24,247)		(39,000)			(39,000)
Stock-based compensation			2,498,000			2,498,000
Net loss				(6,955,000)		(6,955,000)
Balances, September 30, 2019	9,934,299	$99,000	$170,968,000	$(152,935,000)	$—	$18,132,000

See accompanying condensed notes to consolidated financial statements.

Armata Pharmaceuticals, Inc.
Consolidated Statements of Stockholders’ Equity
Nine Months Ended September 30, 2018 and 2019
	Stockholders’ Equity
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Income/(Loss)	Total Stockholders’ Equity
	Shares	Amount
Balances, December 31, 2017	5,073,669	$51,000	$145,639,000	$(121,340,000)	$(7,000)	$24,343,000
Grant of restricted stock awards	12,331					—
Forfeiture of restricted stock awards	(20,928)					—
Stock-based compensation			47,000			47,000
Net loss				(15,601,000)		(15,601,000)
Unrealized gain on available-for-sale securities					7,000	7,000
Balances, September 30, 2018	5,065,072	$51,000	$145,686,000	$(136,941,000)	$—	$8,796,000
Balances, December 31, 2018	5,069,633	$51,000	$145,685,000	$(138,042,000)	$—	$7,694,000
Forfeiture of restricted stock awards	(32,714)		(39,000)			(39,000)
Issuance of common stock and conversion of deferred consideration for asset acquisition	516,976	5,000	1,457,000			1,462,000
Issuance of common stock in connection with reverse merger	2,389,135	23,000	10,686,000			10,709,000
Sale of common stock, net of issuance costs	1,991,269	20,000	9,955,000			9,975,000
Stock-based compensation			3,224,000			3,224,000
Net loss				(14,893,000)		(14,893,000)
Balances, September 30, 2019	9,934,299	$99,000	$170,968,000	$(152,935,000)	$—	$18,132,000

See accompanying condensed notes to consolidated financial statements.

Armata Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
	Nine Months Ended September 30,
	2019	2018
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(14,893,000)	$(15,601,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Acquired in-process research and development	—	5,691,000
Depreciation	1,049,000	1,139,000
Stock-based compensation	3,224,000	47,000
Non-cash interest expense	717,000	676,000
Change in fair value of derivative liability	(1,117,000)	241,000
Amortization of premiums of available-for-sale securities	—	33,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(1,171,000)	515,000
Accrued compensation	(609,000)	—
Deferred rent and lease liabilities, net	(252,000)	(216,000)
Prepaid expenses and other current assets	199,000	43,000
Net cash used in operating activities	(12,853,000)	(7,432,000)
Investing activities:
Purchases of available-for-sale securities	—	(3,392,000)
Proceeds from sales and maturities of available-for-sale securities	—	13,016,000
Purchases of property and equipment	(203,000)	(484,000)
Proceeds from sale of property and equipment	—	209,000
Cash acquired in reverse merger transaction	3,008,000	—
Net cash provided by investing activities	2,805,000	9,349,000
Financing activities:
Payment of deferred consideration for asset acquisition	(1,000,000)	—
Proceeds from sale of common stock, net of offering costs	9,975,000	—
Net cash provided by financing activities	8,975,000	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,073,000)	1,917,000
Cash, cash equivalents and restricted cash, beginning of period	10,463,000	12,276,000
Cash, cash equivalents and restricted cash, end of period	$9,390,000	$14,193,000
Supplemental schedule of non-cash financing activities:
Issuance of common stock in reverse merger transaction	$10,710,000	$—
Conversion of deferred asset acquisition consideration upon reverse merger	$1,463,000	$—
The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same amounts shown in the consolidated statement of cash flows:
	Nine Months Ended September 30,
	2019	2018
Cash and cash equivalents	$8,690,000	$13,393,000
Restricted cash	700,000	800,000
Cash, cash equivalents and restricted cash	$9,390,000	$14,193,000
See accompanying condensed notes to consolidated financial statements.

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)
1. Organization and Description of the Business
Armata Pharmaceuticals, Inc. (“Armata”, and together with its subsidiaries referred to herein as, the “Company”) is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using its proprietary bacteriophage-based technology. The Company was created as a result of a business combination between C3J Therapeutics, Inc. (“C3J”) and AmpliPhi Biosciences Corporation (“AmpliPhi”) that closed on May 9, 2019, where Ceres Merger Sub, Inc., a wholly owned subsidiary of AmpliPhi, merged with and into C3J (the “Merger”), with C3J surviving the Merger as a wholly owned subsidiary of AmpliPhi. In the Merger, each share of C3J common stock outstanding immediately prior to the Merger was converted into the right to receive approximately .6906 shares of AmpliPhi common stock. The shares were then adjusted further to account for a reverse split of AmpliPhi common stock at a reverse split ratio of 1-for-14. All share and per share amounts have been retrospectively adjusted to give effect to the exchange of C3J common stock and the reverse split of AmpliPhi common stock.
Immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc. Armata’s common stock is traded on the NYSE American exchange under the ticker symbol “ARMP.”
Immediately following the Merger, certain existing C3J shareholders purchased $10.0 million in Armata common stock. After the Merger and such concurrent private placement, the former C3J security holders owned approximately 76% of the aggregate number of shares of Armata’s common stock and the security holders of AmpliPhi as of immediately prior to the Merger owned approximately 24% of the aggregate number of shares of Armata’s common stock. In addition, upon closing of the Merger, five of the seven members of the board of directors were appointed by C3J.
In connection with the Merger, C3J was considered the accounting acquirer of AmpliPhi because C3J’s shareholders retained a majority control of ownership of the Company subsequent to the Merger. In addition, the seven-member board of directors of the combined company include five members established by C3J. Therefore, the historical financial statements presented herein prior to the closing of the Merger include the historical financial statements of C3J.
C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.
2. Liquidity
The Company has prepared its consolidated financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has negative operating cash flows. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.
As of September 30, 2019, the Company had cash and cash equivalents of  $8.7 million. Considering the Company’s current cash resources, management believes the Company’s existing resources will be sufficient to fund the Company’s planned operations into the second quarter of 2020. For the foreseeable future, the Company’s ability to continue its operations is dependent upon its ability to obtain additional capital.

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

3. Significant Accounting Policies
Basis of Presentation
The consolidated financial statements include the accounts of Armata and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The accompanying unaudited consolidated financial statements of the Company should be read in conjunction with the audited financial statements and accompanying notes thereto as of and for the year ended December 31, 2018 included in the Proxy Statement on Schedule 14A of AmpliPhi, filed with the U.S. Securities and Exchange Commission on April 4, 2019, as amended. The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements. Any reference in the Notes to applicable guidance is meant to refer to authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
In the opinion of management, the accompanying consolidated financial statements include all adjustments that are of a normal and recurring nature and that are necessary for the fair presentation of the Company’s financial position and the results of its operations and cash flows for the periods presented. Interim results are not necessarily indicative of results for the full year or any future period.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying notes. On an ongoing basis, management evaluates these estimates and judgments, which are based on historical and anticipated results and trends, and on various other assumptions that management believes to be reasonable under the circumstances. By their nature, estimates are subject to an inherent degree of uncertainty and, as such, actual results may differ from management’s estimates.
Fair Value of Financial Instruments
The carrying amounts of cash equivalents, other current assets, accounts payable, and accrued liabilities approximate fair value because of the short-term nature of these instruments.
In-Process Research and Development (“IPR&D”) and Acquired IPR&D
IPR&D assets are intangible assets with indefinite lives and are not subject to amortization. The Company’s IPR&D assets represent capitalized incomplete research projects that the Company acquired through the Merger. Such assets are initially measured at their acquisition-date fair values and are subject to impairment testing at least annually until completion or abandonment of research and development efforts associated with the projects. Upon successful completion of each project, the Company makes a determination as to the then remaining useful life of the intangible asset and begins amortization.
The Company expenses acquired IPR&D in connection with an asset acquisition when there is no alterative future use. Acquired IPR&D expense of  $6.8 million for the nine months ended September 30, 2018 consists of the estimated fair value of the assets acquired and consideration given in connection with the acquisition of certain synthetic phage assets in 2018 from Synthetic Genomics, Inc. (“SGI”). As the assets acquired were in the research and development phase and were determined to not have any alternative future use, it was expensed as acquired IPR&D.

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

Goodwill
Goodwill, which has an indefinite useful life, represents the excess of purchase consideration over fair value of net assets acquired. The Company’s goodwill as of September 30, 2019 is associated with AmpliPhi’s business prior to the Merger. Goodwill is not subject to amortization and is required to be tested for impairment at least on an annual basis. The Company tests goodwill for impairment as of December 31 of each year. The Company determines whether goodwill may be impaired by comparing the carrying value of the single reporting unit, including goodwill, to the fair value of the reporting unit. If the fair value is less than the carrying amount, a more detailed analysis is performed to determine whether goodwill is impaired. The impairment loss, if any, is measured as the excess of the carrying value of the goodwill over the implied fair value of the goodwill and is recorded in the Company’s consolidated statements of operations.
Derivative Liabilities
Derivative liabilities are accounted for in accordance with the applicable accounting guidance provided in ASC 815 — Derivatives and Hedging based on the specific terms of the agreements. Derivative liabilities are recorded at fair value at each reporting period with any change in fair value recognized as a component of change in fair value of asset acquisition derivative liability in the consolidated statements of operations and comprehensive loss. The Company has a zero derivative liability balance at September 30, 2019 as the liability of  $1.1 million at December 31, 2018 was settled upon the Merger.
Net Loss per Share
Net earnings or loss per share (“EPS”) is calculated in accordance with the applicable accounting guidance provided in ASC 260, Earnings per Share. Basic EPS is calculated by dividing net income or loss by the weighted-average number of common shares outstanding. Options, warrants, unvested share-based payment awards and convertible securities are excluded from the basic EPS calculation, and considered within the diluted EPS calculation. Diluted EPS for the nine months ended September 30, 2019 included a numerator adjustment to remove the gain related to the change in fair value of derivative liabilities $1.1 million. There was no gain related to the change in fair value of derivative liabilities for the three months ended September 30, 2019. Additionally, diluted EPS for the nine month period ended September 30, 2019 included an adjustment to the weighted-average shares outstanding to appropriately weight the 516,976 issuance of shares to SGI as discussed in Note 10.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Options	1,311,496	144,354	1,311,496	144,354
Restricted stock awards	355,034	412,295	355,034	412,295
Warrants	1,854,262	—	1,854,262	—
Total	3,520,792	556,649	3,520,792	556,649
Research and Development Expenses
Research and development (“R&D”) costs consist primarily of direct and allocated salaries, incentive compensation, stock-based compensation and other personnel-related costs, facility costs, and third-party services. Third party services include studies and clinical trials conducted by clinical research organizations. R&D activities are expensed as incurred. The Company records accruals for estimated ongoing clinical trial expenses. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Judgments and estimates are made in determining the accrued balances at the end of the reporting period.

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

Recent Accounting Pronouncements Not Yet Adopted
In November 2018, FASB issued ASU 2018-18, Clarifying the Interaction between Topic 808 and Topic 606. The objective of the standard is to clarify the interaction between Topic 808, Collaborative Arrangements, and Topic 606, Revenue from Contracts with Customers. Currently, Topic 808 does not provide comprehensive recognition or measurement guidance for collaborative arrangements, and the accounting for those arrangements is often based on an analogy to other accounting literature or an accounting policy election. Similarly, aspects of Topic 606 have resulted in uncertainty in practice about the effect of the revenue standard and credit loss standard on the accounting for collaborative arrangements. The standard will become effective beginning on January 1, 2020, with early adoption permitted. We are currently evaluating the guidance to determine the potential impact on our financial condition, results of operations, cash flows, and financial statement disclosures.
Recently Adopted Accounting Standards
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification and creates Topic 842, “Leases.” The new topic supersedes Topic 840, “Leases,” and increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and requires disclosures of key information about leasing arrangements. The Company has elected to adopt ASU 2016-02 retrospectively at January 1, 2019 using a simplified transition option that allows companies to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings or accumulated deficit. We have also elected to adopt the package of practical expedients permitted in ASC Topic 842. Accordingly, we are continuing to account for our existing operating lease as an operating lease under the new guidance, without reassessing whether the agreements contain a lease under ASC 842. All of our leases at the adoption date were operating leases for facilities and did not include any non-lease components.
As a result of the adoption of ASU 2016-02, on January 1, 2019 we recognized (i) a lease liability of approximately $3.8 million, which represents the present value of our remaining lease payments using an estimated incremental borrowing rate of 15%, and (ii) a right-of-use asset of approximately $2.7 million. There was no cumulative-effect adjustment to accumulated deficit. Lease expense is not expected to change materially as a result of the adoption of ASU 2016-02.
In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which amends the FASB Accounting Standards Codification in order to simplify the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. The guidance mandates the modified retrospective approach and is effective for annual and interim reporting periods beginning after December 31, 2018, with early adoption permitted. The Company elected to early adopt this ASU as of June 30, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.
4. Fair Value Measurements
The guidance regarding fair value measurements prioritizes the inputs used in measuring fair value and establishes a three-tier value hierarchy that distinguishes among the following:
•
Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

•
Level 2 — Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

•
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company estimates the fair values of derivative liabilities utilizing Level 3 inputs. No derivative liabilities have been transferred between the classification levels. Estimating the fair values of derivative liabilities requires the use of significant and subjective inputs that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors.
The recurring fair value measurements of the Company’s liabilities at September 30, 2019 and December 31, 2018 consisted of the following:
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
September 30, 2019
Assets
Money market funds	$4,282,000	$—	$—	$4,282,000
Total assets	$4,282,000	$—	$—	$4,282,000
December 31, 2018
Assets
Money market funds	$9,430,000	$—	$—	$9,430,000
Total assets	$9,430,000	$—	$—	$9,430,000
Liabilities
Asset acquisition derivative liability	$—	$—	$1,117,000	$1,117,000
Total liabilities	$—	$—	$1,117,000	$1,117,000
The following table sets forth a summary of changes in the fair value of the Company’s liabilities:
Asset Acquisition Derivative Liability
Balance, December 31, 2018	$1,117,000
Changes in estimated fair value	(1,117,000)
Balance, September 30, 2019	$—
We estimated the fair value of this derivative by forecasting the timing and likelihood of the events occurring and discounting the probability adjusted payments using an appropriate discount based on market interest rates and our own non-performance risk as required by ASC 820 — Fair Value Measurement. There is no longer a potential payment requirement associated with the derivative liability subsequent to the Merger. Accordingly, the fair value of the derivative liability was reduced to zero with the associated change recorded in other income.
5. The Merger
On May 9, 2019, the Company completed the Merger (see Note 1). On the date of the Merger, AmpliPhi had, and the Company currently has, IPR&D related to the development of AP-SA01 (known as AB-SA01 prior to the Merger), a phage combination for the treatment of Staphylococcus aureus infections,

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

and had tested such product in patients through single-patient expanded access guidelines established by U.S. and Australian regulatory agencies. Further, AmpliPhi had, and the Company currently has, a workforce that is considered to have the necessary skills, knowledge, and experience to perform a process, that when applied to IPR&D is critical to the ability to convert it into outputs. Based on this evaluation, the Company determined that the Merger should be accounted for as a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”).
In connection with the Merger, the Company allocated the total purchase consideration of $10.7 million in stock to the net assets and liabilities acquired, including identifiable intangible assets and related deferred tax liability, based on their respective fair values at the acquisition date. The Company recognizes deferred tax liabilities for indefinite-lived intangible assets in accordance with ASC 740, Income Taxes.
The following table summarizes the preliminary allocation of the purchase price to the fair value of the respective assets and liabilities acquired. The purchase price allocations were prepared on a preliminary basis and are subject to change as additional information becomes available concerning the fair value and tax basis of the assets acquired and liabilities assumed. Any measurement period adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from the date of acquisition.
Cash and cash equivalents	$3,008,000
Prepaid expenses	257,000
Property and equipment	708,000
Right of use asset	271,000
In-process research and development(1)	10,256,000
Total assets	14,500,000
Accounts payable	(4,004,000)
Other long term liabilities	(199,000)
Deferred tax liability	(3,077,000)
Net assets acquired	7,220,000
Purchase price	10,710,000
Goodwill(2)	$3,490,000

(1)
IPR&D relates to AP-SA01, a bacteriophage product candidate for the treatment of Staphylococcus aureus infections in patients with bacteremia. The valuation of this asset was prepared by an independent third party based on estimated discounted cash flows based on probability-weighted future development expenditures and revenue streams provided by the Company’s management.

(2)
Goodwill represents the excess of the purchase price over the valuation of the fair value of tangible and identified intangible assets, less liabilities, acquired.

In addition, the Company incurred and expensed costs directly related to the Merger totaling approximately $1.1 million, of which approximately $0.0 and $1.1 million was incurred in the three and nine months ended September 30, 2019, and is included in general and administrative expenses in the consolidated statement of operations and comprehensive loss.

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

Since the closing date of the Merger, the results of AmpliPhi’s operations have been included in the Company’s consolidated financial statements. Selected amounts related to AmpliPhi’s business included in the Company’s consolidated statements of operations for the three months and nine months ended September 30, 2019, are as follows:
	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Research and development expenses	$356,000	$994,000
General and administrative expenses	$833,000	$1,530,000
Net loss	$(1,189,000)	$(2,524,000)
The unaudited pro forma information in the table below summarizes the combined results of operations of AmpliPhi with those of the Company as though these entities were combined as of January 1, 2018. The results of operations for the three and nine months ended September 30, 2019, are based on the unaudited financial statements prepared for the three and nine months ended September 30, 2019, and for the year ended December 31, 2018, are based on the Company’s audited financial statements. This unaudited pro forma information is summarized as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$—	$—	$—	$—
Net loss	$(6,955,000)	$(4,046,000)	$(18,878,000)	$(22,398,000)
The pro forma financial information as presented above is for informational purposes only and is not indicative of the consolidated results of operations of future periods or the results of operations that would have been achieved had the acquisition had taken place on January 1, 2018.
6. Assets Held For Sale
The Company produces clinical quantities of each of our bacteriophage product candidates at its GMP-compliant manufacturing facilities. With the completion of the Merger in May 2019, the Company has two manufacturing sites, one in Marina del Rey, California and additionally in Ljubljana, Slovenia. Each manufacturing site has clean rooms, in-use equipment and experienced manufacturing personnel. At the time of the merger, the Company was evaluating its long-term manufacturing needs and both facilities were deemed strategic assets due to the complex nature of the bacteriophage manufacturing process. Following an extensive evaluation and a technology transfer from the Slovenian facility to the Marina del Rey, California location, management determined the Slovenia manufacturing facility was not essential and could exit its operations in Slovenia. This conclusion was reached in September 2019 after considering the monthly expense run rate of the Slovenian facility and its location in Europe.
In accordance with ASC 360, Property, Plant and Equipment, the Company has recorded the net assets associated with the Slovenian manufacturing facility to Assets Held For Sale in the September 30, 2019 consolidated balance sheet. The net asset value at September 30, 2019 is $0.6 million and include non-cash working capital items, fixed assets and the right of use asset and lease liability associated with the operating facility lease.
On November 8, 2019, the Company entered into an agreement to sell the Slovenia subsidiary to an un-related third-party buyer. The Company will no longer be responsible for funding the liabilities of the Slovenia facility. The agreement requires that the Buyer maintain the ability of the Slovenia facility to manufacture the Company’s products. If the Company requires such products, the Buyer and the Company

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

would negotiate a supply agreement governing the purchase and sale of such products. In addition, the Company has the right to repurchase the Slovenian subsidiary’s operations at any point in the five year period immediately following the closing. The Company expects to recognize a non-cash loss within the statement of operations in the period of sale.
7. Balance Sheet Details
Property and Equipment
Property and equipment as of September 30, 2019 and December 31, 2018 consisted of the following:
	September 30, 2019	December 31, 2018
Laboratory equipment	$7,349,000	$6,990,000
Furniture and fixtures	627,000	627,000
Office and computer equipment	319,000	260,000
Leasehold improvements	3,325,000	3,266,000
Total	11,620,000	11,143,000
Less: accumulated depreciation	(9,090,000)	(7,894,000)
Property and equipment, net	$2,530,000	$3,249,000
Depreciation expense totaled $365,000 and $336,000 for the three month periods ended September 30, 2019 and 2018, respectively. Depreciation expense totaled $1,049,000 and $1,139,000 for the nine month periods ended September 30, 2019 and 2018, respectively.
8. Stockholders’ Equity
Warrants
At September 30, 2019, outstanding warrants to purchase shares of common stock are as follows:
Shares Underlying Outstanding Warrants	Exercise Price	Expiration Date
2,980	$1,505.00	March 16, 2020
2,246	$567.00	March 31, 2021
597,881	$21.00	May 10, 2022
1,249,955	$5.60	October 16, 2023
1,200	$1,680.00	None
1,854,262
9. Equity Incentive Plans
Stock Award Plans
The Company maintains a 2016 Equity Incentive Plan (the “2016 Plan”), which provides for the issuance of incentive share awards in the form of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance-based stock awards. The awards may be granted by the Company’s Board of Directors to its employees, directors and officers and to consultants, agents, advisors and independent contractors who provide services to the Company or to a subsidiary of the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. Stock options expire no later than ten years

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

from the date of grant and generally vest and typically become exercisable over a four-year period following the date of grant. Upon the exercise of stock options, the Company issues the resulting shares from shares reserved for issuance under the 2016 Plan. Under the 2016 Plan, the number of shares authorized for issuance automatically increases annually beginning January 1, 2017 and through January 1, 2026. The 2016 Plan was most recently amended and restated by the Board of Directors effective as of May 8, 2019 to reflect (i) the name change of AmpliPhi Biosciences Corporation to “Armata Pharmaceuticals, Inc.”, and (ii) the one-for-fourteen reverse stock split.
In connection with the Merger, the Company assumed the C3J Jian, Inc. Amended 2006 Stock Option Plan (the “Assumed 2006 Plan”) and the C3J Therapeutics, Inc. 2016 Stock Plan (the “Assumed 2016 Plan”). These plans provided for stock option and restricted stock awards (“RSAs”) to C3J employees in years prior to the merger with AmpliPhi. The number of shares subject to each outstanding stock option and RSA under those assumed plans, along with the exercise price of stock options, were equitably adjusted pursuant to the terms of the plans to reflect the impact of the Merger and the one-for-fourteen reverse stock split, in each case in a manner intended to preserved the then-current intrinsic value of the awards. No additional awards will be made under either plan. The assumed C3J stock options were substantially vested and expensed as of the merger date. Vesting of the assumed C3J RSAs is based on the occurrence of a public liquidity event, or a change in control. In the event of a public liquidity event, service or milestone based vesting schedules begins. Service periods are generally two to four years. In the event of a change in control, 100% vesting occurs upon the closing of such an event. The merger with AmpliPhi constituted a public liquidity event and triggered the start of vesting of RSAs.
Stock-based Compensation
The Company estimates the fair value of stock options with performance and service conditions using the Black-Scholes valuation model. Compensation expense related to stock options granted is measured at the grant date based on the estimated fair value of the award and is recognized on the accelerated attribution method over the requisite service period.
The assumptions used in the Black-Scholes model are presented below:
	Nine Months Ended September 30,
	2019	2018
Risk-free interest rate	1.71 to 2.23%	—%
Expected volatility	89.26 to 90.43%	—%
Expected term (in years)	5.75 to 6.25	—
Expected dividend yield	0%	—%
The risk-free interest rate is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. Expected volatility is based on the historical volatility of Armata and peer companies’ common stock. The expected term represents the period that the Company expects its stock options to be outstanding. The expected term assumption is estimated using the simplified method set forth in the SEC Staff Accounting Bulletin 110, which is the mid-point between the option vesting date and the expiration date. For stock options granted to parties other than employees or directors, the Company elects, on a grant by grant basis, to use the expected term or the contractual term of the option award. The Company has never declared or paid dividends on its common stock and has no plans to do so in the foreseeable future. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur.

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

The tables below summarize the total stock-based compensation expense included in the Company’s consolidated statements of operations for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Research and development	$358,000	$1,000	$609,000	$8,000
General and administrative	2,140,000	7,000	2,615,000	39,000
Total stock-based compensation	$2,498,000	$8,000	$3,224,000	$47,000

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Expense related to RSA’s issued prior to Merger and vesting beginning on Merger closing date	$892,000	$—	$1,468,000	$—
Acceleration of RSA expense in connection with executive severance	1,244,000	—	1,244,000	—
Expense related to vesting of stock options issued under the Company’s stock plans	362,000	8,000	512,000	47,000
Total stock based compensation expense	$2,498,000	$8,000	$3,224,000	$47,000
Stock option transactions during the nine months ended September 30, 2019 are presented below:
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	136,463	$36.31	5.02	—
Assumed in the Merger	52,602	56.60		—
Granted	1,179,825	3.17		1,549,000
Forfeited/Cancelled	(57,394)	13.16		—
Outstanding at September 30, 2019	1,311,496	$8.32	9.04	1,507,000
Vested and expected to vest at September 30, 2019	1,311,496	$8.32	9.04	$1,507,000
Exercisable at September 30, 2019	156,858	$44.52	4.66	$—
Restricted stock award transactions under the Assumed 2016 Plan during the nine months ended September 30, 2019 are presented below:
	Shares	Weighted Avg Grant Date Fair Value
Outstanding at December 31, 2018	416,856	$29.17
Granted	—	—
Forfeited/Cancelled	(32,714)	—
Issued as Common Stock	(29,108)	—
Outstanding at September 30, 2019	355,034	$29.25

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

The aggregate intrinsic value of options at September 30, 2019 is based on the Company’s closing stock price on that date of  $3.70 per share. As of September 30, 2019, there was $8.7 million of total unrecognized compensation expense related to unvested stock options and RSAs, which the Company expects to recognize over the weighted average remaining period of 2.1 years.
Shares Reserved For Future Issuance
As of September 30, 2019, the Company had reserved shares of its common stock for future issuance as follows:
Shares Reserved
Stock options outstanding	1,311,496
Employee stock purchase plan	5,462
Available for future grants under the 2016 Plan	38,974
Warrants outstanding	1,854,262
Total shares reserved	3,210,194
10. Commitments and Contingencies
From time to time, the Company may be involved in disputes, including litigation, relating to claims arising out of operations in the normal course of business. Any of these claims could subject the Company to costly legal expenses and, while management generally believes that there is adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on the consolidated results of operations and financial position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. The Company is currently not a party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our consolidated results of operations or financial position.
Between April 15 and April 25, 2019, three putative class action lawsuits (captioned Midgarden v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0684 (S.D. Cal. filed Apr. 15, 2019); Henning v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0728 (S.D. Cal. filed Apr. 19, 2019); and Plumley v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0617 (W.D. Wash. filed Apr. 25, 2019)) were filed in federal court against us and our board of directors related to the Merger. The lawsuits assert violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder against all defendants, and assert violations of Section 20(a) of the Securities Exchange Act of 1934 as to the individual defendants. The plaintiffs contend that the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 4, 2019 (the “April 2019 Proxy Statement”), omitted or misrepresented material information regarding the Merger. The complaints sought injunctive relief, rescission, or rescissory damages and an award of plaintiffs’ costs, including attorneys’ fees and expenses. On May 1, 2019, we amended the April 2019 Proxy Statement to provide additional disclosure to our shareholders. Each of the above cases have since been dismissed.
11. Synthetic Genomics Asset Acquisition
On February 28, 2018, C3J completed an acquisition of certain synthetic phage assets (the “synthetic phage assets”) from “SGI” for consideration consisting of  $8.0 million in cash and $27.0 million in equity. The cash payments consisted of: $1.0 million paid at closing on February 28, 2018, $1.0 million at one year from closing, $1.0 million at two years from closing, and $5.0 million at three years from closing (the payments due on the one, two, three year anniversary are collectively the “time-based payment obligation”).

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

The equity payment (the “equity payment” and, together with the time-based payment obligation, the “deferred purchase price arrangement”) is due upon the earlier of the initial public offering of shares of C3J’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the sale of all or substantially all of C3J’s assets to a third party, or a consolidation or merger into a third party. The agreement provides that the number of shares to be issued or the consideration to be paid will be determined based upon the per share price in connection with C3J’s initial public offering, the value of consideration received in a sale of the synthetic phage assets to a third party, or the value of consideration received in a consolidation or merger with a third party.
On December 20, 2018, in contemplation of the Merger (see Note 5), the deferred purchase price arrangement was amended. Under the amended agreement, the purchase consideration consisted of (i) closing consideration of  $1.0 million paid on February 28, 2018, (ii) cash payments of  $1.0 million on January 31, 2019, $1.0 million on January 31, 2020, and $2.0 million on January 31, 2021, (iii) an issuance of that number of shares of C3J’s common stock equal to ten percent of C3J’s fully-diluted capitalization, excluding options and restricted stock awards, immediately prior to the closing of the Merger, and (iv) potential milestone payments of up to $39.5 million related to the development and relevant regulatory approval of products utilizing bacteriophage from the synthetic phage assets acquired from SGI (the “milestone payment obligation”).
In January 2017, FASB issued ASU 2017-01, Clarifying the Definition of a Business. A key provision within ASU 2017-01 is the single or similar asset threshold. When substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the acquired set is not a business. The Company adopted this standard effective January 1, 2017.
The synthetic phage assets acquired consisted primarily of phage know-how, research program materials and the related intellectual properties that had been under development by SGI. In connection with the SGI transaction, the Company became a party to a collaboration agreement with Merck, and a grant from National Institutes of Health, and the National Institute of Allergy and Infectious Diseases.
The Company considered the items included in the acquired synthetic phage assets and concluded that substantially all of the fair value of the assets acquired and consideration given to SGI constituted the purchase of a single asset. Based on ASU 2017-01, the acquisition was an asset acquisition, specifically an in process research and development asset. Under guidance in ASC 730, in process research and development assets acquired in connection with asset acquisitions are expensed unless there is an alternative future use. As the asset acquired from SGI does not have an alternative future use, the $6.8 million fair value of the asset and consideration transferred for the asset acquired was expensed in full in the consolidated statement of operations and comprehensive loss.
The equity payment was determined to be a derivative liability in accordance with ASC 815, Derivatives and Hedging and was initially recorded at its fair value of  $2.8 million. Throughout 2018 and until May 9, 2019, the derivative liability was adjusted to its fair value based upon a payment probability assessment and marked-to-market at the end of each period (see Note 4). The time-based payment obligation was recorded as a liability at its amortized cost of  $2.9 million and impacts interest expense based on the effective interest method based on its contractual life in accordance with ASC 835, Interest. Following the December 20, 2018 amendment to the deferred purchase price arrangement, the Company considered the probability of the reduction to the share issuance consideration in estimating the fair value of the derivative liability.
The Company determined the changes to the deferred purchase price arrangement met the definition of a troubled debt restructuring under ASC 470-60, Troubled Debt Restructurings by Debtors, as the Company was experiencing financial difficulties and SGI granted a concession. The amendments to the terms of the equity payment resulted in an adjustment to the fair value of the derivative liability, resulting in a $2.0 million gain, which is included in the change in fair values of derivative liabilities within the consolidated statement of operations and comprehensive loss for the year ended December 31, 2018. Other

Armata Pharmaceuticals, Inc.
Condensed Notes to Consolidated Financial Statements
(Unaudited)

than the gain resulting from the change in fair value of a derivative liability required to be remeasured to fair value with changes in fair value recognized in earnings in accordance with ASC 815, no gain on restructuring was recorded because the future, undiscounted cash flows of the time-based payment obligation exceed the carrying amount of the liability. The net carrying amount at the date of the restructuring does not include any contingently payable amounts. Prospectively, the time-based payment obligations will continue to be carried at amortized cost and will impact interest expense using the effective interest method based on its contractual life in accordance with ASC 835 and potential payments under the milestone payment obligation will be accrued once probable of being incurred in accordance with ASC 450, Contingencies. For the nine months periods ended September 30, 2019 and 2018, the Company recognized $716,000 and $676,000, respectively, of interest expense related to the time-based payment obligations.
In connection with the Merger, the Company converted its equity payment obligation to SGI by issuing 516,976 shares of C3J’s common stock in connection with the amended agreement, after considering the Merger exchange ratio and reverse stock split in the manner described above. Through May 9, 2019, the derivative liability associated with the equity payment was updated for its estimated market value. Upon closing of the Merger, the fair value of the derivative liability was estimated at zero as the equity payment is no longer required to be made in the future. The change in fair value is reflected in other income.

INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
C3J THERAPEUTICS, INC.
(Effective with the Merger (Note 1) on May 9, 2019, the accounting acquirer)
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Armata Pharmaceuticals, Inc. (formerly C3J Therapeutics, Inc.)
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Armata Pharmaceuticals, Inc. (formerly C3J Therapeutics, Inc.) (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2019.
San Diego, California
March 25, 2019
Except for the first paragraph of Note 1, as to which the date is
December 20, 2019

Armata Pharmaceuticals, Inc.
Consolidated Balance Sheets
	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$9,663,000	$11,376,000
Available-for-sale securities	—	9,651,000
Prepaid expenses and other current assets	697,000	360,000
Total current assets	10,360,000	21,387,000
Restricted cash	800,000	900,000
Property and equipment, net	3,249,000	3,822,000
Other assets	136,000	136,000
Total assets	$14,545,000	$26,245,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$727,000	$470,000
Deferred rent	335,000	288,000
Deferred asset acquisition consideration	970,000	—
Total current liabilities	2,032,000	758,000
Deferred rent, net of current portion	810,000	1,144,000
Deferred asset acquisition consideration, net of current portion	2,892,000	—
Asset acquisition derivative liability	1,117,000	—
Total liabilities	6,851,000	1,902,000
Commitments and Contingencies (Note 9)
Stockholders’ equity
Common stock, $0.01par value; 217,000,000 authorized and 5,069,633 shares issued and outstanding at December 31, 2018; 217,000,000 authorized and 5,073,669 shares issued and outstanding at December 31,2017	51,000	51,000
Additional paid in capital	145,685,000	145,639,000
Other comprehensive loss	—	(7,000)
Accumulated deficit	(138,042,000)	(121,340,000)
Total stockholders’ equity	7,694,000	24,343,000
Total liabilities and stockholders’ equity	$14,545,000	$26,245,000
The accompanying notes are an integral part of these consolidated financial statements.

Armata Pharmaceuticals, Inc.
Consolidated Statements of Operations and Comprehensive Loss
	Year Ended December 31,
	2018	2017
Operating expenses
Research and development	$8,372,000	$12,749,000
Acquired in-process research and development	6,767,000	—
General and administrative	2,519,000	2,709,000
Total operating expenses	17,658,000	15,458,000
Loss from operations	(17,658,000)	(15,458,000)
Other income (expense)
Interest and investment income	245,000	202,000
Interest expense	(1,013,000)	—
Change in fair value of asset acquisition derivative liability	1,724,000	—
Gain on disposition of subsidiary	—	129,000
Foreign exchange loss	—	(1,000)
Total other income (expense), net	956,000	330,000
Net loss	(16,702,000)	(15,128,000)
Loss on currency translation of foreign operations	—	(1,000)
Unrealized gain on available-for-sale securities	7,000	—
Comprehensive loss	$(16,695,000)	$(15,129,000)
Per share information:
Net loss per share, basic and diluted	$(3.59)	$(3.25)
Weighted average shares outstanding, basic and diluted	4,652,786	4,652,786
The accompanying notes are an integral part of these consolidated financial statements.

Armata Pharmaceuticals, Inc.
Consolidated Statements of Stockholders’ Equity
	Common Stock			Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income
	Shares	Par	APIC			Total
Balances at December 31, 2016	5,089,529	$51,000	$145,366,000	$(106,212,000)	$125,000	$39,330,000
Grant of restricted stock awards	493	—	—	—	—	—
Forfeiture of restricted stock awards	(16,353)	—	—	—	—	—
Stock-based compensation expense	—	—	273,000	—	—	273,000
Net loss	—	—	—	(15,128,000)	—	(15,128,000)
Conversion of cumulative foreign currency translation adjustment to realized gain	—	—	—	—	(131,000)	(131,000)
Foreign currency translation	—	—	—	—	(1,000)	(1,000)
Balances at December 31, 2017	5,073,669	$51,000	$145,639,000	$(121,340,000)	$(7,000)	$24,343,000
Grant of restricted stock awards	16,892	—	—	—	—	—
Forfeiture of restricted stock awards	(20,928)	—	—	—	—	—
Stock-based compensation expense	—	—	46,000	—	—	46,000
Net loss	—	—	—	(16,702,000)	—	(16,702,000)
Unrealized gain on available-for-sale securities	—	—	—	—	7,000	7,000
Balances at December 31, 2018	5,069,633	$51,000	$145,685,000	$(138,040,000)	$—	$7,694,000

The accompanying notes are an integral part of these consolidated financial statements.

Armata Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
	Year Ended December 31,
	2018	2017
Operating activities:
Net loss	$(16,702,000)	$(15,128,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Acquired in-process research and development	5,691,000	—
Depreciation	1,351,000	1,534,000
Stock-based compensation	46,000	273,000
Non-cash interest expense	1,013,000	—
Change in fair value of asset acquisition derivative liability	(1,724,000)	—
Elimination of currency translation adjustment	—	(134,000)
Loss on sale of property and equipment	145,000	—
Amortization of premiums on available-for-sale securities	33,000	154,000
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(337,000)	156,000
Accounts payable and accrued expenses	144,000	(452,000)
Deferred rent	(287,000)	(245,000)
Net cash used in operating activities	(10,627,000)	(13,842,000)
Investing activities:
Purchase of available-for-sale securities	(3,392,000)	(26,899,000)
Proceeds from sale and maturities of available-for-sale securities	13,016,000	24,993,000
Purchases of property and equipment	(875,000)	(546,000)
Proceeds from sale of property and equipment	65,000	—
Net cash provided by (used in) investing activities	8,814,000	(2,452,000)
Financing activities:
Net cash provided by financing activities	—	—
Effect of exchange rate changes	—	(1,000)
Net decrease in cash, cash equivalents and restricted cash	(1,813,000)	(16,295,000)
Cash, cash equivalents and restricted cash
Beginning of year	12,276,000	28,571,000
End of year	$10,463,000	$12,276,000
Supplemental schedule of non-cash investing activities:
Property and equipment included in accounts payable	$113,000	$—
The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same amounts shown in the consolidated statements of cash flows:
	Year Ended December 31,
	2018	2017
Cash and cash equivalents	$9,663,000	$11,376,000
Restricted cash	800,000	900,000
Cash, cash equivalents and restricted cash	$10,463,000	$12,276,000
The accompanying notes are an integral part of these consolidated financial statements.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
1. Organization and Description of the Business
Armata Pharmaceuticals, Inc. (“Armata”, and together with its subsidiaries referred to herein as, the “Company”) is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using its proprietary bacteriophage-based technology. The Company was created as a result of a business combination between C3J Therapeutics, Inc. (“C3J”) and AmpliPhi Biosciences Corporation (“AmpliPhi”) that closed on May 9, 2019, where Ceres Merger Sub, Inc., a wholly owned subsidiary of AmpliPhi, merged with and into C3J (the “Merger”), with C3J surviving the Merger as a wholly owned subsidiary of AmpliPhi. In the Merger, each share of C3J common stock outstanding immediately prior to the Merger was converted into the right to receive approximately .6906 shares of AmpliPhi common stock. The shares were then adjusted further to account for a reverse split of AmpliPhi common stock at a reverse split ratio of 1-for-14. All share and per share amounts have been retrospectively adjusted to give effect to the exchange of C3J common stock and the reverse split of AmpliPhi common stock. In connection with the Merger, C3J was considered the accounting acquirer of AmpliPhi because C3J’s shareholders retained a majority control of ownership of the Company subsequent to the Merger. In addition, the seven-member board of directors of the combined company includes five members established by C3J. Therefore, the historical financial statements presented herein prior to the closing of the Merger are the historical financial statements of C3J.
C3J’s predecessor, C3 Jian, Inc. was incorporated under the laws of the state of California on November 4, 2005. Effective February 26, 2016, the Company reincorporated under the laws of the state of Washington as C3J Therapeutics, Inc. As part of this process, the California entity was converted to C3 Jian, LLC and became a wholly owned subsidiary of C3J. The Company had another wholly owned subsidiary in China, Chengdu Sen Nuo Wei Biotechnology Company, Ltd. which ceased operations in 2015 and was divested in December 2017 (Note 15).
2. Liquidity
The Company has prepared its consolidated financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has negative operating cash flows. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.
As of December 31, 2018, the Company had unrestricted cash and cash equivalents of  $9.7 million. Considering the Company’s current cash resources, management believes the Company’s existing resources, without considering any effect on the pending merger with AmpliPhi and related financing, will be sufficient to fund the Company’s planned operations into mid-2019. For the foreseeable future, the Company’s ability to continue its operations is dependent upon its ability to obtain additional capital.
3. Significant Accounting Policies
Basis of Presentation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

notes. On an ongoing basis, management evaluates these estimates and judgments, which are based on historical and anticipated results and trends and on various other assumptions that management believes to be reasonable under the circumstances. By their nature, estimates are subject to an inherent degree of uncertainty and, as such, actual results may differ from management’s estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist primarily of deposits and money market funds with commercial banks and financial institutions. The Company considers all highly liquid investments with a maturity date at the date of purchase of three months or less to be cash equivalents.
Restricted Cash
Restricted cash includes cash on deposit with a financial institution which is held in connection with a lease agreement and is maintained in a separate account and restricted from use by the lease agreement.
Available-For-Sale Securities
Investments consist of United States government treasury notes and corporate bonds. Investments designated as available-for-sale securities are carried at fair value, which is based on quoted market prices for such securities, if available, or is estimated on the basis of quoted market prices of financial instruments with similar characteristics. Unrealized gains and losses of the Company’s available-for-sale securities are excluded from earnings and are reported as a component of comprehensive income (loss).
Investments with original maturities greater than 90 days and remaining maturities of less than one year are normally classified within Short-term investments. In addition, investments with maturities beyond one year may be classified within Short-term investments if they are highly liquid in nature and represent the investment of cash that is available for current operations.
The specific identification method is used to determine the cost of securities disposed of, with realized gains and losses reflected in Interest and investment income in our consolidated statements of operations and comprehensive loss.
Fair Value of Financial Instruments
The carrying amounts of cash equivalents, other current assets, accounts payable, and accrued liabilities approximate fair value because of the short-term nature of these instruments.
Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed to operations as incurred.
Upon disposal, retirement, or sale of an asset, the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in the results of operations. Estimated useful lives for property and equipment are as follows:
Estimated Useful Lives
Laboratory equipment	5 years
Furniture and fixtures	7 years
Office and computer equipment	3 – 5 years
Leasehold improvements	Shorter of lease term or useful life

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment when events or changes in circumstances indicate the carrying value of the assets may not be recoverable. Recoverability is measured by comparison of the book values of the assets to future net undiscounted cash flows that the assets or the asset groups are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book value of the assets exceed their fair value, which is measured based on the estimated discounted future net cash flows arising from the assets or asset groups. No impairment losses have been recorded through December 31, 2018.
Derivative Liabilities
Derivative liabilities are accounted for in accordance with the applicable accounting guidance provided in ASC 815 — Derivatives and Hedging based on the specific terms of the agreements. Derivative liabilities are recorded at fair value at each reporting period with any change in fair value recognized as a component of change in fair value of asset acquisition derivative liability in the consolidated statements of operations and comprehensive loss.
Revenue Recognition
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU creates a single source of revenue guidance for companies in all industries. The new standard provides guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to their customers, unless the contracts are within the scope of other accounting standards. This guidance, as amended, must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach and will be effective for fiscal years beginning after December 15, 2017 with early adoption permitted. The Company adopted this ASU effective January 1, 2018 using the modified retrospective method. The adoption of standard did not have any impact on the Company’s operations as they Company did not have any remaining revenue contracts as of January 1, 2018.
The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies its performance obligations. At contract inception, the Company assesses the goods or services agreed upon within each contract and assess whether each good or service is distinct and determine those that are performance obligations. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. During the year ended December 31, 2018 the company did not recognize revenue or deferred revenue from contracts with customers.
Research and Development Costs
Research and development (“R&D”) costs consist primarily of direct and allocated salaries, incentive compensation, stock-based compensation and other personnel-related costs, facility costs, and third-party services. Third party services include studies and clinical trials conducted by Clinical Research Organizations. R&D activities are expensed as incurred. The Company records accruals for estimated ongoing clinical trial expenses. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Judgments and estimates are made in determining the accrued balances at the end of the reporting period.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

Acquired in-process research and development expense
The Company expenses acquired in-process research and development in connection with an asset acquisition when there is no alterative future use. Acquired in-process research and development expense of $6.8 million consists of the estimated fair value of the assets acquired and consideration given in connection with the acquisition of the Synthetic Phage Platform. As the assets acquired were in the research and development phase and were determined to not have any alternative future use, it was expensed as acquired in-process research and development.
Stock-Based Compensation
Compensation expense related to stock options granted to employees and non-employees is measured at the grant date based on the estimated fair value of the award and is recognized using the accelerated attribution method over the requisite service period. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur. Stock-based compensation expense for an award with a performance condition is recognized when the achievement of such performance condition is determined to be probable. If the outcome of such performance condition is not determined to be probable or is not met, no compensation expense is recognized and any previously recognized compensation expense is reversed.
Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes. Deferred income taxes are recognized for the future tax consequences of temporary differences using enacted statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Temporary differences include the differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities and net operating loss and tax credit carryforwards. The effect on deferred taxes of a change in tax rates is recognized in income (expense) in the period that includes the enactment date. The Company evaluates the likelihood that deferred tax assets will be recovered from future taxable income. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
The Company’s income tax returns are based on calculations and assumptions that are subject to examination by the Internal Revenue Service and other tax authorities. In addition, the calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company does not have a liability for unrecognized tax benefits at December 31, 2018 and 2017.
Comprehensive Loss
Comprehensive loss consists of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes cumulative foreign currency translation adjustments and unrealized gains or losses on the Company’s investments in marketable securities.
Foreign Currency Translations and Transactions
The reporting currency of the Company is the U.S. dollar. The functional currency of the Company’s subsidiary in China is the Renminbi. Assets and liabilities of the Company’s subsidiary are translated into U.S. dollars using the exchange rate at the balance sheet date. Expenses are translated at average exchange rates prevailing during the year. The gains and losses resulting from the translation of financial statements of the Company’s subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within stockholders’ equity.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

Net foreign currency transaction gains or losses arising from transactions denominated in currencies other than the local functional currency are included in other income (expense) in the consolidated statement of operations.
The Company’s subsidiary in China was sold in the fourth quarter of 2017.
Basic and Diluted Net Loss per Share
Basic net loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares and common stock equivalents outstanding for the period determined using the treasury stock method. For purposes of this calculation, stock options and restricted stock awards are considered to be common stock equivalents but are not included in the calculations of diluted net loss per share for the periods presented as their effect would be antidilutive. The Company incurred net losses for all periods presented and there were no reconciling items for potentially dilutive securities.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and investments at financial institutions, which often exceed the Federal Deposit Insurance Corporation (FDIC) limit. The Company places its cash with high-quality financial institutions and believes it is not exposed to any significant credit risk.
Recent Accounting Pronouncements Not Yet Adopted
In February 2015, the FASB issued ASU No. 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification and creates Topic 842, “Leases.” The new topic supersedes Topic 840, “Leases,” and increases transparency and comparability among organizations by recognizing right-of-use (“ROU”) assets and lease liabilities on the balance sheet and requires disclosures of key information about leasing arrangements. The guidance is effective for reporting periods beginning after December 15, 2018 and mandates a modified retrospective transition method with practical expedients available. The Company plans to implement the guidance on January 1, 2019 using a modified retrospective transition basis for leases existing as of the period of adoption. The Company plans to utilize the practical expedients to carry forward its historical assessment of whether existing agreements are or contain a lease and the classification of the Company’s existing lease arrangements. Although the Company has not fully completed assessing the impact of the adoption of this standard, the Company expects that its real-estate operating lease commitments will be recognized as lease liabilities with corresponding right-of-use assets upon adoption, resulting in an increase in the assets and liabilities of the consolidated balance sheet. The Company expects that the adoption will have a material impact on our consolidated financial statements.
Recently Adopted Accounting Standards
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU creates a single source of revenue guidance for companies in all industries. The new standard provides guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to their customers, unless the contracts are within the scope of other accounting standards. It also provides a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets. This guidance, as amended, must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach and is effective for fiscal years beginning after December 15, 2017 with early adoption permitted. The Company adopted this ASU as of January 1, 2018 using the modified retrospective approach. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements as the Company did not have any revenue generating contracts upon adoption.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

In August 2016, the FASB issued ASU No. 2016-15, Cash Flow Statements, Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow classification issues with the objective of reducing diversity in practice. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted this ASU as of January 1, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.
In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-18, Statement of Cash Flows: Restricted Cash, which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This guidance was effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted this guidance on January 1, 2018, using a retrospective transition method. The adoption of this ASU impacted the presentation of cash flows, with inclusion of restricted cash flows for each of the presented periods.
In July 2017, the FASB issued ASU No. 2017-11, which amends the FASB Accounting Standards Codification. Part I of ASU No. 2017-11, Accounting for Certain Financial Instruments with Down Round Features, changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. The guidance is effective for reporting periods beginning after December 15, 2019 and interim periods within those fiscal years with early adoption permitted. The Company elected to early adopt this ASU as of January 1, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.
In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which amends the FASB Accounting Standards Codification in order to simplify the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. The guidance mandates the modified retrospective approach and is effective for annual and interim reporting periods beginning after December 31, 2018, with early adoption permitted. The Company elected to early adopt this ASU as of June 30, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.
4. Investments
The following table summarizes our short term available-for-sale investments as of December 31, 2017. We did not have any available-for-sale investments as of December 31, 2018.
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2017
Corporate bonds	$9,658,000	$—	$(7,000)	$9,651,000
Total	$9,658,000	$—	$(7,000)	$9,651,000
There were no other-than-temporary impairments recognized in accumulated other comprehensive income (loss) as of December 31, 2018 and 2017.
The Company has the right to sell investments prior to the stated contractual maturity date. The proceeds from sales and maturities of available-for-sale securities were $13,016,000 and $24,993,000 for the years ended December 31, 2018 and 2017, respectively. The gross realized gains (losses) that have been included in earnings as a result of those sales were not material for the years ended December 31, 2018 and 2017.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

5. Fair Value of Financial Assets and Liabilities
The guidance regarding fair value measurements prioritizes the inputs used in measuring fair value and establishes a three-tier value hierarchy that distinguishes among the following:
•
Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•
Level 2 — Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

•
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company estimates the fair values of derivative liabilities utilizing Level 3 inputs. No derivative liabilities have been transferred between the classification levels. Estimating the fair values of derivative liabilities requires the use of significant and subjective inputs that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors.
The recurring fair value measurements of the Company’s financial assets and liabilities at December 31, 2018 and 2017 consisted of the following:
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
December 31, 2018
Assets
Money market funds	$9,430,000	$—	$—	$9,430,000
Total assets	$9,430,000	$—	$—	$9,430,000
Liabilities
Asset acquisition derivative liability	$—	$—	$1,117,000	$1,117,000
Total liabilities	$—	$—	$1,117,000	$1,117,000
December 31, 2017
Assets
Money market funds	$4,332,000	$—	$—	$4,332,000
Corporate bonds	—	9,651,000	—	9,651,000
Total assets	$4,332,000	$9,651,000	$—	$13,983,000
The estimated fair value of the corporate bonds was determined on the basis of vendor- or broker-provided indicative prices developed using observable market data and is considered Level 2 in the fair value hierarchy.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

The following table sets forth a summary of changes in the fair value of the Company’s derivative liability:
Asset Acquisition Derivative Liability
Balance, December 31, 2017	$—
Establishment of derivative liability associated with asset acquisition	2,841,000
Changes in estimated fair value fair value of derivative liability	(1,724,000)
Balance, December 31, 2018	$1,117,000
We estimate the fair value of this derivative by forecasting the timing and likelihood of the events occurring and discounting the probability adjusted payments using an appropriate discount based on market interest rates and our own non-performance risk as required by ASC 820 — Fair Value Measurement.
6. Net Loss per Share
The following outstanding securities at December 31, 2018 and 2017 have been excluded from the computation of diluted weighted average shares outstanding for the years ended December 31, 2018 and 2017, as they would have been anti-dilutive:
	Year Ended December 31,
	2018	2017
Options	136,479	156,009
Restricted Stock Awards	416,871	420,882
Total	553,350	576,891
7. Balance Sheet Details
Property and Equipment, net
Property and equipment consisted of the following:
	December 31,
	2018	2017
Laboratory equipment	$6,990,000	$6,655,000
Furniture and fixtures	627,000	627,000
Office and computer equipment	260,000	236,000
Leasehold improvements	3,266,000	3,266,000
Total	11,143,000	10,784,000
Less: accumulated depreciation and amortization	(7,894,000)	(6,962,000)
Property and equipment, net	$3,249,000	$3,822,000
Depreciation expense totaled $1,351,000 and $1,534,000 for the years ended December 31, 2018 and 2017, respectively.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities consisted of the following:
	December 31,
	2018	2017
Accounts payable	$415,000	$154,000
Accrued compensation	191,000	181,000
Other accrued expenses	121,000	135,000
	$727,000	$470,000
8. Income Taxes
As a result of net operating losses and the inability to record a benefit for its deferred income tax assets, the Company’s income tax provision for the years ended December 31, 2018 and 2017 consists of minimum state taxes that are not significant. The differences between the Company’s effective tax rate of 0% and the U.S. federal statutory tax rate were as follows:
	December 31,
	2018	2017
U.S. federal statutory income tax rate	21.0%	34.0%
Adjustments for tax effects of:
State income taxes, net of federal tax	7.0%	13.8%
Change in tax rate	0.0%	(97.0)%
Stock-based compensation	0.0%	(7.9)%
Loss on sale of foreign subsidiary	0.0%	6.6%
Change in valuation allowance	(28.0)%	50.5%
Effective income tax rate	0.0%	0.0%
The tax effects of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities consisted of the following at December 31, 2018 and 2017 (in thousands):
	December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$17,035,000	$13,801,000
Capitalized research and development	15,504,000	15,502,000
Deferred consideration	313,000	—
Stock-based compensation	934,000	927,000
Depreciation and amortization	1,237,000	80,000
Deferred rent	189,000	226,000
Other	906,000	904,000
	36,118,000	31,440,000
Valuation allowance	(36,118,000)	(31,440,000)
Total deferred tax assets	$—	$—
The Company’s net operating loss carryforwards at December 31, 2018 are $61.3 million and $59.5 million for federal and state income tax purposes, respectively. Federal and state net operating loss carryforwards are available to offset future taxable income, if any, and will begin to expire in 2026 to 2028,

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

respectively. The federal NOL’s generated in tax years 2018 and forward will carryforward indefinitely. The Company sold its subsidiary in China during 2017 and therefore has no operating loss carryforwards for China tax purposes as of December 31, 2017.
The ability of the Company to utilize net operating losses carryforwards to reduce future domestic taxable income and domestic income tax is subject to various limitations under the Internal Revenue Code (Code). The utilization of such carryforwards may be limited upon the occurrence of certain ownership changes during any three-year period resulting in an aggregate change of more than 50% in beneficial ownership. As of December 31, 2018, management does not believe that a more-than-50% ownership change has occurred. Future equity transactions by the Company, or by 5% of stockholders, could cause a more-than-50% ownership change and, therefore, trigger a limitation on the annual utilization of net operating losses.
The Company has generated federal and California state income tax losses in all years since its inception. Accordingly, management has determined that significant negative evidence precludes the Company from recording a net deferred tax asset for financial statement purposes as it is more likely than not that its deferred tax assets will not be realized.
On December 22, 2017, the United States government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act significantly revises the existing tax law by, among other things, lowering the United States corporate income tax rate from 35% to 21% beginning in 2018. The Company reviewed and incorporated the impact of the Tax Act in its tax calculations and disclosures. The primary impact on the Company stems from the re-measurement of its deferred taxes at the new corporate tax rate of 21%, which reduced the Company’s net deferred tax assets, before valuation allowance, by $14.6 million. However, this amount was fully offset by a valuation allowance and no net income tax expense or benefit was recorded in the consolidated financial statements. This net tax expense of  $0 represents a provisional amount and was the Company’s best estimate. As a result of the change in tax rate during 2017, the valuation allowance decreased for the year ended December 31, 2017 by $7.6 million. As of December 31, 2018, the Company has completed its evaluation of the potential impacts of the Tax Reform Act and there was no change to the Company’s previous analysis
The Company files income tax returns in the U.S. federal jurisdiction, state of California and certain foreign jurisdictions. As of December 31, 2018 the Company is no longer subject to U.S. federal income tax examinations for tax years ended on or before December 31, 2013 or to California state income tax examinations for tax years ended on or before December 31, 2012. However, to the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses or tax credits were generated and carried forward, and make adjustments up to the amount of the net operating loss or credit carryforward.
The Company did not have a liability for unrecognized tax benefits at December 31, 2018 and 2017.
The Company’s policy is to classify interest and penalties on uncertain tax positions as a component of tax expense. As of December 31, 2018, the Company has no accrued interest or penalties related to uncertain tax positions.
9. Commitments and Contingencies
Operating Leases
The Company leases an office and research and development space under a noncancelable operating lease.
The Company entered into a ten-year lease agreement for 35,453 square feet of space commencing January 1, 2012 with the Company’s option to extend the lease for an additional ten years. First year base rent under the lease was $1.3 million. The annual base rent increases annually by 3% and will be $1.6 million by the end of the lease term. The Company received rent abatement for the first seven months of the lease term and allowance for tenant improvements of  $1.5 million.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

In October 2011, concurrent with the Company’s execution of the lease agreement, an irrevocable letter of credit in the amount of  $1.0 million was delivered to the landlord. Starting on January 1, 2017, and each year thereafter until the end of the lease term, the letter of credit will be reduced by $100,000, so that the amount will remain at $500,000 until 2021, the last year of the initial lease term.
Future minimum annual lease payments under the Company’s noncancelable operating leases as of December 31, 2018, are as follows:
Operating Leases
2019	1,544,000
2020	1,591,000
2021	1,638,000
Total minimum lease payments	$4,773,000
Rent expense was $1,403,000 and $1,368,000 for the years ended December 31, 2018 and 2017, respectively.
License Agreement
The Company entered into an exclusive license agreement with The Regents of the University of California (the “Regents”) on April 24, 2007 including amendments for the use of several patents. As part of the license agreement, the Company agreed to issue The Regents 10,540 shares of common stock, which represented 2.5% of total issued and outstanding and reserved stock at the time the contract was executed.
The Company is required to pay the Regents $5,000 in annual maintenance fees and milestone fees for the first licensed product in both the Human Dental and Human Medical fields of application as follows: 1) filing of an Investigational New Drug application: $20,000; 2) completing a Phase 1 clinical trial: $50,000; 3) completing a Phase 2 clinical trial: $50,000; 4) completing a Phase 3 clinical trial: $150,000; and 5) first commercial sale of a license product: $250,000.
Upon the commercial sale of all licensed products from both fields of application, the Company is required to pay royalties to the Regents based on 1% of net sales of nonprescription licensed products and 2% of net sales of prescription licensed products.
The Company may grant exclusive or nonexclusive sublicenses to third parties and 20% of sublicensing income received by the Company is to be paid to the Regents.
There are also minimum royalties due to The Regents starting with $20,000 payable the first year of sales of a licensed product. The minimum increases by $15,000 each year until reaching a minimum of $50,000 in the third year of sales and thereafter.
The term of the license agreement is for the life of the last-to-expire patent. During this term, the Company agrees to diligently meet commercialization milestone goals. Milestones goals include commencing a Phase 3 trial by 2024 and selling a commercialized product by 2027 for a Human Dental product and commencing a Phase 1 trial by 2023 for a Human Medical product. If the Company fails to meet these milestones, the Regents have the right to convert the license agreement for a specific field to a nonexclusive license, or to terminate the license agreement for a specific field.
Legal Proceedings
From time to time, the Company may be involved in disputes, including litigation, relating to claims arising out of operations in the normal course of business. Any of these claims could subject the Company to costly legal expenses and, while management generally believes that there is adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on the consolidated results of operations and financial

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. The Company is currently not a party to any legal proceedings, nor is the Company aware of pending or threatened litigation the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our consolidated results of operations or financial position.
10. Stockholders’ Equity
The Company is authorized to issue one class of shares designated as “Common Stock”. The number of shares of common stock authorized to be issued is 217,000,000 shares.
On December 6, 2016, the Company issued 755,858 shares of common stock at a price of  $25.14 per share for total proceeds, net of issuance costs, of  $18.9 million. In conjunction with the financing, the equity incentive plan was also amended to increase the number of shares of common stock reserved for issuance under the plan to 825,225.
The Company is required to reserve and keep available out of its authorized but unissued shares of common stock such number of shares sufficient for the exercise of all outstanding stock options, plus shares granted and available for grant under the Company’s equity incentive plan. As of December 31, 2018, the Company had reserved shares of its common stock for future issuance as follows:
Shares Reserved
Stock options outstanding	136,479
Unvested restricted stock awards	416,871
Available for grant under the 2016 Plan	271,875
Total shares reserved	825,225
11. Stock-based Compensation
On February 26, 2016, The Company established the 2016 Stock Plan (“2016 Plan”) to supplement its prior stock plan (“2006 Plan”). The purpose of the 2016 Plan is to provide an incentive in the form of equity awards to attract, retain and reward persons performing services for the Company. Equity awards under the 2016 Plan can be made in the form of stock options, restricted stock awards (“RSA’s”) or restricted stock unit awards (“RSU’s”). Stock options outstanding under the 2006 Plan will remain outstanding until exercised or forfeited, with forfeited shares reducing the total shares available for grant under the 2006 Plan, and increasing the shares available for grant under the 2016 Plan by the same amount. As of December 31, 2018, the 2006 and 2016 Plans allow the Company to grant awards of up to an aggregate of 825,225 shares of common stock. A total of 271,875 shares remain available for grant under the 2016 Plan as of December 31, 2018.
The terms of restricted stock and stock option award agreements, including vesting requirements, are determined by our Board of Directors, subject to the provisions of the 2016 Plan. The fair value of the Company’s common stock at the date of grant is determined by the Company’s Board of Directors based on analyses performed by third party valuation specialists.
Vesting of RSA’s is based on the occurrence of a liquidity event, such as a public stock offering or change in control of the Company. In the event of a public stock offering, a service or milestone based vesting schedule then begins. Service periods are generally 2-4 years. In the event of a change in control, 100% vesting occurs upon the closing of such an event. Because the probability of a liquidity event is outside of the Company’s control and therefore not considered to be probable, no expense was recorded for the RSA’s during 2018 or 2017. Expense will be recorded in the future when a liquidity event is deemed as probable in management’s judgment.

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

The exercise price of nonqualified and incentive stock options is set at fair value of the common stock at the date of grant. Stock options granted and outstanding under the plan generally begin to vest 25% after the first year anniversary and then monthly for the remaining three years of vesting. Option grants expire ten years from issuance, and are conditioned upon continued employment during the vesting period. Compensation expense on stock options was $46,000 and $273,000 during the years ended December 31, 2018 and 2017, respectively.
The Company estimates the fair value of stock options with performance and service conditions on the date of grant using the Black-Scholes valuation model. The assumptions used in the Black-Scholes model are presented below:
	Year ended December 31,
	2018	2017
Risk-free interest rate	—%	1.97%
Expected volatility	—%	106%
Expected term (in years)	—	6.25
Expected dividend yield	—%	0%
The risk-free interest rate is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. Expected volatility is based on the historical volatility of the Company’s common stock. The expected term represents the period that the Company expects its stock options to be outstanding. The expected term assumption is estimated using the simplified method set forth in the SEC Staff Accounting Bulletin 110, which is the mid-point between the option vesting date and the expiration date. For stock options granted to parties other than employees or directors, the Company elects, on a grant by grant basis, to use the expected term or the contractual term of the option award. The Company has never declared or paid dividends on its common stock and has no plans to do so in the foreseeable future. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur.
Stock options issued to non-employees other than directors are accounted for at their estimated fair values measured at the grant date using the Black-Scholes valuation model. The stock-based compensation expense related to the grant of stock options to non-employees was not significant for the years ended December 31, 2018 and 2017.
The table below summarizes the total stock-based compensation expense included in the Company’s consolidated statements of operations for the periods presented:
	Year Ended December 31,
	2018	2017
Research and development	$8,000	$169,000
General and administrative	38,000	104,000
Total stock-based compensation	$46,000	$273,000

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

Restricted stock award transactions during the years ended December 31, 2018 and 2017 are presented below:
	Shares	Weighted Average Grant Date Fair Value Per Share
Outstanding at December 31, 2016	436,742	$29.80
Granted	493	25.14
Forfeited/Cancelled	(16,352)	31.02
Outstanding at December 31, 2017	420,883	29.80
Granted	16,895	9.73
Forfeited/Cancelled	(20,907)	25.75
Outstanding at December 31, 2018	416,871	$29.19
As of December 31, 2018, there was total unrecognized stock-based compensation cost related to unvested restricted stock awards of  $9.6 million, which will be expensed as appropriate under the awards’ vesting terms beginning when a liquidity event becomes probable.
Stock option transactions during the years ended December 31, 2018 and 2017 are presented below:
	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2016	164,098	$36.29
Granted	493	38.11
Forfeited/Cancelled	(8,582)	37.50
Outstanding at December 31, 2017	156,009	36.08
Granted	—	—
Forfeited/Cancelled	(19,530)	35.07
Outstanding at December 31, 2018	136,479	$36.29
Vested and expected to vest at December 31, 2018	135,986	$36.29
Exercisable at December 31, 2018	136,160	$36.29
As of December 31, 2018, there was approximately $3,000 of total unrecognized stock-based compensation cost related to unvested stock options that is expected to be recognized over a weighted-average vesting period of 1.6 years.
Below is a summary of stock options outstanding as of December 31, 2018:
	Options Outstanding
Exercise Price	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
$27.37	20,718	$27.37	3.20	$—
$33.04	4,686	33.04	4.06	—
$38.11	111,074	38.11	5.40	—
Outstanding at December 31, 2018	136,478	$36.29	5.99	$—

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

The aggregate intrinsic value of options at December 31, 2018 is based the difference between the exercise price of the underlying options and the estimated fair market value of the Company’s common stock.
12. Asset Acquisition
On February 28, 2018, C3J completed the Synthetic Phage Platform Acquisition from Synthetic Genomics, Inc. (SGI) for consideration consisting of  $8.0 million in cash and $27.0 million in equity (“SGI Asset Acquisition”). The cash payments are as follows: $1.0 million paid at closing on February 28, 2018, $1.0 million at one year from closing, $1.0 million at two years from closing, and $5.0 million at three years from closing (the payments due on the one, two, three year anniversary are collectively the “time-based payment obligation”). The equity payment (the “equity payment” and, together with the time-based payment obligation, the “deferred purchase price arrangement”) is due upon the earlier of the initial public offering of shares of C3J’s common stock pursuant to an effective registration statement under the Securities Act of 1933, the sale of all or substantially all of C3J’s assets to a third party, or a consolidation or merger into a third party. The original agreement provides that the number of shares to be issued or the consideration to be paid will be determined based upon the per share price in connection with C3J’s initial public offering, the value of consideration received in a sale of all or substantially all of C3J’s assets, or the value of consideration received in a consolidation or merger with a third party.
On December 20, 2018, in contemplation of the Merger (see Note 16), the deferred purchase price arrangement was amended. Under the amended agreement, the purchase consideration consists of (i) closing consideration of  $1.0 million paid on February 28, 2018, (ii) cash payments of  $1.0 million on January 31, 2019, $1.0 million on January 31, 2020, and $2.0 million on January 31, 2021, (iii) an issuance of that number of shares of C3J’s common stock equal to ten percent of C3J’s fully-diluted capitalization, excluding options and restricted stock awards, immediately prior to the closing of the Merger, and (iv) potential milestone payments of up to $39.5 million related to the development and relevant regulatory approval of products utilizing bacteriophage from the Synthetic Phage Platform acquired from SGI (the “milestone payment obligation”). In the event the closing of the Merger does not occur on or before June 1, 2019, the amendment will be null and void, and the original agreement will remain in effect.
In January 2017, FASB issued ASU 2017-01, Clarifying the Definition of a Business, or ASU 2017-01. A key provision within ASU 2017-01 is the single or similar asset threshold. When substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the acquired set is not a business. The Company adopted this standard effective January 1, 2017.
The Synthetic Phage Platform asset acquired consisted primarily of phage know-how, research program materials and the related intellectual properties that had been under development by SGI. The Company also was assigned a collaboration agreement with Merck Sharp & Dohme Corp (“Merck”), and a grant from National Institutes of Health, or NIH, and the National Institute of Allergy and Infectious Diseases, or NIAID.
The Company considered the items included in the acquired Synthetic Phage Platform asset and concluded that substantially all of the assets acquired fair value of assets acquired and the consideration given to SGI constituted the purchase of a single asset — the Synthetic Phage Platform. Based on ASU 2017-01, the acquisition was an asset acquisition, specifically an in-process research and development asset. Under guidance in ASC 730, Research and Development, in process research and development assets acquired in connection with asset acquisitions are expensed unless there is an alternative future use. As the asset acquired from SGI does not have an alternative future use, the $6.8 million fair value of the asset and consideration transferred for the asset acquired was expensed in full in the consolidated statement of operations and comprehensive loss.
The equity payment was determined to be a derivative liability in accordance with ASC 815, Derivatives and Hedging and was initially recorded at its fair value of  $2.8 million. Throughout 2018, the derivative liability has been discounted to its fair value based upon a payment probability assessment and

Armata Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements

marked-to-market at the end of each period. (see Note 5). The time-based payment obligation was recorded as a liability at its amortized cost of  $2.9 million and impacts interest expense based on the effective interest method based on its contractual life in accordance with ASC 835. Following the December 20, 2018 amendment to the deferred purchase price arrangement, the Company considered the reduction to the share issuance consideration in estimating the fair value of the derivative liability.
The Company determined the changes to the deferred purchase price arrangement met the definition of a troubled debt restructuring under ASC 470-60, Troubled Debt Restructurings by Debtors, as the Company was experiencing financial difficulties and SGI granted a concession. The amendments to the terms of the equity payment resulted in an adjustment to the fair value of the derivative liability, resulting in a $2.0 million gain, which is included in the change in fair values of derivative liabilities within the consolidated statement of operations and comprehensive loss for the year ended December 31, 2018. Other than the gain resulting from the change in fair value of a derivative liability required to be remeasured to fair value with changes in fair value recognized in earnings in accordance with ASC 815, no gain on restructuring was recorded because the future, undiscounted cash flows of the time-based payment obligation exceed the carrying amount of the liability. The net carrying amount at the date of the restructuring does not include any contingently payable amounts. Prospectively, the time-based payment obligation will continue to be carried at amortized cost and will impact interest expense using the effective interest method based on its contractual life in accordance with ASC 835 and potential payments under the milestone payment obligation will be accrued once probable of being incurred in accordance with ASC 450.
13. Research Collaboration Arrangement
In connection with the Synthetic Phage Asset Acquisition discussed in Note 12, the Company was assigned a research collaboration agreement (“Research and Option Agreement”) with Merck.
The research program under the collaboration agreement will expire in May 2019 unless amended. During the research term, C3J will be entitled to milestone payments tied to the achievement of product development milestone events in the amount of  $1.5 million. The collaboration agreement also provides for the initiation of a second research program should Merck exercise that option during the initial research term and pays the option fee of  $1.5 million. To date, Merck has not exercised its license option nor has the Company reached any milestones or earned any revenue under the Research and Option Agreement. Merck has the right to terminate the agreement at any time with 90 days’ notice. Each party to the Research and Option Agreement is responsible for its costs and expenses in connection with the research program.
14. Employee Retirement Plan
The Company’s employees participate in an employee retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The Company does not match employee contributions to the plan.
15. Related Party Transactions
On July 12, 2017, the Company entered into an Equity Interest Transfer Agreement with its scientific founder, Wenyuan Shi, PhD. Pursuant to the transaction, the Company sold its 100% interest in its inactive China wholly owned subsidiary Chengdu Sen Nuo Wei Biotechnology Co., Ltd. for consideration of one dollar. The transaction closed on December 17, 2017. In connection with the sale, the Company recorded a gain of  $128,946, primarily related to the reduction of the Company’s cumulative foreign currency translation adjustment balance.
During 2012, the Company made a loan to an employee in the amount $110,000. The loan was to mature on November 30, 2017 and had an annual interest rate of 0.88%. During 2017, the Company terminated the employee as part of a reduction-in-force. The loan was expensed on a straight-line basis over the term of the loan. The expense recognized during the year ended December 31, 2017 was $19,819.

INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
C3J THERAPEUTICS, INC. AND AMPLIPHI BIOSCIENCES CORPORATION
Unaudited Pro Forma Combined Financial Statements	F-44
Statements of Operations and Comprehensive Loss	F-46
Notes to Unaudited Pro Forma Financial Information	F-48

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma combined financial statements were prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“GAAP”), which are subject to change and interpretation, and give effect to the merger between C3J Therapeutics, Inc. (“C3J”) and AmpliPhi Biosciences Corporation (“AmpliPhi”). C3J is considered to be the acquiring company for accounting purposes in this transaction. C3J was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) C3J security holders own approximately 76% of the fully-diluted capitalization of the Company immediately following the closing of the merger; (ii) directors appointed by C3J hold a majority of board seats in the combined company; and (iii) C3J management holds the CEO position and a majority of the key positions in the management of the combined company, named Armata Pharmaceuticals, Inc (the “Company”).
The unaudited pro forma combined statement of operations and comprehensive loss for the nine months ended September 30, 2019 assumes the merger took place January 1, 2018, and combines the historical financial statements of C3J and AmpliPhi for the nine months ended September 30, 2019. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 assumes that the merger took place as of January 1, 2018 and combines the historical financial statements of C3J and AmpliPhi for the year ended December 31, 2018. The historical financial statements of C3J and AmpliPhi have been adjusted to give effect to the acquisition (for accounting purposes) of AmpliPhi by C3J. The pro forma assumptions and adjustments are described in the accompanying notes presented in the following pages.
As C3J, a private company, is the acquiring company for accounting purposes, the merger is considered to be a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, C3J’s assets and liabilities will be recorded at their precombination carrying amounts and the historical operations that are reflected in the financial statements will be those of C3J. Assets and liabilities of AmpliPhi will be measured and recognized at fair value as of the transaction date, and added to the assets, liabilities and results of operations of C3J following the merger.
The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the accounting analysis conclusion that the Merger should be accounted for under the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.
The C3J statement of operations and comprehensive loss for year ended December 31, 2018 was derived from its audited consolidated financial statements, which are included in this Form S-1.
The AmpliPhi statement of operations and comprehensive loss for the year ended December 31, 2018 was derived from its audited consolidated financial statements, which are included in this Form S-1.
The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value. Differences between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma combined financial statements and the Company’s future results of operations and financial position. The pro forma combined financial statements and pro forma adjustments give effect to a 1-for-14 reverse stock split of the common stock of AmpliPhi, or the combined company and the private placement financing transaction for an aggregate value of  $10.0 million completed immediately following the Merger. Unless otherwise noted herein, all references to share and per share amounts herein have been adjusted, except as otherwise disclosed, to reflect the reverse stock split.
The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma combined financial data also do not include any integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had C3J and AmpliPhi been a combined company during the specified period. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the C3J historical audited financial statements for the year ended December 31, 2018, and in conjunction with the AmpliPhi historical audited consolidated financial statements both included in this Form S-1.

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss
For the Nine Months Ended September 30, 2019
	Historical C3J Therapeutics, Inc.	Historical AmpliPhi Biosciences, Inc.	Pro Forma Merger Adjustments	Note	Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses:
Research and development	8,156,000	1,836,000	272,000	A1	9,713,000
			(551,000)	A2
General and administrative	7,220,000	4,892,000	738,000	A1	9,648,000
			(3,202,000)	A2
Total operating expenses	15,376,000	6,728,000	(1,051,000)		19,361,000
Loss from operations	(15,376,000)	(6,728,000)	1,051,000		(19,361,000)
Total other income (expense), net	483,000	(21,000)	21,000	A2	483,000
Loss before income taxes	(14,893,000)	(6,749,000)	2,764,000		(18,878,000)
Income tax benefit	—	—	—		—
Net loss	(14,893,000)	(6,749,000)	2,764,000		(18,878,000)
Unrealized gain on available-for-sale securities	—	—	—		—
Net loss and comprehensive loss	$(14,893,000)	$(6,749,000)	$2,764,000		$(18,878,000)
Net loss per share, basic	$(2.05)	$(0.21)			$(1.98)
Weighted-average common shares outstanding, basic	7,254,803	32,630,195	(30,334,092)	A3	9,550,906
Net loss per share, diluted	$(2.11)	$(0.21)			$(2.07)
Weighted-average common shares outstanding, diluted	7,497,194	32,630,195	(30,576,483)	A3	9,550,906

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss
For the Twelve Months Ended December 31, 2018
	Historical C3J Therapeutics, Inc.	Historical AmpliPhi Biosciences, Inc.	Pro Forma Merger Adjustments	Note	Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses:
Research and development	8,372,000	4,892,000	990,000	B1	14,254,000
Acquired in-process research and development	6,767,000	—	—		6,767,000
General and administrative	2,519,000	5,702,000	3,161,000	B1	11,382,000
Impairment charges	—	1,930,000	—		1,930,000
Total operating expenses	17,658,000	12,524,000	4,151,000		34,333,000
Loss from operations	(17,658,000)	(12,524,000)	(4,151,000)		(34,333,000)
Total other income (expense), net	956,000	86,000	—		1,042,000
Loss before income taxes	(16,702,000)	(12,438,000)	(4,151,000)		(33,291,000)
Income tax benefit	—	328,000	—		328,000
Net loss	(16,702,000)	(12,110,000)	(4,151,000)		(32,963,000)
Unrealized gain on available-for-sale securities	7,000	—	—		7,000
Net loss and comprehensive loss	$(16,695,000)	$(12,110,000)	$(4,151,000)		$(32,956,000)
Net loss per share, basic	$(3.59)	$(0.64)			$(3.87)
Weighted-average common shares outstanding, basic	4,652,786	18,980,796	(15,116,789)	A2	8,516,793
Net loss per share, diluted	$(3.59)	$(0.64)			$(3.87)
Weighted-average common shares outstanding, diluted	4,652,786	19,059,895	(15,190,238)	A2	8,522,443

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1. Description of Transaction and Basis of Presentation
Description of Transaction
On January 3, 2019, C3J entered into an Agreement and Plan of Merger and Reorganization with AmpliPhi, subsequently amended on March 25, 2019 (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, C3J merged into a subsidiary of AmpliPhi and became the surviving entity (the “Merger”). The references to “the Company” in this Note 1 refer to the combined merged companies, named Armata Pharmaceuticals, Inc. (the “Company”), following the Merger.
In the Merger, which closed May 9, 2019, each share of C3J common stock outstanding immediately prior to the Merger was converted into the right to receive approximately .6906 shares of AmpliPhi common stock. The shares were then adjusted further to account for a reverse split of AmpliPhi common stock at a reverse split ratio of 1-for-14. Concurrent with the Merger, certain C3J investors invested $10.0 million in exchange for shares of AmpliPhi common stock immediately following the closing of the Merger.
On May 9, 2019, prior to the closing of the Merger, AmpliPhi completed a 1-for-14 reverse stock split. All share and per share amounts have been retrospectively adjusted for disclosure in the unaudited pro forma combined financial statements.
Upon completion of the Merger, the former AmpliPhi stockholders own approximately 24% of the fully-diluted combined Company and former C3J stockholders will own approximately 76% of the fully-diluted combined Company.
Basis of Presentation
The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC Regulation S-X, and are intended to show how the Merger might have affected the historical financial statements if the Merger had been completed as of January 1, 2018 for the purposes of the statement of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018.
Based on the terms of the Merger, C3J is deemed to be the acquiring company for accounting purposes and the Company has concluded the merger represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, or ASC 805.
Using the total consideration for the merger, the Company has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined balance sheet. The purchase price allocations were prepared on a preliminary basis and are subject to change as additional information becomes available concerning the fair value and tax basis of the assets acquired and liabilities assumed. Any measurement period adjustments to the purchase price allocation will be made as soon as practicable, but no later than one year from the date of acquisition.
2. Purchase Price
The total consideration for the Merger, consummated on May 9, 2019, is as follows (in thousands):
Fair value of AmpliPhi stock outstanding	$10,490
Estimated fair value of in-the-money warrants	220
Total	$10,710

The fair value of AmpliPhi common stock used in determining the purchase price was $0.32 per share which was the pre-reverse split market price of AmpliPhi’s common stock on May 9, 2019, the closing date of the transaction. Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of AmpliPhi based on their estimated fair values as of the Merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of AmpliPhi based on the estimated fair values as of the merger date is as follows (in thousands):
Cash and cash equivalents	$3,008
Prepaid expenses	257
Property and equipment	708
Right of use asset	271
In-process research and development	10,256
Goodwill	3,490
Accounts payable	(4,004)
Deferred tax liability	(3,077)
Other long term liabilities	(199)
Total	$10,710
The purchase price allocations were prepared on a preliminary basis and are subject to change as additional information becomes available concerning the fair value and tax basis of the assets acquired and liabilities assumed. Any measurement period adjustments to the purchase price allocation will be made as soon as practicable, but no later than one year from the date of acquisition.
3. Pro Forma Combined Earnings Per Share
The pro forma combined weighted average share outstanding included in the calculation of basic and diluted pro forma combined loss per share for the period ended September 30, 2019 and December 31, 2018 consist of the following and takes into consideration the 1-for-14 reverse stock split effected on the closing date of the Merger:
	Nine months ended September 30, 2019	Year ended December 31, 2018
Net Loss per share, basic:
C3J weighted average shares outstanding, basic	5,170,502	5,169,753
AmpliPhi weighted average shares outstanding	2,389,135	1,355,771
Shares issued for $10.0 million private placement financing	1,991,269	1,991,269
Total weighted average shares outstanding, basic	9,550,906	8,516,793
Pro forma combined net loss	$(18,878,000)	$(32,963,000)
Net loss per share, basic	$(1.98)	$(3.87)

	Nine months ended September 30, 2019	Year ended December 31, 2018
Net Loss per share, diluted:
C3J weighted average shares outstanding, diluted	5,170,502	5,169,753
AmpliPhi weighted average shares outstanding	2,389,135	1,361,421
Shares issued for $10.0 million private placement financing	1,991,269	1,991,269
Total weighted average shares outstanding, diluted	9,550,906	8,522,443
Pro forma combined net loss	$(18,878,000)	$(32,963,000)
Adjustments to net loss for diluted EPS	(937,000)	—
Pro forma adjusted net loss	$(19,815,000)	$(32,963,000)
Net loss per share, diluted	$(2.07)	$(3.87)
4. Pro Forma Adjustments
The unaudited pro forma combined financial statements include pro forma adjustments to give effect to certain significant transactions as a direct result of the Merger and acquisition of AmpliPhi by C3J for accounting purposes.
The pro forma adjustments reflecting the completion of the Merger are based upon the accounting analysis conclusion that the Merger should be accounted for under the acquisition method of accounting and upon the assumptions set forth below.
The unaudited pro forma combined financial statements reflect the effect of the 1-for-14 reverse stock split. The pro forma adjustments are as follows:
A1: To adjust compensation expense related to certain C3J restricted stock awards for the nine months ended September 30, 2019. Restricted stock awards begin vesting upon the closing of the Merger, or January 1, 2018 for Pro Forma Combined Financial Statements.
A2: To adjust for non-recurring payments for strategic advisor, legal, accounting, executive severance, and other direct costs related to the Merger, and related extinguishment and cash payment for liability classified warrants upon closing of the Merger.
A3: To adjust basic and diluted weighted average shares outstanding as of September 30, 2019 and December 31, 2018 to reflect (i) Historical C3J shares, (ii) AmpliPhi shares, and (iii) shares issued for $10 million financing upon merger consummation.
B1: To recognize compensation expense related to certain C3J’s restricted stock awards that will begin vesting upon the closing of the Merger for the twelve months ended December 31, 2018.

AMPLIPHI BIOSCIENCES CORPORATION

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders of AmpliPhi Biosciences Corporation
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of AmpliPhi Biosciences Corporation (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2015.
San Diego, California
March 25, 2019

AmpliPhi Biosciences Corporation
Consolidated Balance Sheets
	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$8,157,000	$5,132,000
Prepaid expenses and other current assets	251,000	253,000
Total current assets	8,408,000	5,385,000
Property and equipment, net	503,000	816,000
In-process research and development	2,731,000	4,661,000
Acquired patents, net	245,000	276,000
Total assets	$11,887,000	$11,138,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$2,572,000	$1,968,000
Total current liabilities	2,572,000	1,968,000
Derivative liabilities	22,000	292,000
Deferred tax liability	819,000	1,147,000
Total liabilities	3,413,000	3,407,000
Commitments and Contingencies (Note 8)
Stockholders’ equity
Common stock, $0.01 par value; 217,000,000 authorized and 32,294,008 shares issued and outstanding at December 31, 2018; 67,000,000 authorized and 9,498,928 shares issued and outstanding at December 31, 2017	323,000	95,000
Additional paid-in capital	414,467,000	401,842,000
Accumulated deficit	(406,316,000)	(394,206,000)
Total stockholders’ equity	8,474,000	7,731,000
Total liabilities and stockholders’ equity	$11,887,000	$11,138,000
The accompanying notes are an integral part of these consolidated financial statements.

AmpliPhi Biosciences Corporation
Consolidated Statements of Operations
	Year Ended December 31,
	2018	2017
Revenue	$—	$115,000
Operating expenses
Research and development	4,892,000	2,881,000
General and administrative	5,702,000	7,590,000
Impairment charges	1,930,000	5,800,000
Total operating expenses	12,524,000	16,271,000
Loss from operations	(12,524,000)	(16,156,000)
Other expense
Change in fair value of derivative liabilities	86,000	2,010,000
Other expense, net	—	6,000
Total other income (expense), net	86,000	2,016,000
Loss before income taxes	(12,438,000)	(14,140,000)
Income tax benefit	328,000	1,302,000
Net loss	(12,110,000)	(12,838,000)
Per share information:
Net loss per share, basic	$(0.64)	$(2.01)
Weighted average shares outstanding, basic	18,980,796	6,387,425
Net loss per share, diluted	$(0.64)	(2.18)
Weighted average shares outstanding, diluted	19,059,895	$6,574,117
The accompanying notes are an integral part of these consolidated financial statements.

AmpliPhi Biosciences Corporation
Consolidated Statements of Stockholders’ Equity
	Stockholders’ Equity
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balances, December 31, 2016	1,648,751	$16,000	$391,067,000	$(381,360,000)	$9,723,000
Cumulative effect adjustment from adoption of ASU 2016-09	—	—	8,000	(8,000)	—
Common stock and pre-funded warrants issued in May 2017 financing, net of offering costs	7,067,419	71,000	9,282,000	—	9,353,000
Warrants exercised	226,664	2,000	128,000	—	130,000
Warrant derivative liability reclasssified to equity due to exercise of warrants	—	—	119,000	—	119,000
Dilutive financing derivative liability reclassified to equity upon common stock issued pursuant to anti-dilution rights	28,684	1,000	21,000	—	22,000
Common stock issued pursuant to anti-dilution rights	523,210	5,000	514,000	—	519,000
Common stock issued under the employee stock purchase plan	4,200	—	3,000	—	3,000
Stock-based compensation	—	—	700,000	—	700,000
Net loss	—	—	—	(12,838,000)	(12,838,000)
Balances, December 31, 2017	9,498,928	95,000	401,842,000	(394,206,000)	7,731,000
Common stock issued in registered public financings, net of offering costs	6,743,640	67,000	6,091,000	—	6,158,000
Common stock and pre-funded warrants issued in October 2018 financing, net of offering costs	15,825,000	159,000	5,671,000	—	5,830,000
Warrants exercised	217,400	2,000	196,000	—	198,000
Warrant derivative liability reclasssified to equity due to exercise of warrants	—	—	184,000	—	184,000
Common stock issued under the employee stock purchase plan	9,040	—	5,000	—	5,000
Stock-based compensation	—	—	478,000	—	478,000
Net loss	—	—	—	(12,110,000)	(12,110,000)
Balances, December 31, 2018	32,294,008	$323,000	$414,467,000	$(406,316,000)	$8,474,000

The accompanying notes are an integral part of these consolidated financial statements.

AmpliPhi Biosciences Corporation
Consolidated Statements of Cash Flows
	Year Ended December 31,
	2018	2017
Operating activities:
Net loss	$(12,110,000)	$(12,838,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liabilities	(86,000)	(2,010,000)
Stock-based compensation	478,000	700,000
Depreciation	358,000	343,000
Amortization of patents	31,000	31,000
Impairment charges	1,930,000	5,800,000
Deferred taxes	(328,000)	(1,302,000)
Charge for common stock issuance	—	519,000
Other non-cash adjustments, net	—	22,000
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,000	381,000
Accounts payable and accrued liabilities	343,000	(838,000)
Net cash used in operating activities	(9,382,000)	(9,192,000)
Investing activities:
Purchases of property and equipment	(44,000)	(58,000)
Net cash used in investing activities	(44,000)	(58,000)
Financing activities:
Proceeds from sale of common stock and related warrants, net of offering costs	12,248,000	9,353,000
Proceeds from exercises of warrants	198,000	130,000
Proceeds from stock issuances under employee stock purchase plan	5,000	3,000
Principal payments on note payable	—	(815,000)
Net cash provided by financing activities	12,451,000	8,671,000
Net increase (decrease) in cash and cash equivalents	3,025,000	(579,000)
Cash and cash equivalents, beginning of period	5,132,000	5,711,000
Cash and cash equivalents, end of period	$8,157,000	$5,132,000
Supplemental schedule of non-cash financing activities:
Offering costs included in accounts payable	$260,000	$—
Property and equipment included in accounts payable	—	39,000
The accompanying notes are an integral part of these consolidated financial statements.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements
1. Organization and Description of the Business
AmpliPhi Biosciences Corporation (the “Company”) was incorporated in the state of Washington in 1989 under the name Targeted Genetics Corporation. In February 2011, Targeted Genetics Corporation changed its name to AmpliPhi Biosciences Corporation. The Company is dedicated to developing novel antibacterial therapies called bacteriophage (“phage”). Phages are naturally occurring viruses that preferentially bind to and kill their bacterial targets.
As discussed in more details in Note 13, Subsequent Events, in January 2019, the Company announced that it entered into a merger agreement with C3J Therapeutics, Inc. (“C3J”), a private clinical stage biotechnology company focused on the development of novel targeted antimicrobials in an all-stock transaction, subject to shareholder approval. In addition, certain existing C3J shareholders have committed to invest $10 million in the combined company, subject to customary conditions.
2. Liquidity
The Company has prepared its consolidated financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has negative operating cash flows. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.
As of December 31, 2018, the Company had cash and cash equivalents of  $8.2 million. Considering the Company’s current cash resources, management believes the Company’s existing resources, without considering any effect of the pending merger with C3J and related financing, will be sufficient to fund the Company’s planned operations into mid-2019. For the foreseeable future, the Company’s ability to continue its operations is dependent upon its ability to obtain additional capital.
3. Significant Accounting Policies
Basis of Presentation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Biocontrol Limited, Ampliphi Biotehnološke Raziskave in Razvoj d.o.o., and AmpliPhi Australia Pty Ltd. All significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying notes. On an ongoing basis, management evaluates these estimates and judgments, which are based on historical and anticipated results and trends and on various other assumptions that management believes to be reasonable under the circumstances. By their nature, estimates are subject to an inherent degree of uncertainty and, as such, actual results may differ from management’s estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist primarily of deposits with commercial banks and financial institutions.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed to operations as incurred. Upon disposal, retirement, or sale of an asset, the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in the results of operations. Estimated useful lives for property and equipment are as follows:
Estimated Useful Lives
Laboratory equipment	5 – 10 years
Office and computer equipment	3 – 5 years
Leasehold improvements	Shorter of lease term or useful life
Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment when events or changes in circumstances indicate the carrying value of the assets may not be recoverable. Recoverability is measured by comparison of the book values of the assets to future net undiscounted cash flows that the assets or the asset groups are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book value of the assets exceed their fair value, which is measured based on the estimated discounted future net cash flows arising from the assets or asset groups. No impairment losses on long-lived assets have been recorded through December 31, 2018.
In-Process Research and Development
In-process research and development (IPR&D) assets are intangible assets with indefinite lives and are not subject to amortization. The Company’s IPR&D assets represent capitalized incomplete research projects that the Company acquired through business combinations. Such assets are initially measured at their acquisition-date fair values and are subject to impairment testing at least annually until completion or abandonment of research and development efforts associated with the projects. Upon successful completion of each project, the Company makes a determination as to the then remaining useful life of the intangible asset and begins amortization. The Company periodically re-evaluates whether continuing to characterize the asset as indefinite-lived is appropriate.
The Company tests IPR&D assets for impairment as of December 31 of each year or more frequently if indicators of impairment are present. The authoritative accounting guidance provides an optional qualitative assessment for any indicators that indefinite-lived intangible assets are impaired. If it is determined that it is more likely than not that the indefinitely-lived intangible assets, including IPR&D, are impaired, the fair value of the indefinite-lived intangible assets is compared with the carrying amount and impairment is recorded for any excess of the carrying amount over the fair value of the indefinite-lived intangible assets.
If and when a quantitative analysis of IPR&D assets is required based on the result of the optional qualitative assessment, the estimated fair value of IPR&D assets is calculated based on the income approach, which includes discounting expected future net cash flows associated with the assets to a net present value. The fair value measurements utilized to perform the impairment analysis are categorized within Level 3 of the fair value hierarchy. Significant management judgment is required in the forecast of future operating results that are used in the Company’s impairment analysis. The estimates the Company uses are consistent with the plans and estimates that it uses to manage its business. Significant assumptions utilized in the Company’s income approach model included the timing of clinical studies and regulatory approvals, the probability of success of its research and development programs, timing of commercialization of these programs, forecasted sales, gross margin, selling, general and administrative expenses, capital expenditures, as well as anticipated growth rates.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

During the fourth quarter ended December 31, 2018, the Company considered the development timelines for both the AB-SA01 and AB-PA01 development programs. The Company concluded that as the AB-SA01 program is further advanced in the development process, this program will continue to be advanced and the AB-PA01 program will not be pursued in the near term. The Company also performed the annual evaluation of its IPR&D assets for impairment in the fourth quarter of 2018. The impairment analysis considered the Company’s focus on the AB-SA01 product candidate, and the resulting impact on the AB-PA01 development timeline, which resulted in the conclusion that the IPR&D assets related to its AB-PA01 Pseudomonas phage program was impaired in full. An impairment charge of approximately $1.9 million was recorded within operating expenses of the consolidated statement of operations for the year ended December 31, 2018, offset by an income tax benefit of  $0.3 million. In addition, the Company performed a quantitative analysis of the fair value of its Staphylococcal phage program as of December 31, 2018, using a net present value model of projected income and expenses and a discount rate of 19.4%. Based on this analysis, the fair value of the Staphylococcal phage program was greater than its carrying value as of December 31, 2018. Consequently, no impairment was noted for the IPR&D assets related to the Staphylococcal phage program.
During the second quarter of 2017, the Company determined there was an indicator of impairment of IPR&D assets and an interim test for impairment was performed. As a result of the test, the Company recognized an impairment charge of  $5.8 million during the second quarter of 2017, offset by a related income tax benefit of  $1.3 million, related to its Staphylococcal and Pseudomonas programs. The impairment charge was included as a component of operating expense in the consolidated statements of operations for the year ended December 31, 2017. The carrying amount of the Staphylococcal and Pseudomonas programs after the impairment charge was $2.8 million and $1.9 million, respectively. There was no impairment existed for IPR&D assets as of December 31, 2017.
Patent Costs
Patent costs, accounted for as intangible assets with definite lives, were acquired by the Company through business combinations. These patent costs are recorded at fair value and are amortized using the straight-line method over their estimated useful lives. As of December 31, 2018, the gross amount of patent assets was $493,000 with accumulated amortization of  $248,000. Annual patent amortization expense for the next five years and thereafter are estimated as follows:
Patent Amortization
2019	31,000
2020	31,000
2021	31,000
2022	31,000
2023	31,000
Thereafter through December 2026	90,000
Total patent amortization expense	$245,000
Stock-Based Compensation
Compensation expense related to stock options granted to employees and non-employees is measured at the grant date based on the estimated fair value of the award and is recognized on a straight-line basis over the requisite service period. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur. Stock-based compensation expense for an award with a performance condition is recognized when the achievement of such performance condition is determined to be probable. If the outcome of such performance condition is not determined to be probable or is not met, no compensation expense is recognized and any previously recognized compensation expense is reversed.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Accounting for Warrants and Preferred Shares Conversion and Dilutive Financing Features
Warrants and preferred shares conversion and dilutive financing features are accounted for in accordance with the applicable accounting guidance provided in ASC 815 — Derivatives and Hedging as either derivative liabilities or as equity instruments depending on the specific terms of the agreements. Liability-classified instruments are recorded at fair value at each reporting period with any change in fair value recognized as a component of change in fair value of derivative liabilities in the consolidated statements of operations.
Foreign Currency Translations and Transactions
The functional currency of our wholly owned subsidiaries is the U.S. dollar.
Revenue Recognition
The Company generates revenue from sub-licensing agreements from its former gene therapy program. Revenue under technology licenses typically consists of nonrefundable, up-front license fees, technology access fees, royalties on product sales, and various other payments. The Company classifies advance payments received in excess of amounts earned, if any, as deferred revenue. The Company does not currently have any contracts with customers as stipulated within ASC 606, Revenue from Contracts with Customers.
Research and Development Costs
Research and development expenses are charged to operations as incurred. Research and development expenses include, among other things, salaries, costs of outside collaborators and outside services, allocated facility, occupancy and utility expenses, which are partially offset by the benefit of tax incentive payments for qualified research and development expenditures from the Australian tax authority (“AU Tax Rebates”). The Company does not record AU Tax Rebates until payment is received due to the uncertainty of receipt. The Company received AU Tax Rebates of approximately $1.2 million and $2.0 million during the third quarter of 2018 and third quarter of 2017, respectively, and such rebates have been recorded as an offset to research and development expense in the Company’s consolidated statements of operations.
Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes. Deferred income taxes are recognized for the future tax consequences of temporary differences using enacted statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Temporary differences include the differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities and net operating loss and tax credit carryforwards. The effect on deferred taxes of a change in tax rates is recognized in income (expense) in the period that includes the enactment date. The Company evaluates the likelihood that deferred tax assets will be recovered from future taxable income. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
The Company’s income tax returns are based on calculations and assumptions that are subject to examination by the Internal Revenue Service and other tax authorities. In addition, the calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. As of December 31, 2018 and 2017, the Company had unrecognized tax benefits related to its domestic research tax credits of approximately $1.7 million and $2.1 million, respectively.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Basic and Diluted Net Loss per Share
Basic net loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is computed in accordance with the treasury stock method and reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted to common stock. The calculation of diluted loss per share requires that, to the extent the average market price of the underlying shares for the reporting period exceeds the exercise price of the warrants, and the presumed exercise of such securities are dilutive to net loss per share for the period, an adjustment to net loss available to common stockholders used in the calculation is required to remove the change in fair value of the warrants from the numerator for the period. Likewise, an adjustment to the denominator is required to reflect the related dilutive shares, if any, under the treasury stock method.
Reverse Stock Split
On April 21, 2017, the Company filed Articles of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington that effected a 1-for-10 (1:10) reverse stock split of its common stock, par value $0.01 per share, effective April 24, 2017. All common share, warrant, stock option, and per share information in the consolidated financial statements gives retroactive effect to the 1-for-10 reverse stock split that was effected on April 24, 2017. In connection with the reverse stock split, the Company adjusted its authorized common stock, from 670,000,000 to 67,000,000 shares. The par value of its common stock was unchanged at $0.01 per share, post-split. The Company adjusted stockholders’ equity to reflect the reverse stock split by reclassifying an amount equal to the par value of the shares eliminated by the split from common stock to additional paid-in capital, resulting in no net impact to stockholders’ equity on the consolidated balance sheets.
Recent Accounting Pronouncements Not Yet Adopted
In February 2015, the FASB issued ASU No. 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification and creates Topic 842, “Leases.” The new topic supersedes Topic 840, “Leases,” and increases transparency and comparability among organizations by recognizing right-of-use (“ROU”) assets and lease liabilities on the balance sheet and requires disclosures of key information about leasing arrangements. The guidance is effective for reporting periods beginning after December 15, 2018 and mandates a modified retrospective transition method with practical expedients available. The Company plans to implement the guidance on January 1, 2019 using a modified retrospective transition basis for leases existing as of the period of adoption. The Company plans to utilize the practical expedients to carry forward its historical assessment of whether existing agreements are or contain a lease and the classification of the Company’s existing lease arrangements. Although the Company has not fully completed assessing the impact of the adoption of this standard, the Company expects that its real-estate operating lease commitments will be recognized as lease liabilities with corresponding right-of-use assets upon adoption, resulting in an increase in the assets and liabilities of the consolidated balance sheet. The Company expects that the adoption will have a material impact on our consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other, Simplifying the Accounting for Goodwill Impairment. ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance will remain largely unchanged. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. This new guidance will be applied prospectively, and is effective for calendar year end companies in 2020. Early adoption is permitted for any impairment tests performed after January 1, 2017. Adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820). The new guidance removes, modifies and adds to certain disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement. This new guidance will be effective for the company as of January 1, 2020. The Company plans to adopt this ASU as of January 1, 2020 and does not anticipate the adoption will have a material impact on its consolidated financial position or results of operations.
Recently Adopted Accounting Standards
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU creates a single source of revenue guidance for companies in all industries. The new standard provides guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to their customers, unless the contracts are within the scope of other accounting standards. It also provides a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets. This guidance, as amended, must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach and is effective for fiscal years beginning after December 15, 2017 with early adoption permitted. The Company adopted this ASU as of January 1, 2018 using the modified retrospective approach. As of January 1, 2018, the Company had no revenue contracts and therefore the adoption did not have an impact on the Company’s consolidated financial statements.
In August 2016, the FASB issued ASU No. 2016-15, Cash Flow Statements, Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow classification issues with the objective of reducing diversity in practice. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted this ASU as of January 1, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.
In July 2017, the FASB issued ASU No. 2017-11, which amends the FASB Accounting Standards Codification. Part I of ASU No. 2017-11, Accounting for Certain Financial Instruments with Down Round Features, changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. The guidance is effective for reporting periods beginning after December 15, 2019 and interim periods within those fiscal years with early adoption permitted. The Company elected to early adopt this ASU as of January 1, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.
In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which amends the FASB Accounting Standards Codification in order to simplify the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. The guidance mandates the modified retrospective approach and is effective for annual and interim reporting periods beginning after December 31, 2018, with early adoption permitted. The Company elected to early adopt this ASU as of June 30, 2018 and the adoption did not have an impact on the Company’s consolidated financial statements.
4. Fair Value of Financial Assets and Liabilities — Derivative Instruments
The guidance regarding fair value measurements prioritizes the inputs used in measuring fair value and establishes a three-tier value hierarchy that distinguishes among the following:
•
Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•
Level 2 — Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

•
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Company estimates the fair values of derivative liabilities utilizing Level 3 inputs. No derivative liabilities have been transferred between the classification levels. Estimating the fair values of derivative liabilities requires the use of significant and subjective inputs that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors.
The recurring fair value measurements of the Company’s derivative liabilities at December 31, 2018 and 2017 consisted of the following:
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
December 31, 2018
Liabilities
June 2016 offering warrant liability	$—	$—	$1,000	$1,000
November 2016 offering warrant liability	—	—	21,000	21,000
Total liabilities	$—	$—	$22,000	$22,000
December 31, 2017
Liabilities
June 2016 offering warrant liability	$—	$—	$32,000	$32,000
November 2016 offering warrant liability	—	—	260,000	260,000
Total liabilities	$—	$—	$292,000	$292,000
The following table sets forth a summary of changes in the fair value of the Company’s derivative liabilities:
	June 2016 Offering Warrant Liability	November 2016 Offering Warrant Liability	Total Derivative Liabilities
Balance, December 31, 2017	$32,000	$260,000	$292,000
Changes in estimated fair value	(31,000)	(55,000)	(86,000)
Exercised warrants	—	(184,000)	(184,000)
Balance, December 31, 2018	$1,000	$21,000	$22,000
The Company estimates the fair value of the June 2016 offering warrant liability at each reporting date using the Black-Scholes valuation model. Inputs used in this valuation model include the Company’s stock price volatility, risk-free interest rates and expected term of the warrants.
Historically, the Company estimated the fair value of the November 2016 offering warrant liability at each reporting date using the Monte Carlo valuation model. Inputs used in the Monte Carlo valuation model included the Company’s stock price volatility, risk-free interest rates and expected term of the warrants. Effective March 31, 2018, due primarily to the significant decrease in the number of warrants outstanding, the Company simplified the method used and changed to the Black Scholes valuation model, which approximates the Monte Carlo valuation model.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

5. Net Loss per Share
The following table sets forth the computation of basic and diluted net loss per common share for the periods indicated:
	Year Ended December 31,
	2018	2017
Basic and diluted net loss per share calculation:
Net loss, basic	$(12,110,000)	$(12,838,000)
Change in fair value of November 2016 warrants	(55,000)	(1,524,000)
Net loss, diluted	$(12,165,000)	$(14,362,000)
Weighted average shares outstanding, basic	18,980,796	6,387,425
Net loss per share, basic	$(0.64)	$(2.01)
Weighted average shares outstanding, diluted	19,059,895	6,574,117
Net loss per share, diluted	$(0.64)	$(2.18)
The $1,524,000 change in fair value of November 2016 warrants for the year ended December 31, 2017 represented a net gain from reduction in the fair value of the warrants starting in April 2017 when the warrants became in the money from exercise price downward adjustments made through December 31, 2017. The dilutive effect of the November 2016 warrants on net loss per share of common stock (diluted) reflects these exercise price adjustments.
The following outstanding securities at December 31, 2018 and 2017 have been excluded from the computation of diluted weighted average shares outstanding for the years ended December 31, 2018 and 2017, as they would have been anti-dilutive:
	Year Ended December 31,
	2018	2017
Options	1,150,065	1,115,865
Warrants	26,961,187	8,225,087
Total	28,111,252	9,340,952
6. Balance Sheet Details
Property and Equipment, net
Property and equipment consisted of the following:
	December 31,
	2018	2017
Laboratory equipment	$1,771,000	$1,727,000
Office and computer equipment	72,000	71,000
Leasehold improvements	188,000	188,000
Total	2,031,000	1,986,000
Less: accumulated depreciation and amortization	(1,528,000)	(1,170,000)
Property and equipment, net	$503,000	$816,000

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Depreciation expense totaled $358,000 and $343,000 for the years ended December 31, 2018 and 2017, respectively.
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities consisted of the following:
	December 31,
	2018	2017
Accounts payable	$729,000	$578,000
Accrued compensation	1,352,000	1,050,000
Other accrued expenses	453,000	302,000
Dividends payable	38,000	38,000
	$2,572,000	$1,968,000
7. Income Taxes
Loss before income taxes consisted of the following components:
	Year Ended December 31,
	2018	2017
United States	$(7,221,000)	$(6,934,000)
Foreign	(5,217,000)	(7,206,000)
Total	$(12,438,000)	$(14,140,000)
The benefit from income taxes consisted of the following components:
	Year Ended December 31,
	2018	2017
Current:
Federal	$—	$—
State	—	—
Foreign	—	—
	—	—
Deferred:
Federal	—	—
State	—	—
Foreign	(328,000)	(1,302,000)
	(328,000)	(1,302,000)
Total	$(328,000)	$(1,302,000)
The Company recorded an income tax benefit of  $328,000 and $1.3 million for the year ended December 31, 2018 and 2017, respectively, related to a reduction of the existing deferred tax liability as a result of a $1.9 million and $5.8 million impairment charge to the Company’s IPR&D assets for the year ended December 31, 2018 and 2017, respectively.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Significant components of the Company’s deferred tax assets and liabilities were as follows:
	December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$44,157,000	$44,049,000
Research and development and other tax credits, net	2,523,000	3,109,000
Stock-based compensation	272,000	188,000
Other	196,000	165,000
	47,148,000	47,511,000
Valuation allowance	(47,148,000)	(47,511,000)
Total deferred tax assets	—	—
Deferred tax liabilities:
In-process research and development	(819,000)	(1,147,000)
Total deferred tax liabilities	$(819,000)	$(1,147,000)
At December 31, 2018, the Company had federal net operating loss (“NOL”) carryforwards of approximately $197.1 million, of which $10.3 million will expire in 2019 unless utilized. Of the remaining carryforwards, $180.5 million will expire in tax years 2020 through 2037. The NOL’s generated in tax years 2018 and forward will carry forward indefinitely, but the deductibility of such federal net operating losses is limited. The Company had state NOL carryforwards of  $7.2 million which will begin to expire in 2032. The Company had foreign NOL carryforwards of  $10.0 million as of December 31, 2018, $0.9 million of which was generated in 2018. At December 31, 2018, the Company had federal research and development (“R&D”) tax credit carryforwards of approximately $2.5 million, net of a reserve for uncertain tax positions of  $1.7 million. The R&D tax credit carryforwards will begin to expire in tax years 2019 through 2031, unless previously utilized. The NOL and tax credit carryforwards may be further subject to the application of Section 382 of the Internal Revenue Code of 1986 (the “Code”) as discussed further below. The Company has provided a valuation allowance to offset the deferred tax assets due to the uncertainty of realizing the benefits of the net deferred tax asset.
The differences between the Company’s effective tax rate and the U.S. federal statutory tax rate were as follows:
	December 31,
	2018	2017
U.S. federal statutory income tax rate	21.0%	34.0%
Adjustments for tax effects of:
Fair value of derivative liabilities	0.2%	3.6%
Foreign rate differential	0.3%	(4.4)%
Stock-based compensation	(0.3)%	(1.0)%
State taxes, net of federal benefit	0.3%	(1.7)%
Australia refundable R&D tax offset	(4.6)%	(2.4)%
NOL and credit expiration	(20.3)%	—%
Effect of change in statutory tax rates	(0.3)%	(184.2)%
Change in reserve of uncertain tax positions	3.2%	—%
Change in valuation allowance	3.4%	170.9%
All other	(0.1)%	(5.6)%
Effective income tax rate	2.8%	9.2%

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act” or the “Act”)) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. Shortly after enactment, the SEC staff issued Staff Accounting Bulletin (“SAB”) 118, which provides guidance on accounting for the Tax Reform Act’s impact. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Reform Act enactment date for companies to complete the accounting relating to the Act. To the extent that a company’s accounting for Tax Reform-related income tax effects is incomplete, but the company is able to determine a reasonable estimate, it must record a provisional estimate in its financial statements. As a result of the Tax Reform Act, the Company recorded additional tax expense of $26.0 million during the year ended December 31, 2017, however, this amount was fully offset by a valuation allowance and no net income tax expense or benefit was recorded in the consolidated financial statements. This net tax expense of  $0 represents a provisional amount and was the Company’s best estimate. The Company did not record any deemed repatriation tax on unremitted foreign Earnings and Profits (“E&P”) due to the accumulated and projected current deficit in foreign E&P for the year ended December 31, 2017. As of December 31, 2018, the Company has completed its evaluation of the potential impacts of the Tax Reform Act and there was no change to the Company’s previous analysis.
The Company’s past sales and issuances of common and preferred stock have likely resulted in ownership changes as defined by Section 382 of the Code. The Company has not conducted a Section 382 study to date. It is possible that a future analysis may result in the conclusion that a substantial portion, or perhaps substantially all of the Company’s NOL carryforwards and R&D tax credit carryforwards will expire due to the limitations of Sections 382 and 383 of the Code. As a result, the utilization of the carryforwards may be limited and a portion of the carryforwards may expire unused.
The Company has unrecognized tax benefits of approximately $1.7 million related to its federal R&D tax credits as of December 31, 2018. The credits are subject to a valuation allowance and thus, any change to the uncertain tax position reserve would not result in an income tax benefit or expense.
The Company is subject to U.S. federal tax examinations by tax authorities for the years 1998 to 2017 due to the fact that NOL carryforwards exist going back to 1998 that may be utilized on a current or future year tax return.
The Company has a policy of recognizing tax related interest and penalties as additional tax expense when incurred. During the years ended December 31, 2018 and 2017, the Company did not recognize any interest or penalties. The Company does not expect its unrecognized tax benefits will change significantly over the next twelve months.
8. Commitments and Contingencies
Operating Leases
Under the terms of month-to-month subleases, the Company pays monthly rent of  $5,000 for its principal corporate offices in San Diego, California and monthly rent of approximately $4,000 for lab space in Brookvale, Australia. The Company leases lab space in Richmond, Virginia and lab and office space in Ljubljana, Slovenia under operating leases that expire in August 2019 and February 2023, respectively. The operating leases have extension provisions which may be elected at the option of the Company. Rent expense under the Company’s leases was $210,000 and $208,000 for the years ended December 31, 2018 and 2017, respectively.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Future minimum annual lease payments under the Company’s noncancelable operating leases as of December 31, 2018, are as follows:
Operating Leases
2019	81,000
2020	67,000
2021	67,000
2022	67,000
2023	11,000
Total minimum lease payments	$293,000
Legal Proceedings
From time to time, the Company may be involved in disputes, including litigation, relating to claims arising out of operations in the normal course of business. Any of these claims could subject the Company to costly legal expenses and, while management generally believes that there is adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on the consolidated results of operations and financial position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. The Company is currently not a party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our consolidated results of operations or financial position.
9. Capital Stock and Warrants
On December 17, 2018, the Company’s shareholders approved to amend the amended and restated articles of incorporation to increase the number of authorized shares of our common stock from 67,000,000 to 217,000,000.
Underwritten Public Offerings of Common Stock, Pre-funded Warrants and Warrants
On May 10, 2017, the Company completed an underwritten public offering and sold 2,584,085 shares of its common stock and 4,483,334 pre-funded warrants to purchase common stock in lieu of additional shares of common stock, and common warrants to purchase 8,000,000 shares of common stock. All of the pre-funded warrants were exercised during the year ended December 31, 2017. The combined price to the public for each share of common stock and accompanying common warrant was $1.50. The combined price to the public for each pre-funded warrant and accompanying common warrant was $1.49. Each pre-funded warrant was exercisable for one share of common stock at an exercise price of  $0.01 per share. The common warrants are exercisable at a price of  $1.50 per share of common stock, and will expire five years from the date of issuance. The Company received net proceeds from the offering of approximately $9.4 million, after deducting $1.2 million in offering costs including the underwriting discount and commissions and other offering expenses payable by the Company. The Company evaluated the pre-funded warrants and common warrants issued in the May 2017 offering and determined that the warrants should be classified as equity instruments.
On October 16, 2018, the Company completed an underwritten public offering and sold 14,875,000 shares of its common stock and 2,125,000 pre-funded warrants to purchase common stock, and common warrants to purchase 17,500,000 shares of common stock. The combined price to the public for each share of common stock and accompanying common warrant was $0.40. The combined price to the public for each pre-funded warrant and accompanying common warrant was $0.39. Each pre-funded warrant is exercisable for one share of common stock at an exercise price of  $0.01 per share. The common warrants

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

are exercisable at a price of  $0.40 per share of common stock, and will expire five years from the date of issuance. The Company received net proceeds from the offering of approximately $5.8 million, after deducting the underwriting discount and commissions and other offering expenses payable by the Company. The Company evaluated the pre-funded warrants and common warrants issued in the October 2018 offering and determined that the warrants should be classified as equity instruments.
Registered Offerings of Common Stock
On January 12, 2018, the Company completed a registered public offering of 4,000,000 shares of its common stock at an offering price of  $1.00 per share, for aggregate gross proceeds of  $4.0 million. The Company received net proceeds from the offering of approximately $3.4 million, after deducting placement agent fees and other offering expenses payable by the Company. On March 22, 2018, the Company completed a registered direct offering of 2,743,640 shares of its common stock at an offering price of  $1.10 per share, for aggregate gross proceeds of  $3.0 million. The Company received net proceeds from the offering of approximately $2.8 million, after deducting placement agent fees and other offering expenses payable by the Company.
Common Stock Issuance Agreement
On April 8, 2016, the Company entered into the Common Stock Issuance Agreement (the “CSIA”) with certain former holders of the Company’s Series B redeemable convertible preferred stock (the “Holders”). Pursuant to terms of the CSIA, the Company agreed to issue a formula-based number of shares of its common stock to the Holders for no additional consideration upon completion of one or more bona fide equity financings in which the Company sells shares of its common stock below a specified price (a “Dilutive Issuance”) in a transaction that occurs prior to the earlier of June 30, 2018 or such time as the Company has raised, following the date of the CSIA, $10.0 million in the aggregate (the “Price Protection Obligations”). In each of June 2016, November 2016 and May 2017, the Company completed offerings of its common stock that constituted Dilutive Issuances under the CSIA. Due in part to limitations on the number of shares issuable to the Holders under the rules of the NYSE American, no additional shares of common stock were issued to the holders in connection with the November 2016 and May 2017 offerings prior to June 2017.
On June 27, 2017, the Company and the Holders entered into an amendment to the CSIA (the “Amendment”) to, among other things, terminate the Price Protection Obligations. In consideration for the termination of the Price Protection Obligations and a release of claims by the Holders, the Company agreed to (i) issue to the Holders, within five business days of the Amendment, an aggregate of 28,684 shares of its common stock (the “First Issuance”), which, under the rules of the NYSE American, was the maximum number of shares the Company was permitted to issue to the Holders pursuant to the CSIA without further shareholder approval, and (ii) issue to the Holders in a subsequent closing an aggregate 523,210 shares of common stock (the “Second Issuance”), subject to obtaining shareholder approval of the Second Issuance at the Company’s 2017 Annual Meeting of Shareholders and the Company’s receipt of a release of claims from the Holders at the time of the Second Issuance. On September 7, 2017 the Company’s shareholders approved the Second Issuance. The Company received a release of claims from each of the Holders and issued 523,210 shares of common stock on September 19, 2017. The shares were valued at $519,000 as of September 19, 2017 based on the closing price of the Company’s common stock of $0.99 per share at September 19, 2017 multiplied by the 523,210 shares of common stock issued to the Holders. The related charge of  $519,000 was included as a component of general and administrative expense in the Company’s consolidated statements of operations for the year ended December 31, 2017.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Warrants
At December 31, 2018, outstanding warrants to purchase shares of common stock, accounted for as equity or liabilities, are as follows:
Shares Underlying Outstanding Warrants	Exercise Price	Expiration Date
16,984	$120.00	March 1, 2019
41,872	$107.50	March 16, 2020
31,519	$40.50	March 31, 2021
106,381	$22.50	June 3, 2021
168,498	$0.32(1)	November 22, 2021
7,920,933	$1.50	May 10, 2022
17,500,000	$0.40	October 15, 2023
1,175,000(2)	$0.01	October 15, 2023
26,961,187

(1)
Exercise price of these warrants was reduced from $0.57 to $0.32 per share in connection with the October 2018 Financing. The exercise price of the warrants is subject to further adjustment upon future dilutive issuances of the Company’s common stock and stock combination events as defined in an exercise price adjustment provision in the warrant agreements.

(2)
In connection with the October 2018 Financing, the Company issued pre-funded warrants to purchase a total of 2,125,000 shares of the Company’s common stock for $0.01 a share, out of which 950,000 shares were exercised as of December 31, 2018, and warrants to purchase 1,175,000 shares of the Company’s common stock remained outstanding as of December 31, 2018.

During the year ended December 31, 2018, warrants to purchase 217,400 shares of the Company’s common stock, originally issued in connection with the November 2016 and May 2017 public offerings, were exercised for proceeds to the Company of  $198,000. During the year ended December 31, 2017, warrants to purchase 226,664 shares of the Company’s common stock, which were issued in connection with the November 2016 financing, were exercised for proceeds to the Company of  $130,000. During the year ended December 31, 2018, warrants to purchase 28,331 shares of the Company’s common stock expired. During the year ended December 31, 2017, warrants to purchase 17,683 shares of the Company’s common stock, originally issued in 2013 and 2015, were forfeited. The weighted average exercise price of outstanding warrants to purchase common stock at December 31, 2018 was $1.08 per share.
10. Stock-based Compensation
In June 2016, the Company’s stockholders approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan provides for the issuance of incentive awards in the form of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance-based stock awards. The awards may be granted by the Company’s board of directors to its employees, directors and officers and to consultants, agents, advisors and independent contractors who provide services to the Company or to a subsidiary of the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. Stock options expire no later than ten years from the date of grant and generally vest and typically become exercisable over a four-year period following the date of grant. Upon the exercise of stock options, the Company issues the resulting shares from shares reserved for issuance under the 2016 Plan. Under the 2016 Plan, the number of shares authorized for issuance automatically increases annually beginning January 1, 2017 and through January 1, 2026.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

The Company estimates the fair value of stock options with performance and service conditions on the date of grant using the Black-Scholes valuation model. The assumptions used in the Black-Scholes model are presented below:
	Year ended December 31,
	2018	2017
Risk-free interest rate	2.74 to 2.99%	1.27 to 2.36%
Expected volatility	121 to 126%	117 to 144%
Expected term (in years)	6.02	2.0 to 9.1
Expected dividend yield	0%	0%
The risk-free interest rate is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. Expected volatility is based on the historical volatility of the Company’s common stock. The expected term represents the period that the Company expects its stock options to be outstanding. The expected term assumption is estimated using the simplified method set forth in the SEC Staff Accounting Bulletin 110, which is the mid-point between the option vesting date and the expiration date. For stock options granted to parties other than employees or directors, the Company elects, on a grant by grant basis, to use the expected term or the contractual term of the option award. The Company has never declared or paid dividends on its common stock and has no plans to do so in the foreseeable future. Forfeitures are recognized as a reduction of stock-based compensation expense as they occur.
Stock options issued to non-employees other than directors are accounted for at their estimated fair values measured at the grant date using the Black-Scholes valuation model. The stock-based compensation expense related to the grant of stock options to non-employees was not significant for the years ended December 31, 2018 and 2017.
The table below summarizes the total stock-based compensation expense included in the Company’s consolidated statements of operations for the periods presented:
	Year Ended December 31,
	2018	2017
Research and development	$326,000	$171,000
General and administrative	152,000	529,000
Total stock-based compensation	$478,000	$700,000
Stock option transactions during the years ended December 31, 2018 and 2017 are presented below:
	Options Outstanding
	Shares	Weighted Average Exercise Price	Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2016	74,890	$64.50	8.65
Granted	1,070,572	1.22
Forfeited/Cancelled	(29,597)	87.87
Outstanding at December 31, 2017	1,115,865	3.17	8.98
Granted	37,500	1.18
Forfeited/Cancelled	(3,300)	11.54
Outstanding at December 31, 2018	1,150,065	$3.08	8.03	$—
Vested and expected to vest at December 31, 2018	864,952	$3.79	7.78	$—
Exercisable at December 31, 2018	402,642	$5.86	6.73	$—

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

The aggregate intrinsic value of options at December 31, 2018 is based on the Company’s closing stock price on that date of  $0.21 per share. As of December 31, 2018, there was $630,000 of total unrecognized stock-based compensation expense related to unvested stock options and the weighted average period over which this cost is expected to be recognized is approximately 2.0 years.
Shares Reserved For Future Issuance
As of December 31, 2018, the Company had reserved shares of its common stock for future issuance as follows:
Shares Reserved
Stock options outstanding	1,150,065
Employee stock purchase plan	46,472
Available for future grants under the 2016 Plan	446,226
Warrants	26,961,187
Total shares reserved	28,603,950
11. Employee Retirement Plan
The Company’s employees participate in an employee retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. All of the Company’s employees who meet minimum eligibility requirements are eligible to participate in the plan. Matching contributions to the 401(k) plan are made for certain eligible employees to meet non-discrimination provisions of the plan. The Company made matching contributions to the 401(k) plan of  $2,000 and $12,000 for the years ended December 31, 2018 and 2017, respectively, and the contributions were recorded to operating expense in the consolidated statements of operations.
12. Related Party
On March 22, 2018, the Company completed a registered direct offering of 2,743,640 shares of its common stock at a price of  $1.10 per share, including 181,820 shares sold to One Funds Management Limited as Trustee for Asia Pacific Healthcare Fund II (“One Funds”). Two members of the Company’s board of directors are affiliated with One Funds.
The Company incurred travel reimbursement expenses of approximately $50,000 and $22,000 payable to Biosciences Managers during the year ended December 31, 2018 and 2017, respectively. Two members of the Company’s board of directors serve as managing directors of Biosciences Managers.
During the year ended December 31, 2017, the Company issued 110,772 shares of common stock to One Funds Management Limited as Trustee for One Funds in connection with the CSIA Amendment (See Note 9). Two members of the Company’s board of directors are affiliated with One Funds.
13. Subsequent Events
On January 3, 2019, the Company and C3J Therapeutics Inc. (“C3J”), a private clinical stage biotechnology company focused on the development of novel targeted antimicrobials entered into an Agreement and Plan of Merger and Reorganization, which included the proposed business combination (“Merger”) of the C3J and Ceres Merger Sub, Inc., a wholly owned subsidiary of AmpliPhi, with C3J as the surviving company, subject to shareholder approval.
At the effective time of the Merger, the Company anticipates that each share of C3J common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive approximately 0.6892 shares of AmpliPhi common stock, subject to adjustment to account for a reverse split of AmpliPhi common stock at a reverse split ratio of between 1-for-3 and 1-for-20, inclusive, to be determined by AmpliPhi’s board of directors and to be implemented prior to the consummation of the Merger.

AmpliPhi Biosciences Corporation
Notes to Consolidated Financial Statements

Immediately following the Merger, the former C3J security holders will own approximately 70% of the aggregate number of shares of AmpliPhi common stock and the security holders of AmpliPhi as of immediately prior to the Merger will own approximately 30% of the aggregate number of shares of AmpliPhi common stock on a fully diluted basis.
On February 5, 2019, certain existing C3J shareholders executed a Share Purchase Agreement with the Company pursuant to which the shareholders agreed, subject to the satisfaction of customary closing condition, to purchase $10.0 million in common stock of the combined company upon the closing of the Merger at a price per share equal to (i) $40.0 million, divided by (ii) the total number of shares of the Company’s common stock outstanding on a fully diluted, as-converted basis, assuming the conversion, exercise or settlement of all outstanding options, warrants, and restricted stock units as of immediately after the effective time of the Merger, but excluding (A) any shares of common stock issuable pursuant to the Share Purchase Agreement and (B) any shares of the common stock reserved for issuance under any equity incentive plan, stock option plan or similar arrangement but for which awards have not yet been granted as of the effective time of the Merger and (C) any shares of common stock issuable in connection with out-of-the-money options and out-of-the-money warrants. Based on the Company’s and C3J’s respective current capitalizations, the Company expects the purchase price per share to be approximately $0.36.

5,400,000 Shares of Common Stock

PROSPECTUS

Sole Book-Running Manager
Ladenburg Thalmann
Co-Managers
Maxim Group LLC	Arcadia Securities
                                   , 20

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the U.S. Securities and Exchange Commission (the “SEC”), registration fee and the FINRA filing fee.
Amount
SEC registration fee	$1,949
FINRA filing fee	4,813
Printing expenses	50,000
Legal fees and expenses	400,000
Accounting fees and expenses	75,000
Transfer agent and registrar fees and expenses	6,000
Miscellaneous expenses	5,000
Total	$542,762
Item 14.
Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Washington. Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its stockholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of  (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.
Article 11 of the Registrant’s articles of incorporation, provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to the Registrant or its stockholders for monetary damages for conduct as a director. Section 10 of the Registrant’s amended and restated bylaws requires the Registrant to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity; provided, however, that any indemnity is in accordance with Washington law and does not include indemnification for intentional misconduct, knowing violation of law, or other violations of Washington law, including receipt of benefits in which a director or officer is not entitled.
The Registrant maintains a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The Registrant has also entered into indemnification agreements with its executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer of the Registrant or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the Registrant’s request. In addition, the indemnification agreements provide the Registrant with the obligation to advance expenses under certain circumstances and provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law.
Item 15.
Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued and options granted by us since January 1, 2014 that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is the consideration, if any, received by the Registrant, for such securities and options and information relating to the Securities Act, or rule of the SEC, under which exemption from registration was claimed. The numbers disclosed below do not give effect to the Reverse Split or the Merger.
1.
On June 29, 2017, AmpliPhi issued 2,868 shares of its common stock to certain former holders of its Series B convertible preferred stock, for no additional consideration pursuant to an Amendment to the Common Stock Issuance Agreement, dated June 27, 2017, between AmpliPhi and such holders. The issuance of such shares of common stock was deemed to be exempt from registration under Section 4(a) (2) of the Securities Act or Rule 506 of Regulation D thereunder. Appropriate legends were affixed to the shares issued in this transaction.

2.
On September 19, 2017, AmpliPhi issued 52,321 shares of its common stock to certain former holders of its Series B convertible preferred stock, for no additional consideration pursuant to the Amendment to the Common Stock Issuance Agreement, dated June 27, 2017, between AmpliPhi and such holders. The issuance of such shares of common stock was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D thereunder. Appropriate legends were affixed to the shares issued in this transaction.

3.
On December 7, 2016, C3J issued 15,322,580 shares of its common stock to certain investors pursuant to a Common Stock Purchase Agreement, dated December 7, 2016. The issuance of such shares of common stock was deemed to be exempted from registration under Section 4(a)(2) of the Securities Act, or Rule 506 of Regulation D thereunder. Appropriate legends were affixed to the shares issued in this transaction.

4.
On May 9, 2019, AmpliPhi and Armata completed the Merger following a Special Meeting of AmpliPhi’s shareholders. Pursuant to the Articles of Merger (the “Articles of Merger”), filed by AmpliPhi, which became effective at 8:05 a.m. PT on May 9, 2019, C3J was merged with and into Merger Sub. Immediately prior to the consummation of the Merger, Armata filed the Articles of Amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation to effectuate a 1-for-14 reverse split of its issued and outstanding shares of common stock (the “Reverse Split”) and to change its name to “Armata Pharmaceuticals, Inc.” Because of the Merger, C3J became a wholly-owned subsidiary of Armata. At the Effective Time, each share of C3J common stock outstanding was converted into the right to receive 0.04932975 shares of Armata common stock (after giving effect to the Reverse Split, as defined below, the “Merger Consideration”). Accordingly, Armata issued 5,578,166 shares of common stock as of the Effective Time in reliance on Section 4(a)(2) of the Securities Act.

5.
On February 5, 2019, Armata and C3J entered into a share purchase agreement (the “Share Purchase Agreement”) with certain shareholders of C3J (the “Investors”), pursuant to which Armata agreed to sell, and the Investors agreed to buy, in a private placement, shares of Armata common stock (the “Financing Shares”) immediately following the Effective Time of the Merger, having an aggregate purchase price of  $10.0 million (the “Financing”). An aggregate of 1,991,269 shares of Armata common stock were issued to the Investors in the Financing at a price of approximately $5.02192 per share. The Financing Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and such shares bear appropriate restrictive legends. In addition, the Financing Shares are subject to the provisions of the lock-up agreements. entered into by certain officers, directors and shareholders of the Registrant and C3J concurrently with the execution of the Merger Agreement, pursuant to which they accepted certain restrictions on transfers of their shares of the Registrant’s common stock for the 180 day period following the effective time of the Merger. In connection with the Financing, Armata and the Investors entered into a registration rights agreement, dated May 9, 2019, pursuant to which Armata agreed to cause the Financing Shares to be registered for resale under the Securities Act under certain circumstances.
Item 16.
Exhibits and financial statement schedules.

(a)
Exhibits.

See the Exhibit Index immediately preceding the signature page to this registration statement, which is incorporated by reference herein.
(b)
Financial Statement Schedules.

Schedules not listed have been omitted because the information required to be set forth therein is not applicable, not material or is shown in the financial statements or notes thereto.
Item 17.
Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each investor.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit Number	Description of Document
1.1☐	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger and Reorganization, dated January 3, 2019, by and among the registrant, its predecessor (AmpliPhi Biosciences Corporation), and Ceres Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), as amended, filed with the SEC on January 4, 2019).
3.1	Amended and Restated Articles of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on November 16, 2015).
3.2	Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on April 24, 2017).
3.3	Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on November 8, 2018).
3.4	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
3.5	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on August 14, 2019).
3.6	Articles of Merger, dated as of May 9, 2019 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
3.7	Articles of Amendment to Articles of Incorporation of the registrant, dated as of December 10, 2019 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on December 11, 2019).
3.8	Amendment to Amended and Restated Bylaws of the registrant (December 10, 2019) (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on December 11, 2019).
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8.
4.2	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
4.3	Form of Common Stock Warrant (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on March 19, 2015).
4.4	Registration Rights Agreement, dated March 10, 2015, by and among the registrant and certain purchasers of the registrant’s Common Stock (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on March 19, 2015).
4.5	Common Stock Issuance Agreement, dated April 8, 2016, by and among the registrant and the parties thereto (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on April 8, 2016).
4.6	First Amendment to Common Stock Issuance Agreement, dated June 27, 2017, by and among the registrant and the parties thereto (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 001-37544), filed on June 30, 2017).
4.7	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on June 1, 2016).

Exhibit Number	Description of Document
4.8	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on November 17, 2016).
4.9	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.18 to the registrant’s Registration Statement on Form S-1/A (File No. 333-217169), filed with the SEC on May 1, 2017).
4.10	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.18 to the registrant’s Registration Statement on Form S-1/A (File No. 333-226959), filed with the SEC on September 18, 2018).
4.11	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.19 to the registrant’s Registration Statement on Form S-1 (File No. 333-226959), filed with the SEC on October 10, 2018).
4.12	Form of Share Purchase Agreement by and among AmpliPhi Biosciences Corporation, C3J Therapeutics, Inc. and certain shareholders of C3J Therapeutics, Inc., dated as of February 5, 2019 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 7, 2019).
5.1☐	Opinion of Thompson Hine LLP.
10.1+	AmpliPhi Biosciences Corporation 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form 10-12G, as amended (File No. 000-23930), filed with the SEC on December 16, 2013).
10.2+	Form of Stock Option Agreement under AmpliPhi Biosciences Corporation 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form 10-12G, as amended (File No. 000-23930), filed with the SEC on December 16, 2013).
10.3+	AmpliPhi Biosciences Corporation 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the registrant’s Registration Statement on Form 10-12G/A, as amended (File No. 000-23930), filed with the SEC on April 15, 2014).
10.4+	Form of Grant Notice and Stock Option Agreement under AmpliPhi Biosciences Corporation 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the registrant’s Annual Report on Form 10-K (File No. 001-37544), filed with the SEC on March 30, 2016).
10.5+	2016 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on September 11, 2017).
10.6+	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2016 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-212183), filed with the SEC on June 22, 2016).
10.7+	2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 to the registrant’s Registration Statement on Form S-8 (File No. 333-212183), filed with the SEC on June 22, 2016).
10.8+	Offer Letter, dated as of January 18, 2016, by and between the registrant and Steve R. Martin (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 19, 2016).
10.9+	Amendment to Offer Letter Agreement, dated April 1, 2017, by and between the registrant and Steve R. Martin (incorporated by reference to Exhibit 99.3 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on April 4, 2017).
10.10	Loan Repayment Deed, dated September 28, 2012, by and among the registrant, Cellabs Pty Ltd and Special Phage Holdings Pty Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form 10-12G, as amended (File No. 000-23930), filed with the SEC on December 16, 2013).

Exhibit Number	Description of Document
10.11	Cooperative Research and Development Agreement, dated as of June 13, 2013, by and between the registrant and United States Army Medical Research and Materiel Command (incorporated by reference to Exhibit 10.7 to the registrant’s Registration Statement on Form 10-12G, as amended (File No. 000-23930), filed with the SEC on December 16, 2013).
10.12*	License Agreement, dated as of July 3, 2007, by and between the registrant and Health Protection Agency, Centre for Emergency Preparedness and Response (incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-193458), filed with the SEC on January 21, 2014).
10.13	Form of Lock-Up Agreement, dated January 3, 2019, by each of the parties named in each agreement therein (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 4, 2019).
10.14	Form of C3J Lock-Up Agreement, dated January 3, 2019, by each of the parties named in each agreement therein (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 4, 2019).
10.15	Registration Rights Agreement, dated as of May 9, 2019, by and among registrant and the Investors (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
10.16+	Employment Agreement, dated October 1, 2018, between C3J Therapeutics, Inc. and Todd R. Patrick (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
10.17+	Amendment to Employment Agreement, dated as of January 3, 2019, between C3J Therapeutics, Inc. and Todd R. Patrick (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
10.18+	Form of Director Appointment Letter (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
10.19*	Research Collaboration and Option to License Agreement, effective as of May 24, 2017, by and between Synthetic Genomics, Inc. and Merck Sharp & Dohme Corp (incorporated by reference to Exhibit 10.11 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on August 14, 2019).
10.20*	Asset Purchase Agreement, dated as of February 14, 2018, by and between C3J Therapeutics, Inc., Synthetic Genomics, Inc. and Synthetic Genomics Vaccines, Inc., as amended by Amendment to Asset Purchase Agreement, made and entered into as of December 20, 2018 (incorporated by reference to Exhibit 10.12 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on August 14, 2019).
10.21	Form of Support Agreement, dated January 3, 2019, by and between C3J Therapeutics and each of the parties named in each agreement therein (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 4, 2019).
10.22	Form of C3J Therapeutics Support Agreement, dated January 3, 2019, by and between the registrant and each of the parties named in each agreement therein (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 4, 2019).
10.23☐*	Amended and Restated Research Collaboration and Option to License Agreement, dated as of May 22, 2019, by and between Armata Pharmaceuticals, Inc. and Merck Sharp & Dohme Corp.
21.1•	Subsidiaries of the registrant.
23.1☐	Consent of Thompson Hine LLP (to be included in Exhibit 5.1).
23.2♦	Consent of Independent Registered Public Accounting Firm.

Exhibit Number	Description of Document
23.3♦	Consent of Independent Registered Public Accounting Firm.
24.1•	Power of Attorney (included on signature page).
101.INS•	XBRL Instance Document.
101.SCH•	XBRL Taxonomy Extension Schema Document.
101.CAL•	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF•	XBRL Taxonomy Extension Definition Linkbase Document.
101.PRE•	XBRL Taxonomy Extension Presentation Linkbase Document.
101.LAB•	XBRL Taxonomy Extension Label Linkbase Document.

•
Filed previously.

♦
Filed herewith.

☐
To be filed by amendment.

+
Indicates management contract or compensatory plan.

*
Certain identified information in the exhibit has been omitted because it is both (i) not material, and (ii) would likely cause competitive harm if publicly disclose.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey, California, on the 8th day of January 2020.
ARMATA PHARMACEUTICALS, INC.
By:
/s/ Todd R. Patrick

Todd R. Patrick
Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Todd R. Patrick Todd R. Patrick	Chief Executive Officer and Director (Principal Executive Officer)	January 8, 2020
/s/ Steve R. Martin Steve R. Martin	Chief Financial Officer (Principal Financial and Accounting Officer)	January 8, 2020
* Richard J. Bastiani, Ph.D.	Chairman of the Board of Directors	January 8, 2020
* Michael S. Perry, D.V.M., Ph.D.	Director	January 8, 2020
* Jeremy Curnock Cook	Director	January 8, 2020
* Richard Bear	Director	January 8, 2020
* H. Stewart Parker	Director	January 8, 2020
* Joseph M. Patti, Ph.D.	Director	January 8, 2020
* Todd C. Peterson, Ph.D.	Director	January 8, 2020
* By: /s/ Todd R. Patrick Attorney-in-Fact